As filed with the Securities and Exchange Commission on January 7, 2004

                                                     Registration No. 333-111101


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                            325410                        22-2369085
  (State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
   incorporation or organization)      Classification Code Number)          Identification No.)

                              225 Belleville Avenue
                          Bloomfield, New Jersey 07003
                                  (973)748-8082
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                 Kuslima Shogen
                             Chief Executive Officer
                              Alfacell Corporation
               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                    250 Park Avenue, New York, New York 10177
                                 (212) 415-9200

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|.

                         CALCULATION OF REGISTRATION FEE


============================================================================================================================

                                                                   Proposed Maximum     Proposed Maximum
 Title of Each Class of Securities                                      Offering            Aggregate          Amount of
         to be Registered             Amount to be Registered      Price per Share(1)    Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value
per share                                  3,589,096(2)                   $3.81             $13,674,456          $1,106(3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value
per share                                  3,537,987(4)                   $3.81             $13,479,730          $1,091(5)
----------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value
per share                                  4,209,370(6)                     N/A                     N/A             N/A(7)
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                     11,336,453                        N/A             $27,154,186          $2,197(8)
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale price for the Common Stock, $.001 par value per share, as reported by the OTC Bulletin Board on December 5, 2003, which date was within five business days of the date of this filing.

(2)   Amount of shares of Common Stock to be registered.

(3) This amount is included in the aggregate filing fee for this registration statement of $2,197.

(4) Amount of shares of Common Stock issuable upon exercise of warrants to be registered. To be offered and sold by the selling stockholders upon the exercise of outstanding warrants.

(5) This amount is included in the aggregate filing fee for this registration statement of $2,197.

(6) Amount of shares of Common Stock previously registered pursuant to Registration Statement Nos. 333-38236 and 333-89166, filed on March 3, 2003.

(7)   The filing fee covering these shares was previously paid.


(8) The $2,197 registration fee was paid on December 11, 2003 in connection with the original filing of this registration statement.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to the provisions of Rule 429 under the Securities Act of 1933, this Registration Statement relates to Registration Statement Nos. 333-38236 and 333-89166 filed by the Registrant. The prospectus forming part of this Registration Statement shall serve the purpose of a post-effective amendment to Registration Statements Nos. 333-38236 and 333-89166 as specified in Rule 429.

                                EXPLANATORY NOTE

            Alfacell has previously filed two Registration Statements, Nos. 333-38236 and 333-89166, in order to register shares of its Common Stock, as well as shares of Common Stock underlying warrants held by certain selling shareholders. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also serves as a post-effective amendment to Registration Statement Nos. 333-38236 and 333-89166. This Registration Statement eliminates those selling shareholders who have previously sold shares pursuant to such Registration Statements and also eliminates those selling shareholders to whom Alfacell no longer has registration obligations. On March 3, 2003, the Company filed post-effective amendments to Registration Statement Nos. 333-38236 and 333-89166. Of the 8,947,553 shares registered pursuant to such post-effective amendments, as of October 17, 2003, 4,738,185 shares have either been sold pursuant to the previously filed Registration Statements or Alfacell is no longer required to register such shares. Accordingly, this Registration Statement carries forward from the two previously filed Registration Statements (i) 785,000 shares of Common Stock and (ii) 3,424,370 shares of Common Stock underlying warrants, for an aggregate of 4,209,370 shares of Common Stock.

            In addition, this Registration Statement also registers an additional (i) 3,589,096 shares of Common Stock and (ii) 3,537,987 shares of Common Stock underlying warrants, for an aggregate of 7,127,083 shares of Common Stock, all of which have not previously been registered.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

================================================================================


SUBJECT TO COMPLETION, DATED January 7, 2004


PROSPECTUS

                              ALFACELL CORPORATION
                                11,336,453 Shares
                                  Common Stock

                                 ---------------

      Our securityholders named on page 42 of this prospectus are offering an aggregate of 11,336,453 shares of our Common Stock.


      Our Common Stock is traded on the OTC Bulletin Board under the symbol "ACEL.OB." On January 6, 2004, the reported last sale price of our Common Stock on the OTC Bulletin Board was $3.60 per share.


Investing in our Common Stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 January 7, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY ......................................................      1
RISK FACTORS ............................................................      4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS .......................     11
USE OF PROCEEDS .........................................................     11
PRICE RANGE OF COMMON STOCK .............................................     12
DIVIDEND POLICY .........................................................     12
SELECTED FINANCIAL DATA .................................................     13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS .................................................     14
BUSINESS ................................................................     19
MANAGEMENT ..............................................................     33
Summary Compensation Table ..............................................     36
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION VALUES .........................................................     37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..........     38
SELLING SECURITYHOLDERS .................................................     40
DESCRIPTION OF SECURITIES ...............................................     46
PLAN OF DISTRIBUTION ....................................................     47
LEGAL MATTERS ...........................................................     48
EXPERTS .................................................................     49
AVAILABLE INFORMATION ...................................................     49
REPORTS OF INDEPENDENT AUDITORS .........................................    F-2
FINANCIAL STATEMENTS ....................................................    F-6
NOTES TO FINANCIAL STATEMENTS ...........................................   F-17

                               PROSPECTUS SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision.

Our Company

      We are a biopharmaceutical company primarily engaged in the discovery and development of a new therapeutic class of drugs for the treatment of cancer and other pathological conditions. Based on our proprietary Ribonuclease, or RNase technology platform, our drug discovery and development program consists of novel therapeutics developed from amphibian ribonucleases. These primordial enzymes play important roles in nature. They mediate several essential biological activities, namely, regulation of cell proliferation, maturation, differentiation and cell death. Therefore, they are ideal candidates for the development of therapeutics for cancer and other life-threatening diseases, including HIV and autoimmune diseases, that require anti-proliferative and apoptotic, or programmed cell death, properties. We are recognized as a leader in the development of RNase based therapeutics and as such, have both co-sponsored and been a key participant in the International Ribonuclease Meetings held every three years.

      ONCONASE(R), our trademark name for ranpirnase and our flagship product, is undergoing the last stage of clinical testing, or Phase III. This international centrally randomized Phase III trial for patients with unresectable malignant mesothelioma, an inoperable form of cancer found in the lining of the lung and abdomen, is ongoing. We have also conducted other randomized and non-randomized trials with patients with advanced stages of solid tumors in other types of cancers.

      ONCONASE(R) is a novel amphibian ribonuclease, unique among the superfamily of pancreatic ribonuclease that has been isolated from the eggs of the leopard frog. We have determined that, thus far, ranpirnase, the generic name of ONCONASE(R), is the smallest known protein belonging to the superfamily of pancreatic ribonuclease and has been shown, on a molecular level, to re-regulate the unregulated growth and proliferation of cancer cells. ONCONASE(R), unlike most cancer drugs, that attack all cells regardless of their phenotype, malignant vs. normal, and produce a variety of severe toxicities, is not an indiscriminate cytotoxic agent, but rather, its activity is mediated through elegant molecular mechanisms. ONCONASE(R) affects primarily exponentially growing malignant cells.

      In December 2002, we received Fast Track Designation from the Food and Drug Administration, or the FDA for the treatment of malignant mesothelioma patients with ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the European Agency for the Evaluation of Medicinal Products, or the EMEA. These designations to ONCONASE(R) may serve to expedite its regulatory review, assuming the clinical trials yield a positive result.

      Our proprietary drug discovery program forms the basis for the development of recombinant designer RNases for chemical conjugation, or chemical construct, and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc. This program provides for joint design and generation of new products with outside partners. We may own these new products along with a partner(s), or we may grant an exclusive license to the collaborating partner(s).

      We have also discovered another series of proteins, collectively named amphinases, that may have therapeutic uses. These proteins are bioactive and have both anti-cancer and anti-viral activity. In addition to ranpirnase, we have isolated several other proteins from eggs of the leopard frog, or Rana pipiens. All of the proteins characterized to date are RNases. Information on four of these proteins was presented at the 2002 Ribonuclease Meeting. These products are currently undergoing preclinical testing. We are currently in discussions with potential pharmaceutical partners for the development of these new compounds as conjugates and fusion proteins.

      We are engaged in the research, development and clinical trials of our products both independently and through research collaborations. We have financed our operations since inception through the sale of our equity securities, private placements, convertible debentures and loans. These funds provide us with the resources to acquire staff, facilities, capital equipment, finance our technology, product development, manufacturing and clinical trials.

      Alfacell Corporation was incorporated in Delaware in 1981. Our corporate headquarters is located at 225 Belleville Avenue, Bloomfield, New Jersey 07003 and our telephone number is (973) 748-8082.

                             Summary Financial Data


      You should read the following financial data in conjunction with the sections entitled "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited and unaudited financial statements and notes included in this prospectus.



                            August 24,
                              1981                                                                             Three Months Ended
                            (Date of                             Year Ended July 31,                               October 31,
                          Inception) to -----------------------------------------------------------------   ------------------------
                           October 31,
                              2003          2003          2002          2001        2000          1999        2003          2002
                          ------------- -----------   -----------   -----------  -----------  -----------  -----------  -----------
                          (unaudited)                                                                      (unaudited)   (unaudited)
Statement of Operations
  Data:
Total revenues,
  principally investment
  income                  $  2,034,292  $    39,877   $     4,838   $    13,121  $    51,144  $   168,372  $     3,700  $    30,114
                          ------------  -----------   -----------   -----------  -----------  -----------  -----------  -----------
Costs and Expenses:
Costs of sales                 336,495            0             0             0            0            0            0            0
Research and
  development               42,239,132    1,699,962     2,032,938     1,900,678    1,879,728    2,401,945      637,197      419,504
General and
  administrative            22,515,797      624,406       798,053       705,745      644,588      920,686      227,945      135,756
Interest                     3,689,471      358,398       118,741       153,029        4,980        2,377      118,614       34,228
                          ------------  -----------   -----------   -----------  -----------  -----------  -----------  -----------
Total costs and
  expenses                  68,780,895    2,682,766     2,949,732     2,759,452    2,529,296    3,325,008      983,756      589,488
                          ------------  -----------   -----------   -----------  -----------  -----------  -----------  -----------
State tax benefit            2,014,185      231,357       353,732       451,395      755,854            0      221,847      229,459
                          ------------  -----------   -----------   -----------  -----------  -----------  -----------  -----------
Net loss                  $(64,732,418) $(2,411,532)  $(2,591,162)  $(2,294,936) $(1,722,298) $(3,156,636) $  (758,209) $  (329,915)
                          ============  ===========   ===========   ===========  ===========  ===========  ===========  ===========
Net loss per common
  share:
Basic and diluted                       $     (0.10)  $     (0.12)  $     (0.12) $     (0.10) $     (0.18) $     (0.03) $     (0.01)
                                        -----------   -----------   -----------  -----------  -----------  -----------  -----------
Weighted average number
  of common shares:
Basic and diluted                        23,166,000    21,045,000    18,927,000   17,812,000   17,271,000   26,911,796   22,787,272
                                        -----------   -----------   -----------  -----------  -----------  -----------  -----------

Dividends                               $         0   $         0   $         0  $         0  $         0  $         0  $         0

                                                           As of
                                               ---------------------------
                                                October 31,       July 31,
                                                   2003             2003
                                               -----------     -----------
                                               (unaudited)
            Balance Sheet Data:
            Total assets                       $ 1,857,427     $   495,322
            Cash and cash equivalents            1,369,254         330,137
            Working capital (deficit)             (597,085)     (2,404,247)
            Long-term liabilities                  231,303         242,516
            Total stockholders (deficiency)       (669,459)     (2,491,681)

                                  RISK FACTORS

      An investment in our Common Stock is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus and our other SEC filings before deciding whether to purchase shares of our Common Stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the trading price of our Common Stock to decline, and you may lose all or part of your investment.

Risk Related to Our Company

We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.


      We are a development stage company and since our inception our source of working capital has been public and private sales of our stock. We incurred a net loss of approximately $785,000 for the quarter ended October 31, 2003. We have continued to incur losses since October 2003. In addition, we had a working capital deficit of approximately $597,000 as of October 31, 2003 and an accumulated deficit of approximately $64,732,000 as of October 31, 2003. We may never achieve revenue sufficient for us to attain profitability.

      Our profitability will depend on our ability to develop, obtain regulatory approvals for, and effectively market ONCONASE(R) as well as entering into strategic alliances for the development of new drug candidates from the out-licensing of our proprietary RNase technology. The commercialization of our pharmaceutical products involves a number of significant challenges. In particular our ability to commercialize ONCONASE(R) depends on the success of our clinical development programs, our efforts to obtain regulatory approval and our sales and marketing efforts or those of our marketing partners, if any, directed at physicians, patients and third-party payors. A number of factors could affect these efforts including:


      o Our ability to demonstrate clinically that our products have utility and are safe;

      o Delays or refusals by regulatory authorities in granting marketing approvals;

      o     Our limited financial resources relative to our competitors;

      o     Our ability to obtain an appropriate marketing partner;

      o The availability and level of reimbursement for our products by third party payors;

      o     Incidents of adverse reactions to our products;

      o Side effects or misuse of our products and unfavorable publicity that could result; and

      o     The occurrence of manufacturing or distribution disruptions.


We will seek to generate revenue through licensing, marketing and development arrangements prior to receiving revenue from the sale of our products. To date we have been unable to consummate any licensing, marketing or development arrangements which have resulted in any significant amounts of revenue for us and we may not be able to successfully consummate any such arrangements. We, therefore, are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.


We may not be able to utilize all of our net operating loss carryforwards.

      At July 31, 2003, we had federal net operating loss carryforwards of approximately $39,600,000 that expire from 2004 to 2023. We also had research and experimentation tax credit carryforwards of approximately $1,186,000 that expire from 2004 to 2023. New Jersey has enacted legislature permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. In December 2000, 2001 and 2002, we realized net proceeds of approximately $451,000, $354,000 and $231,000, respectively, from the sale of our allocated tax benefits. We received approximately $222,000 from the sale of our allocated tax benefits in December 2003, which was recognized as a tax benefit for the quarter ended October 31, 2003. We will attempt to sell our remaining tax benefits balance of approximately $1,117,000 between July 1, 2004 and June 30, 2005, subject to all existing laws of the State of New Jersey. As there is a limited market for these types of sales, we cannot predict whether we will be successful.


We need additional financing to continue operations and this financing may not be available on acceptable terms, if it is available at all.


      We need additional financing in order to continue operations, including completion of our current clinical trials and filing marketing registrations for ONCONASE(R) in the United States with the FDA and in Europe with the EMEA. As a result of our continuing losses and lack of capital, the report of our independent auditors on our July 31, 2003 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our financial statements at July 31, 2003 do not include any adjustments that might result from the outcome of this uncertainty. If the results from our current clinical trial do not demonstrate the efficacy and safety of ONCONASE(R) for malignant mesothelioma, our ability to raise additional capital will be adversely affected. Even if regulatory applications for marketing approvals are filed, we will need additional financing to continue operations. We believe our current operating levels require $160,000 of cash per month. Presently, our cash balance is sufficient to fund our operations through November 1, 2004. We anticipate to be current with our unpaid payroll by July 31, 2004, if not sooner. We continue to seek additional capital financing through the sales of equity in private placements, sale of our tax benefits and exercise of stock options and warrants but cannot be sure that we will be able to raise capital on favorable terms or at all.


Our clinical trials could take longer to complete and cost more than we expect.

      We currently have ongoing a confirmatory Phase III trial of ONCONASE(R) as a treatment for malignant mesothelioma. This Phase III clinical trial is a survival study and therefore, according to its protocol, terminal events must occur before the trial is completed. Since it is impossible to predict when these terminal events will occur we do not have the capability of reasonably determining when the trial will be completed nor when we will be able to file an NDA with the Food and Drug Administration, or FDA.

      Clinical trials are very costly and time consuming. The length of time required to complete a clinical trial depends on several factors including the size of the patient population, the ability of patients to get to the site of the clinical study, and the criteria for determining which patients are eligible to join the study. Delays in patient enrollment, specifically in the second part of the Phase III clinical trial of ONCONASE(R) as a treatment for malignant mesothelioma which is still in the enrollment stage, could delay completion of the clinical study and increase its costs which could delay the commercial sale of ONCONASE(R).

      The FDA and comparable regulatory agencies in foreign countries impose substantial pre-market approval requirements on the introduction of pharmaceutical products. These requirements involve lengthy and detailed pre-clinical and clinical testing and other costly and time consuming procedures. Satisfaction of these requirements typically takes several years depending on the type of complexity and novelty of the product. While limited trials with our product has produced favorable results we cannot apply for FDA or EMEA approval to market ONCONASE(R) until the clinical trials and all other registration requirements have been completed and as discussed above, since this confirmatory Phase III trial of ONCONASE(R) as a treatment for malignant mesothelioma is a survival study, we do not have the capability of reasonably determining when such trial will be completed.

If we fail to obtain the necessary regulatory approvals, we will not be allowed to commercialize our drugs and will not generate product revenue.

      The FDA and comparable regulatory agencies in foreign countries impose substantial pre-market approval requirements on the introduction of pharmaceutical products. These requirements involve lengthy and detailed pre-clinical and clinical testing and other costly and time consuming procedures. Satisfaction of these requirements typically takes several years depending on the type of complexity and novelty of the product. Drugs in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. While limited trials with our product has produced favorable results we cannot be certain that we or any of our collaborative partners will successfully complete Phase I, Phase II or Phase III testing of any compound within any specific time period, if at all. Furthermore, the FDA or the study sponsor may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. In addition, we cannot apply for FDA or EMEA approval to market ONCONASE(R) until pre-clinical and clinical trials have been completed and as discussed above we do not have the capability of reasonably determining when such trial will be completed. Several factors could prevent the successful completion or cause significant delays of these trials including an inability to enroll the required number of patients or failure to demonstrate the product is safe and effective in humans. Also, if safety concerns develop, the FDA and EMEA could stop our trials before completion.

      All statutes and regulations governing the conduct of clinical trials are subject to change by various regulatory agencies, including the FDA, in the future which could affect the cost and duration of our clinical trials. Any unanticipated costs or delays in our clinical studies would delay our ability to generate product revenues and to raise additional capital and could cause us to be unable to fund the completion of the studies.

      We may not market or sell any product for which we have not obtained regulatory approval. We cannot assure that the FDA or other regulatory agencies will ever approve the use of our products that are under development. Even if we receive regulatory approval, such approval may involve limitations on the indicated uses for which we may market our products. Further, even after approval, discovery of previously unknown problems could result in additional restrictions, including withdrawal of our products.

      If we fail to obtain the necessary regulatory approvals, we cannot market or sell our products in the United States, or in other countries and our long-term viability would be threatened. If we fail to achieve regulatory approval or foreign marketing authorizations for ONCONASE(R) we will not have a saleable product or product revenues for quite some time, if at all, and may not be able to continue operations.

We are and will be dependent upon third parties for manufacturing our products. If these third parties do not devote sufficient time and resources to our products our revenues and profits may be adversely affected.

      We do not have the facilities or expertise to manufacture our products. We presently rely on third parties to perform certain of the manufacturing processes for the production of ONCONASE(R) for use in clinical trials. We intend to rely on third parties to manufacture our products if they are approved for sale by the appropriate regulatory agencies and are commercialized. Third party manufacturers may not be able to meet our needs with respect to the timing, quantity or quality of our products or to supply products on acceptable terms.

Because we do not have marketing, sales or distribution capabilities, we expect to contract with third parties for these functions and we will therefore be dependent upon such third parties to market, sell and distribute our products in order for us to generate revenues.

      We currently have no sales, marketing or distribution capabilities. In order to commercialize any product candidates for which we receive FDA approval, we expect to rely on established third party strategic partners to perform these functions. For example, if we are successful in our Phase III clinical trials with ONCONASE(R), and the FDA grants approval for the commercialization of ONCONASE(R), we will be unable to introduce the product to market without establishing a marketing collaboration with a pharmaceutical company with those resources. Further, if we establish relationships with one or more biopharmaceutical or other marketing companies with existing distribution systems and direct sales forces to market any or all of our product candidates, we cannot assure you that we will be able to enter into or maintain agreements with these companies on acceptable terms, if at all.

      In addition, we expect to begin to incur significant expenses in determining our commercialization strategy with respect to one or more of our product candidates. The determination of our commercialization strategy with respect to a product candidate will depend on a number of factors, including:

      o the extent to which we are successful in securing collaborative partners to offset some or all of the funding obligations with respect to product candidates;

      o the extent to which our agreement with our collaborators permits us to exercise marketing or promotion rights with respect to the product candidate;

      o how our product candidates compare to competitive products with respect to labeling, pricing, therapeutic effect, and method of delivery; and

      o whether we are able to establish agreements with third party collaborators, including large biopharmaceutical or other marketing companies, with respect to any of our product candidates on terms that are acceptable to us.

      A number of these factors are outside of our control and will be difficult to determine.

Our product candidates may not be accepted by the market.

      Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance, which means we would not receive significant revenues from these products. Approval by the FDA does not necessarily mean that the medical community will be convinced of the relative safety, efficacy and cost-effectiveness of our products as compared to other products. In addition, third party reimbursers such as insurance companies and HMOs may be reluctant to reimburse expenses relating to our products.

We depend upon Kuslima Shogen and our other key personnel and may not be able to retain these employees or recruit qualified replacement or additional personnel, which would have a material adverse affect on our business.

      We are highly dependent upon our founder, Chairman and Chief Executive Officer, Kuslima Shogen. Kuslima Shogen's talents, efforts, personality, vision and leadership have been, and continue to be, critical to our success. The diminution or loss of the services of Kuslima Shogen, and any negative market or industry perception arising from that diminution or loss, would have a material adverse effect on our business. While our other employees have substantial experience and have made significant contributions to our business, Kuslima Shogen is our senior executive and also our primary supporter because she represents the Company's primary means of accessing the capital markets.

      Because of the specialized scientific nature of our business, our continued success also is dependent upon our ability to attract and retain qualified management and scientific personnel. There is intense competition for qualified personnel in the pharmaceutical field. As our company grows our inability to attract qualified management and scientific personnel could materially adversely affect our research and development programs, the commercialization of our products and the potential revenue from product sales.



Risks Related to Our Industry

Our proprietary technology and patents may offer only limited protection against infringement and the development by our competitors of competitive products.

      We currently own ten United States patents with expiration dates ranging from 2006 to 2019, four European patents with expiration dates ranging from 2009 to 2016 and one Japanese patent that expires in 2010. We also have patent applications that are pending in the United States, Europe and Japan. The scope of protection afforded by patents for biotechnological inventions is uncertain, and such uncertainty applies to our patents as well. Therefore, our patents may not give us competitive advantages or afford us adequate protection from competing products. Furthermore, others may independently develop products that are similar to our products, and may design around the claims of our patents. Patent litigation and intellectual property litigation are expensive and our resources are limited. If we were to become involved in litigation, we might not have the funds or other resources necessary to conduct the litigation effectively. This might prevent us from protecting our patents, from defending against claims of infringement, or both.

      Patent litigation and intellectual property litigation are expensive. If we were to become involved in litigation, due to our limited capital resources, we might not have the funds or other resources necessary to carry on the litigation in an effective manner. This may prevent us from protecting our patents or defending against claims of infringement.

Developments by competitors may render our products obsolete or non-competitive.

      Currently, there are no approved systemic treatments for malignant mesothelioma. However, Eli Lilly is developing a product based upon a different mechanism of action than that of ONCONASE(R) is based upon. Eli Lilly's product is a multi-targeted antifolate ALIMTA(R) (pemetrexed) for patients with malignant mesothelioma. Final results have been published in the Journal of Clinical Oncology, July 2003. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). Several companies, universities, research teams and scientists are developing products to treat the same medical conditions our products are intended to treat. Some of our competitors, including Eli Lilly, are more experienced and have greater clinical, marketing and regulatory capabilities and managerial and financial resources than we do. This may enable them to develop products to treat the same medical conditions our products are intended to treat before we are able to complete the development of our competing product.

      Our business is very competitive and involves rapid changes in the technologies involved in developing new drugs. If others experience rapid technological development, our products may become obsolete before we are able to recover expenses incurred in developing our products. We will probably face new competitors as new technologies develop. Our success depends on our ability to remain competitive in the development of new drugs. We may not be able to compete successfully.

We may be sued for product liability.

      Our business exposes us to potential product liability that may have a negative effect on our financial performance and our business generally. The administration of drugs to humans, whether in clinical trials or commercially, exposes us to potential product and professional liability risks which are inherent in the testing, production, marketing and sale of new drugs for humans. Product liability claims can be expensive to defend and may result in large judgments or settlements against us which could have a negative effect on our financial performance and materially adversely affect our business. We maintain product liability insurance but our insurance coverage may not be sufficient to cover claims. Furthermore, we cannot be certain that we will always be able to maintain or increase our insurance coverage at an affordable price. Even if a product liability claim is not successful, adverse publicity and time and expense of defending such a claim may significantly interfere with our business.

Risks Relating to This Offering

Our stock is thinly traded and you may not be able to sell our stock when you want to do so.

      There has been no established trading market for our Common Stock since the stock was delisted from Nasdaq in April 1999. Since then our Common Stock has been quoted on the OTC Bulletin Board, and is currently thinly traded. Over the past three years, the weekly trading volume was as low as 4,160 shares per week and as high as 706,280 shares for any week in such period. You may be unable to sell our Common Stock when you want to do so if the trading market continues to be limited.

The price of our Common Stock has been, and may continue to be, volatile.

      The market price of our Common Stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our Common Stock will fluctuate in the future. Over the past three years, the sale price for our Common Stock, as reported by Nasdaq and the OTC Bulletin Board has fluctuated from a low of $0.18 to a high of $4.51. The market price of our Common Stock could be impacted by a variety of factors, including:

      o announcements of technological innovations or new commercial products by us or our competitors,

      o disclosure of the results of pre-clinical testing and clinical trials by us or our competitors,

      o     disclosure of the results of regulatory proceedings,

      o     changes in government regulation,

      o developments in the patents or other proprietary rights owned or licensed by us or our competitors,

      o public concern as to the safety and efficacy of products developed by us or others,

      o     litigation, and

      o     general market conditions in our industry.

      In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our Common Stock.

Events with respect to our share capital could cause the price of our Common Stock to decline.


      Sales of substantial amounts of our Common Stock in the open market, or the availability of such shares for sale, could adversely affect the price of our Common Stock. An adverse effect on the price of our Common Stock may adversely affect the trading price of the notes. We had 28,484,983 million shares of Common Stock outstanding as of December 16, 2003. The following securities that may be exercised for, or are convertible into, shares of our Common Stock were issued and outstanding as of December 16, 2003:

      o Options. Stock options to purchase 2,394,441 shares of our Common Stock at a weighted average exercise price of approximately $1.36 per share.


      o Warrants. Warrants to purchase 6,962,357 million shares of our Common Stock at a weighted average exercise price of approximately $1.38 per share.

      o Convertible Notes. Notes which will convert into 4,787,795 shares of our Common Stock and 5,778,817 warrants which are convertible into 5,778,817 shares of our Common Stock at an average conversion price of $.29 as of such date.

      The shares of our Common Stock that may be issued under the options, warrants and upon conversion of the notes are currently registered with the SEC or are eligible for sale without any volume limitations pursuant to Rule 144(k) under the Securities Act.

Our charter documents and Delaware law may discourage a takeover of our company.

      We are currently authorized to issue 1,000,000 shares of preferred stock. Our Board of Directors is authorized, without any approval of the stockholders, to issue the preferred stock and determine the terms of the preferred stock. In September 2003, our Board of Directors designated 200,000 of the 1,000,000 shares of preferred stock as Series A Preferred Stock. 105,666 shares of our Series A Preferred Stock has been reserved for issuance upon the conversion of certain of our outstanding notes. There are no shares of preferred stock currently outstanding. The authorized shares of preferred stock will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of our company more difficult. Under certain circumstances, our Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or transfer in control of our company by causing shares of preferred stock to be issued to a stockholder who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders, but in which unaffiliated stockholders may wish to participate. Furthermore, the existence of authorized shares of preferred stock might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of our company. Accordingly, the accomplishment of a tender offer may be more difficult. This may be beneficial to management in a hostile tender offer, but have an adverse impact on stockholders who may want to participate in the tender offer. Consequently, the Board of Directors, without further stockholder approval, could issue authorized shares of preferred stock with rights that could adversely affect the rights of the holders of our Common Stock to a stockholder which, when voted together with other securities held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by our certificate of incorporation or Delaware General Corporation Law to effect certain matters.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical fact, regarding our financial position, potential, business strategy, plans and objectives for future operations are "forward looking statements." These statements are commonly identified by the use of such terms and phrases as "intends," "expects," "anticipates," "estimates," "seeks" and "believes." You should read carefully the description of our plans and objectives for future operations, assumptions underlying these plans and objectives and other forward-looking statements included in "Prospectus Summary," "Use of Proceeds," "Management's Discussion And Analysis" and "Business" in this prospectus, but should not place undue reliance on these statements of expectations about our future performance. These descriptions and statements are based on management's current expectations. Our actual results may differ significantly from the results discussed in these forward-looking statements as a result of certain factors, including those set forth in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS


      We will not receive any proceeds from the sale of our Common Stock in this offering. Some of the shares of Common Stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of options and warrants. We will receive estimated net proceeds of approximately $9,574,029 if all such options and warrants are exercised. However, the options and warrants may not be exercised, in which event we would not receive any proceeds. We intend to use any proceeds received from the exercise of the options and warrants for general corporate purposes, including the funding of research and development activities. We expect to incur expenses of approximately $97,197 in connection with this offering.

                           PRICE RANGE OF COMMON STOCK

      Our Common Stock is traded on the OTC Bulletin Board under the symbol "ACEL.OB." At the close of business on April 27, 1999, we were delisted from The Nasdaq SmallCap Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of November 30, 2003, we had approximately 1,184 stockholders of record of our Common Stock.

      The following table sets forth the range of high and low sale prices of our Common Stock obtained from the OTC Bulletin Board. These prices are believed to be representative of inter-dealer quotations, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                         Common Stock Price
                                                         ------------------
                                                         High          Low
                                                         -----        -----
      Year Ending July 31, 2004

            First Quarter                                $4.51        $1.25


            Second Quarter (through January 6, 2004)     $4.28        $2.65


      Year Ended July 31, 2003

            First Quarter                                $0.36        $0.18

            Second Quarter                               $1.01        $0.19

            Third Quarter                                $0.85        $0.39

            Fourth Quarter                               $1.45        $0.64

      Year Ended July 31, 2002

            First Quarter                                $0.96        $0.33

            Second Quarter                               $1.01        $0.35

            Third Quarter                                $0.77        $0.42

            Fourth Quarter                               $0.47        $0.27

                                 DIVIDEND POLICY

      We have not paid dividends on our Common Stock since inception and we do not plan to pay dividends in the foreseeable future. If we realize any earnings, they will be retained to finance our growth.

                             SELECTED FINANCIAL DATA


      You should read the following selected financial data together with the financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The selected statement of operations data shown below as of and for the year ended July 31, 2003 and inception to date and the balance sheet data as of July 31, 2003 are derived from our audited financial statements included elsewhere in this prospectus, which have been audited by J.H. Cohn LLP, independent auditors whose report contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The selected statement of operations data shown below for the years ended July 31, 2002 and 2001 and the balance sheet data as of July 31, 2002 are derived from our audited financial statements included elsewhere in this prospectus, and have been audited by KPMG LLP, independent auditors whose report contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. The selected statement of operations data shown below for the years ended July 31, 2000 and 1999 and the balance sheet data as of July 31, 2001, 2000 and 1999 are derived from our audited financial statements which were also audited by KPMG LLP, but are not included in this prospectus or incorporated herein by reference. The selected financial data as of and for the three months ended October 31, 2003 and 2002 and for the period from August 29, 1981 (Date of Inception) to October 31, 2003 are unaudited and, in our opinion, contain all adjustments, consisting only of normal, recurring accruals, which are necessary for a fair statement of the results of those periods. The selected financial data as of and for the three months ended October 31, 2003 and 2002 are unaudited and, in our opinion, such results are not necessarily indicative of results that may be expected for the Fiscal year ending July 31, 2004.

                          August 24,
                             1981                                                                             Three Months Ended
                           (Date of                             Year Ended July 31,                               October 31,
                        Inception) to ---------------------------------------------------------------------------------------------
                         October 31,
                             2003        2003           2002          2001          2000         1999          2003         2002
                        -----------------------------------------------------------------------------------------------------------
                        (unaudited)                                                                        (unaudited)  (unaudited)
Statement of Operations
 Data:
Total revenues,
 principally investment
 income                 $  2,034,292  $    39,877   $     4,838   $    13,121   $    51,144   $   168,372        3,700       30,114
                        ------------  -----------   -----------   -----------   -----------   -----------  -----------  -----------
Costs and Expenses:
Costs of sales               336,495            0             0             0             0             0            0            0
Research and
 development              42,239,132    1,699,962     2,032,938     1,900,678     1,879,728     2,401,945      637,197      419,504
General and
 administrative           22,515,797      624,406       798,053       705,745       644,588       920,686      227,945      135,756
Interest                   3,689,471      358,398       118,741       153,029         4,980         2,377      118,614       34,228
                        ------------  -----------   -----------   -----------   -----------   -----------  -----------  -----------
Total costs and
 expenses                 68,780,895    2,682,766     2,949,732     2,759,452     2,529,296     3,325,008      983,756      589,488
                        ------------  -----------   -----------   -----------   -----------   -----------  -----------  -----------
State tax benefit          2,014,185      231,357       353,732       451,395       755,854             0      221,847      229,459
                        ------------  -----------   -----------   -----------   -----------   -----------  -----------  -----------
Net loss                $(64,732,418) $(2,411,532)  $(2,591,162)  $(2,294,936)  $(1,722,298)  $(3,156,636) $  (758,209) $  (329,915)
                        ============  ===========   ===========   ===========   ===========   ===========  ===========  ===========
Net loss per common
 share:
Basic and diluted                     $     (0.10)  $     (0.12)  $     (0.12)  $     (0.10)  $     (0.18) $     (0.03) $     (0.01)
Weighted average
 number of common
 shares:
Basic and diluted                      23,166,000    21,045,000    18,927,000    17,812,000    17,271,000   26,911,796    22,787,272
Dividends                             $         0   $         0   $         0   $         0   $         0  $         0   $         0

                                                                                                                           As of
                                                                       As of July 31,                                  October 31,
                                    ------------------------------------------------------------------------------------------------
                                        2003              2002             2001            2000             1999           2003
                                    ------------------------------------------------------------------------------------------------
Balance Sheet Data:                                                                                                     (unaudited)
         Total assets               $   495,322       $   228,871       $ 201,609       $ 488,099       $1,728,648      $ 1,857,427
        Cash and cash
          equivalents                   330,137            85,843          44,781         257,445        1,383,133        1,369,254
      Working capital
            (deficit)                (2,404,247)       (1,666,782)       (830,610)       (303,646)         498,993         (597,085)
Long-term liabilities                   242,516           315,929          23,663          30,251                0          231,303
  Total stockholders'
  equity (deficiency)                (2,491,681)       (1,885,437)       (740,378)       (131,860)         757,200         (669,459)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      Since our inception, we have devoted the majority of our resources to the research and development of ONCONASE(R) and related drug candidates. We have focused our resources towards the completion of the clinical program for unresectable malignant mesothelioma.

      Since ONCONASE(R) has Fast Track Designation for the treatment of malignant mesothelioma patients, we continue to have meetings and discussions with the FDA to establish mutually agreed upon parameters for the New Drug Application, or NDA to obtain marketing approval for ONCONASE(R), assuming the Phase III clinical trial for the treatment of malignant mesothelioma yields favorable results.

      We received an Orphan Medicinal Product Designation for ONCONASE(R) from the European Agency for the Evaluation of Medicinal Products, or the EMEA. We continue to fulfill the EMEA requirements regarding the Marketing Authorization Application, or MAA registration requirements for ONCONASE(R) for the treatment of malignant mesothelioma.

      In the ongoing Phase III trial, the first interim analysis based on the occurrence of 105 deaths is planned within approximately the next 2 months. Based upon the results of this analysis, we may be able to file an NDA and an MAA within six months after the completion of the analysis. However, outcome of the Phase III trial and a variety of other factors, may delay submission of the NDA and MAA. Marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma may not be granted by the FDA or EMEA.

      We fund the research and development of our products from cash receipts resulting from the private sales of our securities, sale of our tax benefits and from certain debt financings. Presently, our cash balance is sufficient to fund our operations through July 31, 2004, however, we intend to raise additional capital through the sale of our securities and strategic alliance(s). However, there are no assurances that such funds will be obtained.


Results of Operations

Three month periods ended October 31, 2003 and 2002

      Revenues. We are a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. We are devoting substantially all of our present efforts to establishing a new business and developing new drug products. Our planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, we have not derived any significant revenue from these operations. We focus most of our productive and financial resources on the development of ONCONASE(R) and as such we have not had any sales in the three months ended October 31, 2003 and 2002. For the three months ended October 31, 2003, our investment income was $3,700.

      Research and Development. Research and development expense for the three months ended October 31, 2003 was $637,000 compared to $420,000 for the same period last year, an increase of $217,000, or 52%. This increase was primarily due to the increase in data management fees related to our Phase III clinical trial for malignant mesothelioma.

      General and Administrative. General and administrative expense for the three months ended October 31, 2003 was $228,000 compared to $136,000 for the same period last year, an increase of $92,000, or 68%. This increase was primarily due to increase in legal expenses related to business development activities and increase in accounting fees.

      Interest. Interest expense for the three months ended October 31, 2003 was $119,000 compared to $34,000 for the same period last year, an increase of $85,000. The increase was primarily due to the interest expense on the amortization of debt discount on the notes payable and related warrants issued to unrelated parties.

      Income Taxes. New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2004 (July 1, 2003 to June 30, 2004), our Company has approximately $1,378,000 of total available tax benefits of which approximately $261,000 was allocated to be sold between July 1, 2003 and June 30, 2004. We received approximately $222,000 from the sale of the allocated tax benefits in December 2003, which was recognized as a tax benefit for the quarter ended October 31, 2003. In December 2002, we received approximately $229,000 from the sale of the allocated tax benefits in December 2003, which was recognized as a tax benefit for the quarter ended October 31, 2002. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,117,000 between July 1, 2004 and June 30, 2005, subject to all existing laws of the State of New Jersey. However, we cannot assure you that we will be able to find a buyer for our tax benefits or that such funds will be available in a timely manner.

Net Loss. We have incurred net losses during each year since our inception. The net loss for the three months ended October 31, 2003 was $758,000 as compared to $330,000 for the same period last year, an increase of $428,000. The cumulative loss from the date of inception, August 24, 1981 to October 31, 2003, amounted to $64,732,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.


Fiscal Years Ended July 31, 2003, 2002 and 2001

Revenues

      We are a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. We are devoting substantially all our present efforts to establishing a new business and developing new drug products. Our planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, we have not derived any significant revenue from these operations. We focus most of our productive and financial resources on the development of ONCONASE(R). We did not have any sales in fiscal 2003, 2002 and 2001. Investment income for fiscal 2003 was $10,000 compared to $5,000 for fiscal 2002, an increase of $5,000. The increase was due to higher balances of cash and cash equivalents. Investment income for fiscal 2002 was $5,000 compared to $13,000 for fiscal 2001, a decrease of $8,000. This decrease was due to lower balances of cash and cash equivalents.

Research and Development

      Research and development expense for fiscal 2003 was $1,700,000 compared to $2,033,000 for fiscal 2002, a decrease of $333,000, or 16.4%. This decrease was primarily due to decreases in personnel costs, regulatory consulting costs and a reduction of non-cash expenses relating to stock options issued for consulting services. These decreases were partially offset by an increase in costs relating to patent and trademark applications for ONCONASE(R).

      Research and development expense for fiscal 2002 was $2,033,000 compared to $1,901,000 for fiscal 2001, an increase of $132,000, or 7%. This increase was primarily due to an increase in costs in support of ongoing clinical trial for ONCONASE(R) resulting from the expansion of our Phase III clinical trial for malignant mesothelioma in Europe. This increase was partially offset by a decrease in expenses related to outside consultants, reduction of non-cash expenses relating to stock options issued for consulting services and a decrease in costs relating to patent and trademark applications for ONCONASE(R).

General and Administrative

      General and administrative expense for fiscal 2003 was $624,000 compared to $798,000 for fiscal 2002, a decrease of $174,000, or 21.8%. This decrease was primarily due to decreases in costs related to public relations activities, insurance expenses, personnel costs and reduction in non-cash expense relating to stock options issued for consulting services.

      General and administrative expense for fiscal 2002 was $798,000 compared to $706,000 for fiscal 2001, an increase of $92,000, or 13%. This increase was primarily due to an increase in costs related to public relations activities, an increase in legal costs associated with business development activities and an increase in insurance expenses offset by a decrease in non-cash expense relating to stock options issued for consulting services.

Interest

      Interest expense for fiscal 2003 was $358,000 compared to $119,000 in fiscal 2002, an increase of $239,000. The increase was primarily due to the interest expense on the beneficial conversion feature of the notes payable issued to unrelated parties, the related warrants and the increase in total borrowing levels. The interest expense was based on the value of the warrants using the Black-Scholes options-pricing model, amortized on a straight-line basis over the term of the notes.

      Interest expense for fiscal 2002 was $119,000 compared to $153,000 in fiscal 2001, a decrease of $34,000. The decrease was primarily due to the interest expense on convertible notes and related warrants issued during the fiscal year ended 2001. The interest expense was based on the value of the warrants using the Black-Scholes options-pricing model, amortized on a straight-line basis over the term of the notes.

Income Taxes

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. For the state fiscal year 2003 (July 1, 2002 to June 30, 2003), we have $1,373,000 total available tax benefits of which $273,000 was allocated to be sold between July 1, 2002 and June 30, 2003. In December 2002, we received $231,000 from the sale of an aggregate of $273,000 tax benefits which was recognized as a tax benefit for fiscal 2003. In December 2001, we received $354,000 from the sale of an aggregate of

$426,000 tax benefits which was recognized as a tax benefit for our fiscal 2002. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,100,000 between July 1, 2003 and June 30, 2004, subject to all existing laws of the State of New Jersey. However, we may not be able to find a buyer for our tax benefits or that such funds may not be available in a timely manner.

Net Loss

      We have incurred net losses during each year since our inception. The net loss for fiscal 2003 was $2,411,000 as compared to $2,591,000 in fiscal 2002 and $2,295,000 in fiscal 2001. The cumulative loss from the date of inception, August 24, 1981, to July 31, 2003 amounted to $63,974,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

Liquidity and Capital Resources

      We have reported net losses of approximately $2,411,000, $2,591,000, and $2,295,000 for the fiscal years ended July 31, 2003, 2002 and 2001, respectively. The loss from date of inception, August 24, 1981, to July 31, 2003 amounts to $63,974,000. Also, we have a working capital deficit and limited liquid resources.


      We have financed our operations since inception primarily through equity and debt financing, research product sales and interest income. During the fiscal year 2003, we had a net increase in cash and cash equivalents of $244,000. This increase primarily resulted from net cash provided by financing activities in the amount of $1,798,000, primarily due to proceeds from short and long-term borrowings, from the private placement of Common Stock and warrants and proceeds from the exercise of warrants, offset by net cash used in operating activities of $1,554,000.

During the three months ended October 31, 2003, we had a net increase in cash and cash equivalents of $1,039,000, which resulted primarily from net cash provided by financing activities of $2,573,000, which was due to: proceeds from private placement of common stock and warrants and proceeds from the exercise of warrants and options offset by net cash used in operating activities of $1,532,000 and net cash used in investing activities of $2,000. Total cash resources as of October 31, 2003 were $1,369,000 compared to $330,000 at July 31, 2003.

Our current liabilities as of July 31, 2003 were $2,744,000 compared to $1,798,000 at July 31, 2002, an increase of $946,000. The increase was primarily due to the short-term maturity of notes payable, accrued payroll and payroll taxes offset by the reduction of a loan payable to a related party. As of July 31, 2003, we had a total of $644,023 in unpaid payroll and $240,784 in unpaid payroll taxes. As of September 2003, all unpaid payroll taxes have been fully satisfied. In addition, $115,000 in unpaid payroll was paid and since July 31, 2003, we have been current in our payroll and payroll taxes. As of July 31, 2003 our current liabilities exceeded our current assets and we had a working capital deficit of $2,404,000. The reports of our independent auditors on our financial statements includes an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our current liabilities as of October 31, 2003 were $2,296,000 compared to $2,744,000 at July 31, 2003, a decrease of $448,000. The decrease was primarily due to full payment of unpaid payroll taxes, payment of payables related to our Phase III clinical trials for malignant mesothelioma and partial payment of unpaid payroll. As of October 31, 2003 our current liabilities exceeded our current assets and we had a working capital deficit of $597,000.

The following transactions occurred after October 31, 2003:

      o From November 2003 through December 12, 2003, the Company issued to unrelated parties, employees and directors, an aggregate of 223,721 shares of common stock upon the exercise of stock options at per share exercise prices ranging from $0.26 to $3.04. The Company realized aggregate gross proceeds of $165,153.

      o On December 10, 2003, the Company issued 12,604 restricted shares of common stock to an unrelated party as payment for services rendered in the amount of $42,729.

         Our continued operations will depend on our ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R), licensing of our proprietary RNase technology and our ability to realize the full potential of our technology and our drug candidates via out-licensing agreements with other companies. Such additional funds may not become available as we need them or be available on acceptable terms. Through October 31, 2003, a significant portion of our financing has been through private placements of common stock and warrants, the issuance of common stock pursuant to the exercise of stock options and warrants and for services rendered, debt financing and financing provided by our Chief Executive Officer. Additionally, we have raised capital through the sale of our tax benefits. Until and unless our operations generate significant revenues, we expect to continue to fund operations from the sources of capital previously described; we are continuing our fund raising efforts and will seek to secure required financing in the first calendar quarter of 2004. There can be no assurance that we will be able to raise the capital we need on terms which are acceptable, if at all. After taking into account the net proceeds we received from the sale of our tax benefits in December 2003, we believe that our cash and cash equivalents as of October 31, 2003 will be sufficient to meet our anticipated cash needs through November 1, 2004. The report of our independent public accountants on our July 31, 2003 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Through October 31, 2003, we continued to incur losses and, as of October 31, 2003, had a working capital deficiency and limited liquid resources, which raise substantial doubt about the Company's ability to continue as a going concern. Our financial statements at October 31, 2003 and July 31, 2003 do not include any adjustments that might result from the outcome of this uncertainty.

      We will continue to incur costs in conjunction with our U.S. and foreign registrations for marketing approval of ONCONASE(R). We are currently in discussions with several potential strategic alliance partners, including major international biopharmaceutical companies, to further the development and marketing of ONCONASE(R) and other related products in our pipeline. However, we cannot be sure that any such alliances will materialize.

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2004 (July 1, 2003 to June 30, 2004), our Company has approximately $1,378,000 of total available tax benefits of which approximately $261,000 was allocated to be sold between July 1, 2003 and June 30, 2004. We received approximately $222,000 from the sale of the allocated tax benefits in December 2003, which was recognized as a tax benefit for the quarter ended October 31, 2003. In December 2002, we received approximately $229,000 from the sale of the allocated tax benefits, which was recognized as a tax benefit for the quarter ended October 31, 2002. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,117,000 between July 1, 2004 and June 30, 2005, subject to all existing laws of the State of New Jersey. However, we cannot assure you that we will be able to find a buyer for our tax benefits or that such funds will be available in a timely manner.

      Our Common Stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, our Common Stock trades on the OTC Bulletin Board under the symbol "ACEL.OB". Delisting of our Common Stock from Nasdaq could have a material adverse effect on our ability to raise additional capital, our stockholders' liquidity and the price of our Common Stock.

      The market price of our Common Stock is volatile, and the price of the stock could be dramatically affected one way or another depending on numerous factors. The market price of our Common Stock could also be materially affected by the marketing approval or lack of approval of ONCONASE(R).

Critical Accounting Policies

      In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the company's financial condition and results and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe based on our current business that there are no critical accounting policies. Our accounting policies are described in Note 1 to the financial statements.

Contractual Obligations and Commercial Commitments

      Our major outstanding contractual obligations relate to our equipment operating lease. Below is a table that presents our contractual obligations and commercial commitments as of July 31, 2003:

                                                               Payments Due by Fiscal Year
                                                           ------------------------------------
                                                                                      2006 and
                                                Total         2004         2005      Thereafter
                                                -----         ----         ----      ----------
      Operating lease                         $  30,600    $  17,500    $  13,100    $      -0-
                                              ---------    ---------    ---------    ----------
      Total contractual cash obligations      $  30,600    $  17,500    $  13,100    $      -0-
                                              =========    =========    =========    =========

Changes In and Disagreements With Accountants On Accounting And Disclosure

      As described in the current report on Form 8-K we filed on December 12, 2002 which is incorporated by reference into this Item 9, on December 6, 2002 KPMG LLP resigned as our independent accountants and was replaced by J.H. Cohn LLP as our independent public accountants for fiscal 2003. The engagement of J.H. Cohn LLP was approved by our Audit Committee. The reports of KPMG on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report on our financial statements for the fiscal years ended July 31, 2002 and 2001 contained a separate paragraph stating that "the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty." During our fiscal years ended July 31, 2002 and July 31, 2001 and through December 6, 2002, there were no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their report on the financial statements for such years.

      On December 1, 1993, certain shareholders of Armus Harrison & Co., or AHC, terminated their association with AHC, or the AHC termination, and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on our behalf. In June 1996, AHC dissolved and ceased all operations. The report of J.H. Cohn LLP with respect to our financial statements from inception to July 31, 2003 is based on the report of KPMG LLP from August 1, 1992 to July 31, 2002 and of AHC for the period from inception to July 31, 1992, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act on the basis of the use of such report in any registration statement into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by us, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or to its incorporation by reference into a registration statement, our officers and directors will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading Financial Statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in our Common Stock or otherwise.

                                    BUSINESS

Overview

      Alfacell Corporation, is a biopharmaceutical company primarily engaged in the discovery and development of a new therapeutic class of drugs for the treatment of cancer and other pathological conditions. Based on our proprietary Ribonuclease, or RNase technology platform, our drug discovery and development program consists of novel therapeutics developed from amphibian ribonucleases. These primordial enzymes play important roles in nature. They mediate several essential biological activities, namely, regulation of cell proliferation, maturation, differentiation and cell death. Therefore, they are ideal candidates for the development of therapeutics for cancer and other life-threatening diseases, including HIV and autoimmune diseases, that require anti-proliferative and apoptotic, or programmed cell death, properties. We are recognized as a leader in the development of RNase based therapeutics and as such, have both co-sponsored and been a key participant in the International Ribonuclease Meetings held every three years.

      ONCONASE(R), our trademark name for ranpirnase and our flagship product, is undergoing the last stage of clinical testing, or Phase III. This international centrally randomized Phase III trial for patients with unresectable malignant mesothelioma, an inoperable form of cancer found in the lining of the lung and abdomen, is ongoing. We have also conducted other randomized and non-randomized trials with patients with advanced stages of solid tumors in other types of cancers.

      ONCONASE(R) is a novel amphibian ribonuclease, unique among the superfamily of pancreatic ribonuclease that has been isolated from the eggs of the leopard frog. We have determined that, thus far, ranpirnase, the generic name of ONCONASE(R) , is the smallest known protein belonging to the superfamily of pancreatic ribonuclease and has been shown, on a molecular level, to re-regulate the unregulated growth and proliferation of cancer cells. ONCONASE(R), unlike most cancer drugs, that attack all cells regardless of their phenotype, malignant vs. normal, and produce a variety of severe toxicities, is not an indiscriminate cytotoxic agent, but rather, its activity is mediated through elegant molecular mechanisms. ONCONASE(R) affects primarily exponentially growing malignant cells.

      In December 2002, we received Fast Track Designation from the Food and Drug Administration, or the FDA for the treatment of malignant mesothelioma patients with ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the European Agency for the Evaluation of Medicinal Products, or the EMEA. These designations to ONCONASE(R) may serve to expedite its regulatory review, assuming the clinical trials yield a positive result.

      Our proprietary drug discovery program forms the basis for the development of recombinant designer RNases for chemical conjugation, or chemical construct, and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc. This program provides for joint design and generation of new products with outside partners. We may own these new products along with a partner(s), or we may grant an exclusive license to the collaborating partner(s).

      We have established a number of scientific collaborations with academic and research institutions including the National Cancer Institute, or NCI that are designed to develop new therapeutic applications for ONCONASE(R). One collaboration has produced RN321, a conjugate of ranpirnase, with a monoclonal antibody that demonstrated activity in treating non-Hodgkin's lymphoma in preclinical studies. These results were presented by the NCI investigators at the 2002 Ribonuclease Meeting in Bath, England. The NCI has undertaken the manufacturing of RN321 (the conjugate) according to Good Manufacturing Practices, or GMP regulations in preparation for commencing clinical trials for the treatment of patients with non-Hodgkin's lymphoma with RN321.

      We have also discovered another series of proteins, collectively named amphinases, that may have therapeutic uses. These proteins are bioactive and have both anti-cancer and anti-viral activity. In addition to ranpirnase, we have isolated several other proteins from eggs of the leopard frog, or Rana pipiens. All of the proteins characterized to date are RNases. Information on four of these proteins was presented at the 2002 Ribonuclease Meeting. These products are currently undergoing preclinical testing. We are currently in discussions with potential pharmaceutical partners for the development of these new compounds as conjugates and fusion proteins.

      We have entered into a research and development collaboration with a major US privately held stent and drug delivery company. ONCONASE(R) is being evaluated in stents and other delivery platforms to treat cardiovascular disease and cancer via direct site delivery. This collaboration may result in licensing agreement between the companies, however; there is no assurance that such agreement will be reached.

      We have entered into a collaborative agreement (antiviral screening, non-SARS) with the National Institute of Allergy and Infectious Diseases, or NIAID in which five potential drug candidates (natural and genetically engineered) are under evaluation against various RNA viruses.

      Our research and development collaboration with Wyeth Pharmaceuticals is ongoing to develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using our proprietary technology. This collaboration may result in a licensing agreement between the companies, however; there is no assurance that such an agreement will be reached.

      We have signed confidentiality agreements and have entered into discussions and due diligence with a number of companies for US or non-US marketing rights for ONCONASE(R) and for out-licensing some of our early drug candidates.

      We are engaged in the research, development and clinical trials of our products both independently and through research collaborations. We have financed our operations since inception through the sale of our equity securities, private placements, convertible debentures and loans. These funds provide us with the resources to acquire staff, facilities, capital equipment, finance our technology, product development, manufacturing and clinical trials.

Research and Development Programs

      Research and development expenses for the fiscal years ended July 31, 2003, 2002, and 2001 were $1,700,000, $2,033,000, and $1,901,000, respectively.
Our research and development programs focus primarily on the development of therapeutics from amphibian ribonucleases. Because ribonucleases have been shown to be involved in the regulation of cell proliferation, maturation, differentiation and programmed cell death, known as apoptosis, ribonucleases may be ideal candidates for the development of therapeutics for the treatment of cancer and other life-threatening diseases, including viral and autoimmune diseases that require anti-proliferative and pro-apoptotic properties.

Technology Platform and Pipeline

      Using ribonucleases as therapeutics is a relatively new approach to drug development. The use of these proteins to re-regulate the unregulated growth and proliferation of cancer cells is unlike most cancer drugs that attack all cells regardless of their phenotype, malignant versus normal. These anticancer drugs are known to produce a variety of severe toxicities. ONCONASE(R) and related drug candidates are not indiscriminate cytotoxic agents, but rather, their activity is mediated through elegant molecular mechanisms. They affect primarily exponentially growing malignant cells.

      Cancer is associated with the over or under production of many types of proteins in tumor cells. We believe that the ability to selectively halt the production of certain proteins via ribonuclease activity in tumor cells without damaging normal cells, may make treatment of cancer more effective. To make cancer therapy more effective and less toxic, we are developing ONCONASE(R) and a related family of regulatory proteins, collectively named amphinases. These novel RNases are being developed as therapeutics as well as effector moieties (payload), or killer molecules for targeted therapies. We believe that selective degradation of intracellular proteins is central to the process of programmed cell death.

      We have devoted significant resources towards the development of recombinant designer RNases for chemical conjugation and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc.

Apoptosis

      Apoptosis, or programmed cell death, is essential for the proper development of embryos and of many body systems, including the central nervous system, immune regulation and others. Apoptosis is required to accommodate the billions of new cells produced daily by our bodies and to eliminate aged or damaged cells. Abnormal regulation of the apoptosis process can result in disease. For example, cancer, autoimmune disorders and many viral infections are associated with inhibited apoptosis or programmed death of cells occurring too slowly. Conversely, HIV is associated with increased apoptosis or programmed death of cells occurring too rapidly. The process of programmed cell death is genetically regulated. We have been recognized as the first company to discover and develop a novel family of primordial "regulatory" proteins that have been shown to play a fundamental role in this process.

ONCONASE(R) (ranpirnase) Pro-Apoptotic Mechanisms

      The molecular mechanisms were identified which determine the apoptotic cell death induced by ranpirnase. Ranpirnase preferentially degrades tRNA, leaving rRNA and mRNA apparently undamaged. The RNA damage induced by ranpirnase appears to represent a "death signal", or triggers a chain of molecular events culminating in the activation of proteolytic enzyme cascades which, in turn, induces disintegration of the cellular components and finally execute tumor cell death. It has been shown that there is a protein synthesis inhibition-independent component, which, together with the changes induced by the protein synthesis inhibition, results in tumor cell death.

      Many cancer cells become resistant to most types of cancer treatment, including chemotherapy, radiation and monoclonal antibodies. Overcoming resistance to chemotherapy remains a major challenge for cancer therapy. ONCONASE(R) has shown to overcome multiple drug resistance or prevent resistance to cancer therapy, thereby dramatically increasing the sensitivity of certain cancer cells to chemotherapy and radiation therapy.

      It remains unknown whether or not ONCONASE(R) targets and binds preferentially to tumor cells, rather than normal cells of the respective tissues. It is possible that there is no differential targeting and/or binding, but that tumor cells are more susceptible to the cytostatic and cytotoxic effects of ONCONASE(R). The cytostatic effects are manifested by the inhibition of progression in the cell cycle (G1 phase block and by inhibition of expression of cyclin D3). These effects have been associated with induction of parallel differentiation and apoptosis. The cytostatic and differentiation-inducing effects are reflected in the stabilization of previously progressive tumors observed in our clinical trials.

Preclinical Development and Clinical Studies of ONCONASE(R)

      We have been very selective in our product development strategy, which is focused on the use of ONCONASE(R) alone or in combination with drugs which have shown evidence of preclinical and clinical efficacy on tumor types for which median survivals are typically less than a year and for which there are few or no approved treatments.

      ONCONASE(R) has been tested in Phase I, Phase II and Phase III clinical trials in more than 40 cancer centers across the United States since 1991 and in Europe since 2000, including major centers such as Columbia-Presbyterian, University of Chicago, M.D. Anderson and Cedars-Sinai Cancer Centers.

      ONCONASE(R) has been tested as a single agent in patients with a variety of solid tumors. It has also been tested in combination with tamoxifen in patients with prostate cancer, advanced pancreatic cancer and renal cell carcinoma as well as with doxorubicin in patients with malignant mesothelioma.

      In order to affect RNA activity, ONCONASE(R) must enter the cell. After intravenous injection, ONCONASE(R) distributes rapidly to organs, especially the kidney. ONCONASE(R) is excreted predominately by the kidney. Biodistribution studies of ONCONASE(R) in vivo, or studies done in laboratory animals, have demonstrated high tumor tissue uptake rates relative to organ distribution.

      We have been in collaboration with the National Institute of Health, or NIH including NCI, as well as a number of well-renowned academic institutions, in the United States, Europe, and Japan and have developed a considerable body of knowledge in RNase technology and novel RNase-based therapeutics. We believe that ONCONASE(R) is recognized as the "gold standard" in RNase research, as reflected by peer-reviewed publications. ONCONASE(R) has demonstrated a broad spectrum of anti-tumor activity in vitro, or studies of tumor cell lines in laboratory vessels, and was determined to kill cancer cells and therefore was judged to be "active" in the NCI Cancer Screen.

      In vitro and in vivo studies showed both cytostatic (stops cancer cells from further dividing) and cytotoxic (induces cancer cells to disintegrate) antitumor activity when used as a single agent and in combination with other agents.

In Vitro

      ONCONASE(R), in combination with other drugs, has been shown to be synergistic which means that the effect of ONCONASE(R) when given in combination with other drugs is greater than if the drugs were given alone. The results of these studies have been published. The combination of ONCONASE(R) and tamoxifen resulted in a significant cell kill in pancreatic, prostate, and ovarian tumor cell lines as compared to each drug alone. Similar results were found with respect to the following:

      o     ONCONASE(R)+ phenothiazine for non-small cell lung cancer;

      o     ONCONASE(R) + lovastatin in pancreatic, ovarian, and two types of non-small cell lung cancer;

      o     ONCONASE(R) + cisplatin in ovarian cancer;

      o     ONCONASE(R) + all-trans-retinoic acid in glioma (brain) cancer;

      o     ONCONASE(R) + vincristine in colorectal cancer and ;

      o     ONCONASE(R) + doxorubicin in breast cancer including resistant variants, malignant mesothelioma.

In Vivo Anti-Cancer Activity

      ONCONASE(R) as a Single Agent

      ONCONASE(R) as a single agent has shown in vivo anti-tumor activity in several mouse models of solid tumors:

      o In the human squamous A-253 carcinoma and the NIH-OVCAR-3 ovarian adenocarcinoma models, ONCONASE(R) has produced prolonged survival and delayed time to development of ascites (fluid in the abdomen), respectively.

      o In mice bearing M109 Madison lung carcinoma cells, time to appearance of ascites and survival were significantly prolonged in ONCONASE(R) treated animals as compared to controls. Several histologically confirmed cures were noted.

      o In nude mice bearing human DU-145 prostate carcinoma and pancreatic ASPC-1 carcinoma, ONCONASE(R)inhibited growth of the subcutaneously transplanted tumor.

      o In several mouse tumor models, ONCONASE(R) not only demonstrated direct anti-tumor activity but also increased the potential for other drugs to penetrate the tumor tissue as well as increased the tumor sensitivity to radiation therapy.

      ONCONASE(R) in Combination With Other Agents

      Based on in vivo results, ONCONASE(R) in combination with the following anti-cancer agents has been evaluated by us, in collaboration with the NCI, and the results have been published:

      o     vincristine

      o     doxorubicin

      o     tamoxifen.

      ONCONASE(R) prolonged the survival of nude mice bearing vincristine-resistant, HT-29 human colorectal carcinomas transfected with mdr-1 gene, when used in combination with vincristine. These NCI results demonstrated that ONCONASE(R) can restore the sensitivity of resistant tumor cells to chemotherapy.

      NCI experiments in nude mice transplanted intravenously with human breast carcinoma cells treated with the combination of ONCONASE(R) and doxorubicin have shown significantly prolonged survival. Tumor growth was significantly inhibited as demonstrated by a decrease in the number pulmonary metastases present at the time of sacrifice.

      NCI reported the ability of ONCONASE(R) to overcome multiple drug resistance as well as other forms of drug resistance (referring to a drug that no longer kills cancer cells) both in vitro and in vivo. We believe that these in vivo results demonstrate the therapeutic utility of ONCONASE(R) in chemotherapy-resistant tumors, and the findings suggest that ONCONASE(R) in combination with other agents has broad clinical application in cancer treatments.

Clinical Trials

Onconase(R) Phase III Randomized Clinical Trials

      We are currently conducting a two-part Phase III clinical trial of ONCONASE(R) as a treatment for malignant mesothelioma. The first part of the Phase III trial compares ONCONASE(R) alone to doxorubicin. Doxorubicin has been considered by opinion leaders to be the most effective drug for the treatment of malignant mesothelioma. The second part of the trial compares the combination of ONCONASE(R) and doxorubicin versus doxorubicin alone. The trial is an open label, centrally randomized, controlled study. The patient enrollment for the first part of the clinical trial has been completed and the trial is on-going. The second part is currently in the enrollment stage and is being conducted in the United States, Germany and Italy.

      Since ONCONASE(R) has Fast Track Designation for the treatment of malignant mesothelioma patients, we continue to have meetings and discussions with the FDA to establish mutually agreed upon parameters for the New Drug Application, or NDA to obtain marketing approval for ONCONASE(R), assuming the Phase III clinical trial yields favorable results.

Phase III Single Agent Results

      The single agent Phase III results of the Treatment Target Group, or TTG, which included 104 patients, of which 47 were treated with ONCONASE(R) and 57 were treated with doxorubicin who met the criteria for Cancer Adult Leukemia Group B, or CALGB prognostic groups 1-4, showed a median survival benefit, or MST, of 2 months for ONCONASE(R) treated patients, 11.6 months vs. 9.6 months. This two month median survival difference favoring ONCONASE(R) represents a 20% advantage over the active agent, doxorubicin. Moreover, the clinical activity of ONCONASE(R) is also evident from the overall 1-year and 2-year survival rates of ONCONASE(R) vs. doxorubicin, 46.8% vs. 38.6% and 20.2% vs. 12.3%, respectively. Doxorubicin treatment was associated with a 60% higher risk of death compared to ONCONASE(R) treatment. Tumor assessment by an independent radiologist for 53 patients revealed evidence of objective clinical activity in 17 patients in each treatment arm. Four partial responses and 13 stabilization of previously progressive disease in the ONCONASE(R) treated patients and 7 partial responses and 10 stabilization of previously progressive disease in the doxorubicin treated patients. Despite the small number of patients, the analysis revealed a statistically significant difference, log rank test, p. = 0.037, in survival of the responders favoring ONCONASE(R) treated patients with an MST 23.3 vs. 14.4 months for doxorubicin treated patients as well as the 2 year survival rates of 40% for ONCONASE(R) and 9% for doxorubicin. Preliminary results were presented at the 2000 American Society of Clinical Oncologists, or ASCO, meeting.

      These survival advantages were recognized as clinically important in this patient population by opinion leaders and the FDA. Therefore, the FDA has requested confirmation of the survival results in the TTG population in Part II of the ongoing trial.

      We have obtained Fast Track Designation from the FDA for the treatment of malignant mesothelioma patients with ONCONASE(R) and doxorubicin. Fast Track is a formal mechanism to interact with the FDA using approaches that are available to all applicants for marketing claims for drugs that are being developed for a serious or life-threatening disease for which there is an unmet medical need. The benefits of Fast Track include scheduled meetings to seek FDA input into development plans, the option of submitting an NDA in sections rather than all components simultaneously, and the option of requesting evaluation of studies using surrogate endpoints. We intend to use this designation to reduce the marketing approval timeline for ONCONASE(R).

      In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the EMEA. We continue to fulfill the EMEA requirements regarding the Marketing Authorization Application, or MAA registration requirements for ONCONASE(R) for the treatment of malignant mesothelioma.

      In part two of the ongoing Phase III trial, an interim analysis based on the occurrence of 105 deaths is planned. Based upon the results of these analyses, we may be able to file an NDA and an MAA within six months after the completion of the analyses. However, we cannot assure you that marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma will be granted by the FDA or EMEA.

      We had initiated a Phase III trial in patients with advanced pancreatic cancer in 1995 after meeting with the FDA, based on the Phase II trial results. The median survival time of 5.5 months for 47 patients with stage 4 disease and liver involvement treated with the combination of ONCONASE(R) weekly and tamoxifen daily was more than double the median survival of such patients reported in previously published trials treated with a variety of other systemic therapies (published median survival times ranged from 2.0 to 2.5 months). Multicenter randomized trials were designed to evaluate ONCONASE(R) and tamoxifen regimen in untreated patients as well as patients who had failed GEMZAR(R), an approved drug for pancreatic cancer. The primary endpoint of both trials was survival. Early survival analyses of both trials did not reveal a significant survival advantage over the controls. Therefore, we made a decision that further evaluation of this end-stage patient population was not warranted at that time and our resources were refocused on the ongoing malignant mesothelioma program.

ONCONASE(R) Phase II Clinical Trials

      ONCONASE(R) as a single agent, demonstrated objective clinical activity in 105 patients with uresectable malignant mesothelioma that included many heavily pretreated patients with refractory tumors. Analysis of the TTG population confirmed the importance of the CALGB prognostic groups and their utility for evaluating systemic therapies in this patient population.

      41 patients, 39%, reported evidence of clinical activity of which there were four partial responses, two minor responses and 35 stabilization of previously progressive disease. The MST of these patients was 18.5 months and the overall 1-year and 2-year survival rates were 61% and 40.8%, respectively. The results of this trial demonstrated a survival benefit for both newly diagnosed patients and patients who failed prior therapies. The presentation of these data to the FDA resulted in the design of our Phase III malignant mesothelioma trial.

      A multicenter Phase II Broad Eligibility trial designed to evaluate ONCONASE(R) as a single agent has been conducted and results of the findings for patients with non-small cell lung cancer, or NSCLC, and advanced breast cancer have been published.

      ONCONASE(R) as a single agent, demonstrated objective clinical activity in patients with advanced NSCLC and breast cancer. The median survival time of 30 patients with advanced NSCLC was greater than that in 19 of 20 regimens when supportive care, a placebo or another single agent was given. Furthermore it was greater than 75% of the reported MSTs in combination chemotherapy trials. The MST and 1 year survival rates of 7.7 months and 27% for ONCONASE(R) treated patients compared favorably to 7.2 months and 30% for patients treated with Navelbine(R) (an approved drug for this indication) as a single agent.

      Thirty percent of 17 patients with advanced breast cancer demonstrated objective clinical activity, which included, one partial response, two minor responses and significant reduction in bone pain and control of uncontrollable malignant fluid in the lungs (one patient each).

      A series of pilot Phase II studies to evaluate ONCONASE(R) as a single agent, and ONCONASE(R) and tamoxifen in previously treated patients with unresectable renal cell cancer were conducted. The results of both the Phase II single agent and ONCONASE(R) and tamoxifen have been published. Although the single agent study did not demonstrate evidence of clinical activity, the regimen of ONCONASE(R) and tamoxifen did demonstrate evidence of clinical activity which indicated further evaluation in untreated patients is warranted.

      U.S. Phase II telescopic studies to evaluate the regimen of ONCONASE(R) plus Gemzar(R), and/or cisplatin, in patients with NSCLC as well as the regimen of ONCONASE(R) and an approved taxane, in patients with advanced breast cancer are planned for 2004.

Research Collaborations

      We are pursuing some of these programs independently, while others are being undertaken in collaboration with the NIH and other United States, European and Japanese institutions.

      We have established a number of scientific collaborations with the NIH and NCI. The objective of our collaborations with the NIH and NCI is to develop new therapeutic applications for ONCONASE(R) as well as other drug candidates.

      The pleiotropic pattern of biological activity of ONCONASE(R) led to research in other areas of cancer biology. Two important areas associated with significant market opportunities are radiation therapy and control of tumor angiogenesis, or new tumor blood vessel formation. Many types of cancers undergo radiation therapy at early stages of the disease; however, success of such treatment is often limited. We believe any agent capable of enhancing tumor radiosensitivity has great market potential. Moreover, since the growth of essentially all types of cancer is dependent on new blood vessel formation, any agent that has anti-angiogenic activity, we believe, is most desirable.

Evaluation Of ONCONASE(R) As A Radiation Enhancer

      Published studies have demonstrated that ONCONASE(R) causes an increase in both tumor blood flow and in median tumor oxygen partial pressure causing tumor cells to become less resistant to radiation therapy regardless of the presence or absence of the functional p53 tumor-suppressor gene. We believe these findings further expand the profile of ONCONASE(R) in vivo activities and its potential clinical utility and market potential.

      The University of Pennsylvania Medical Center, Metabolic Magnetic Resonance Research and Computing Center will further evaluate ONCONASE(R) in combination with radiation and cisplatin in human lung adenocarcinoma in a series of animal models as well as look at the effects of ONCONASE(R) in the inhibition of sub-lethal damage repair (SLDR) and potentially lethal damage repair (PLDR) in human lung carcinoma cells.

ONCONASE(R) As a Resistance-Overcoming and Apoptosis-Enhancing Agent

      The Fas (CD95) cell surface receptor (and its Fas ligand FasL) has been recognized as an important "death" receptor involved in the induction of the "extrinsic" pathway of apoptosis. The apoptotic pathways have been the preferred target for new drug development in cancer, autoimmune, and other therapeutic areas.

      The Thoracic Surgery Branch of the NCI confirmed the synergy between ranpirnase and soluble Fas ligand (sFasL) in inducing significant apoptosis in sFasL-resistant Fas+tumor cells. These results provided rationale for using ONCONASE(R) as a potential treatment of FasL-resistant tumors and possibly other disorders such as the autoimmune lympho-proliferative syndrome (ALPS). Further research in this area is ongoing.

Evaluation Of ONCONASE(R) As An Anti-Viral Agent

      A collaborative agreement (antiviral screening, non-SARS) with the NIAID has yielded positive results, which have been confirmed with one of our amphinases. Further evaluation of this potential therapeutic is ongoing.

      The ribonucleolytic activity was the basis for testing ONCONASE(R) as a potential anti-viral agent against HIV. The NIH has performed an independent in vitro screen of ONCONASE(R) against the HIV virus type 1. The results showed ONCONASE(R) to inhibit replication of HIV by up to 99.9% after a four-day incubation period at concentrations not toxic to uninfected cells. In vitro findings by the NIH revealed that ONCONASE(R) significantly inhibited production of HIV in several persistently infected human cell lines, preferentially breaking down viral RNA while not affecting normal cellular ribosomal RNA and messenger RNAs.

      Moreover, the NIH, Division of AIDS also screened ONCONASE(R) for anti-HIV activity. ONCONASE(R) demonstrated highly significant anti-HIV activity in the monocyte/macrophage system. Ranpirnase may inhibit viral replication at several points during the life cycle of HIV, including its early phases. Ranpirnase is likely to inhibit replication of all different HIV-1 subtypes. These properties of ranpirnase are particularly relevant in view of the extremely high and exponentially increasing rate of mutations of HIV that occur during infection, and which are primarily responsible for the development of resistance to several currently available antiviral drugs. At present, over 50% of clinical isolates of HIV are resistant to both reverse transcriptase and protease inhibitors drugs, and an additional 25%, while being sensitive to protease inhibitors, are resistant to RT inhibitor(s) drugs. German collaborators continue to investigate the anti-viral properties of ONCONASE(R). The ribonucleolytic activity of ONCONASE(R) suggested that it might be active against a variety of RNA viruses, including HIV and hepatitis C. We believe treatments for both viruses have huge market potentials.

Research And Development Pipeline Of Targeted Therapies

      Our proprietary drug discovery program forms the basis for the development of recombinant designer RNases for chemical conjugation and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc. We believe these products can be produced in a cost effective and controlled manufacturing environment.

      This program also provides for joint design and generation of new products with outside partners. We, along with any outside partners, may own these new products jointly, or we may grant an exclusive license to the collaborating partner(s).

Ranpirnase Conjugates and Fusion Proteins

      The concept of targeting potent toxins as effector molecules to kill cancer or other specifically targeted cells has been extensively evaluated over the last two decades. Several immunotoxins containing bacterial and plant toxins or other biotoxins, have been evaluated in human clinical trials. Efficacy has always been limited due to the high incidence of immunogenicity and other intolerable toxicities, including death. Conjugation of ranpirnase to targeting ligands appears to eliminate this safety problem in pre-clinical studies.

      We have established a number of scientific collaborations with academic and research institutions including the NCI. The objective of our collaboration with the NCI is to develop new therapeutic applications for ONCONASE(R). This collaboration has produced RN321, a conjugate of ranpirnase, with a monoclonal antibody that demonstrated activity in treating non-Hodgkin's lymphoma in preclinical studies. The relative benefit in killing targeted tumor cells versus non-targeted healthy cells, or the therapeutic index, is greater than 200,000-fold with this conjugate. These "proof-of-concept" results were presented at the 2002 Ribonuclease Meeting in Bath, England. The NCI has undertaken the manufacturing of RN321 (the conjugate) according to Good Manufacturing Practices, or GMP regulations in preparation for commencing clinical trials for the treatment of patients with non-Hodgkin's lymphoma with RN321.

      Although ranpirnase is active against a variety of human cancers, its activity is not uniform across different tumor types. However, whether the tumor is more or less sensitive to ranpirnase as a single agent, its anti-tumor activity can be greatly augmented by conjugation to different targeting moieties. One of these moieties is the epidermal growth factor, or EGF, which is a ligand for the EGF receptor often hyperexpressed on malignant cells. The genetically engineered ranpirnase conjugates with EGF (rRNP-EGF) exerted significant anti-tumor activity in human squamous cell head and neck and pancreatic carcinomas, and human D54MG glioblastoma. Other constructs target tumor blood vessel formation, which could be potentially used in a broad spectrum of solid tumors. They are in pre-clinical evaluation by our European collaborator.

Novel Amphibian Ribonucleases

      In addition to ONCONASE(R), we have isolated several other novel proteins from eggs of the leopard frog. All of the proteins characterized to date are RNases. Information on four new proteins was presented at the 2002 Ribonuclease Meeting. Preclinical testing of the new candidates collectively called amphinases showed them to be similarly active to ranpirnase. Their chemical structure makes them ideal candidates for genetic engineering of designer products.

Collaborations with Pharmaceutical/Drug Delivery Companies

      A research and development collaboration with a major US privately held stent and drug delivery company is ongoing. ONCONASE(R) is being evaluated in stents and other delivery platforms to treat cardiovascular disease and cancer via direct site delivery. This collaboration may result in licensing agreement between the companies, however; there is no assurance that such agreement will be reached.

      Our research and development collaboration with Wyeth Pharmaceuticals is ongoing to develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using our proprietary technology. This collaboration may result in a licensing agreement between the companies, however; there is no assurance that such an agreement will be reached.

Raw Materials

      The major active ingredient derived from leopard frog eggs is the protein ranpirnase. We have sufficient egg inventory on hand to produce enough ONCONASE(R) to complete the current Phase III clinical trial for malignant mesothelioma and supply ONCONASE(R) for up to two years after commercialization. In addition, we can successfully produce ranpirnase by using recombinant technology; however, it may not be more cost effective.

Manufacturing

      We have signed an agreement with Scientific Protein Laboratories, a subsidiary of a division of Wyeth Pharmaceuticals, which will perform the intermediary manufacturing process of purifying ranpirnase. Scientific Protein Laboratories sends the intermediate product to a contract filler for the final manufacturing step and vial filling. Other than these arrangements, we do not have specific arrangements for the manufacture of our product. Products manufactured for use in Phase III clinical trials and for commercial sale must be manufactured in compliance with Current Good Manufacturing Practices. Both Scientific Protein Laboratories and the contract filler, to whom the intermediate product is sent, manufacture in accordance with Current Good Manufacturing Practices. For the foreseeable future, we intend to rely on these manufacturers, or substitute manufacturers, if necessary, to manufacture our product. We might not be able to find substitute manufacturers, if necessary. We are dependent upon our contract manufacturers to comply with Current Good Manufacturing Practices and to meet our production requirements. It is possible that our contract manufacturers may not comply with Current Good Manufacturing Practices or deliver sufficient quantities of our products on schedule.

Marketing

      We do not plan to market our products at this time. We have entered into a number of Confidential Disclosure Agreements and have been in discussions with several United States and multinational biopharmaceutical companies for the selection of suitable marketing partners for our lead product ONCONASE(R), our proprietary RNA interference technology pipeline, as well as several patented product candidates.

      We intend to enter into development and marketing agreements with third parties. We expect that under such arrangements we would grant exclusive marketing rights to our corporate partners in return for assuming further research and development cost, up-front fees, milestone payments and royalties on sales. Under these agreements, our marketing partner may have the responsibility for a significant portion of product development and regulatory approval. In the event that our marketing partner fails to develop a marketable product or fails to market a product successfully, our business may be adversely affected.

Government Regulation

      The manufacturing and marketing of pharmaceutical products in the United States requires the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable regulatory agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards that apply to the clinical testing, manufacturing and marketing of pharmaceutical products in the United States. Obtaining FDA approval for a new therapeutic may take many years and involve substantial expenditures. State, local and other authorities also regulate pharmaceutical manufacturing facilities.

      As the initial step in the FDA regulatory approval process, preclinical studies are conducted in laboratory dishes and animal models to assess the drug's efficacy and to identify potential safety problems. Moreover manufacturing processes and controls for the product are required. The manufacturing information along with the results of these studies is submitted to the FDA as a part of the IND, which is filed to obtain approval to begin human clinical testing. The human clinical testing program typically involves up to three phases. Data from human trials as well as other regulatory requirements such as chemistry, manufacturing and controls, pharmacology and toxicology sections, are submitted to the FDA in an NDA or Biologics License Application, or BLA. Preparing an NDA or BLA involves considerable data collection, verification and analysis. A similar process in accordance with EMEA regulations is required to gain marketing approval in Europe. Moreover, a commercial entity must be established and approved by the EMEA in a member state of the EU at least three months prior to filing the MAA.

      We have not received United States or other marketing approval for any of our product candidates and may not receive any approvals. We may encounter difficulties or unanticipated costs in our effort to secure necessary governmental approvals, which could delay or preclude us from marketing our products.

      With respect to patented products, delays imposed by the governmental approval process may materially reduce the period during which we may have the exclusive right to exploit them.

Patents and Proprietary Technology

      We have protected our business by applying for, and obtaining, patents and trademark registrations.. We have also relied on trade secrets and know-how to protect our proprietary technology. We continue to develop our portfolio of patents, trade secrets, and know how. We have obtained, and continue to apply for, patents concerning our RNase-based technology.

      In addition, we have filed (and we intend to continue to file) foreign counterparts of certain U.S. patent applications. Generally, we apply for patent protection in the United States, selected European countries, and Japan.

      We own the following patents in the United States:

      o Patent No. US 6,423,515 B1 issued on July 23, 2002, which covers the methodology for synthesizing gene sequences of ranpirnase and a genetically engineered variant of ranpirnase.

      o Patent No. US 6,290,951 B1 issued on September 18, 2001, which covers alteration of the cell cycle in vivo, particularly for inducing apoptosis of tumor cells.

      o Patent No. US 6,239,257 B1, issued on May 29, 2001, which covers a family of variants of ONCONASE(R).

      o Patent No. US 6,175,003 B1, issued January 16, 2001, which covers the genes of ONCONASE(R)and a variant of ONCONASE(R).

      o U.S. Patent No. 5,728,805, issued in 1998, which covers a family of variants of ONCONASE(R).

      o U.S. Patents Nos. 5,529,775 and 5,540,925, issued in 1996, and U.S. Patent No. 5,595,734, issued in 1997, which cover combinations of ONCONASE(R) with certain other pharmaceuticals.

      o U.S. Patent No. 5,559,212, issued in 1996, which covers the amino acid sequence of ONCONASE(R).

      o U.S. Patent No. 4,888,172, issued in 1989, which covers a pharmaceutical produced from fertilized frog eggs (Rana pipiens) and the methodology for producing it.

      We own four European patents, which have been validated in certain European countries. These patents cover ONCONASE(R), a variant of ONCONASE(R), process technology for making ONCONASE(R), and combinations of ONCONASE(R) with certain other chemotherapeutics. We also have patent applications pending in the United States, Europe, and Japan. Additionally, we own one Japanese patent and have an undivided interest in two US patent applications, each relating to a Subject Invention (as that term is defined in Cooperative Research and Development Agreements, or CRADAs, to which we and the NIH are parties.)

      The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. The patent applications we have filed, or that we may file in the future, may not result in patents. Our patents may not give us competitive advantages, may be wholly or partially invalidated or held unenforceable, or may be held uninfringed by products that compete with our products. Patents owned by others may adversely affect our ability to do business. Furthermore, others may independently develop products that are similar to our products or that duplicate our products, and may design around the claims of our patents. Although we believe that our patents and patent applications are of substantial value to us, we cannot assure you that such patents and patent applications will be of commercial benefit to us, will adequately protect us from competing products or will not be challenged, declared invalid, or uninfringed upon. We also rely on proprietary know-how and on trade secrets to develop and maintain our competitive position. Others may independently develop or obtain access to such know-how or trade secrets. Although our employees and consultants having access to proprietary information are required to sign agreements that require them to keep such information confidential, our employees or consultants may breach these agreements or these agreements may be held to be unenforceable.

Competition

      Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). There are several companies, universities and research teams which are engaged in research similar, or potentially similar to research performed by us. Eli Lilly is developing a multi-targeted antifolate ALIMTA(R) (pemetrexed) for patients with malignant mesothelioma. Final results have been published in the Journal of Clinical Oncology, July 2003. Some of our competitors have far greater financial resources, larger research staffs and more extensive physical facilities. These competitors may develop products that are more effective than ours and may be more successful than us at producing and marketing their products. We are not aware, however, of any product currently being marketed that has the same mechanism of action as our proposed anti-tumor agent, ONCONASE(R). Search of scientific literature reveals no published information that would indicate that others are currently employing this method or producing such an anti-tumor agent. Others may develop new treatments that are more effective than ONCONASE(R).

Employees

      As of October 24, 2003, we have 13 employees, of whom 10 were engaged in research and development activities and three were engaged in administration and management. We have six employees who hold Ph.D. degrees. All of our employees are covered by confidentiality agreements. We consider relations with our employees to be excellent. None of our employees are covered by a collective bargaining agreement.

Environmental Matters

      Our operations are subject to comprehensive regulation with respect to environmental, safety and similar matters by the United States Environmental Protection Agency and similar state and local agencies. Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. If we expand or change our existing operations or propose any new operations, we may need to obtain additional or amend existing permits or authorizations. We spend time, effort and funds in operating our facilities to ensure compliance with environmental and other regulatory requirements.

      Such efforts and expenditures are common throughout the biotechnology industry and generally should have no material adverse effect on our financial condition. The principal environmental regulatory requirements and matters known to us requiring or potentially requiring capital expenditures by us do not appear likely, individually or in the aggregate, to have a material adverse effect on our financial condition. We believe that we are in compliance with all current laws and regulations.

Properties

      We lease a total of approximately 17,000 square feet in an industrial office building located in Bloomfield, New Jersey. Our lease expired on December 31, 2001 and we have been leasing the property on a month-to-month basis. The monthly rental obligation is $11,333. We believe that the facility is sufficient for our needs in the foreseeable future.

Legal Proceedings

      We are presently not involved in any legal proceedings.

                                   MANAGEMENT

Directors And Executive Officers

              Name                    Age     Director Since              Position with the Company
              ----                    ---     --------------              -------------------------
Kuslima Shogen                        58          1981           Chairman of the Board, Chief Executive
                                                                 Officer and Acting Chief Financial Officer
Stephen K. Carter, M.D.(1)            65          1997           Director and Chairman of the Scientific
                                                                 Advisory Board
Donald R. Conklin (1)(2)              67          1997           Director
Martin F. Stadler (1)(2) (3)          60          1997           Director
Paul Weiss, Ph.D., M.B.A.(1)(2)(4)    45          2003           Director

(1)   Member of Compensation Committee.

(2)   Member of Audit Committee.

(3) Mr. Martin F. Stadler will not be standing for re-election to the Board of Directors. However, because of our desire to have a board of directors that exceeds even the most stringent corporate governance standards, our current Board has decided to increase the number of directors from five to seven. Mr. John P. Brancaccio, C.P.A., Mr. James J. Loughlin, C.P.A. and Mr. Andrew P. Savadelis, M.B.A., have each been nominated by the Board based on our belief that they possess the requisite expertise to replace Mr. Stadler and fill the two new seats. The Board has adopted resolutions stating that upon our stockholder's election of Mr. Brancaccio, Mr. Loughlin and Mr. Savadelis as directors of Alfacell, the number of directors will automatically be increased to seven. Accordingly, the Board has nominated seven persons to fill such positions.

(4)   Dr. Weiss joined our Board of Directors effective as of February 3, 2003.

Business Experience of Directors and Executive Officers

      Kuslima Shogen has served as our Chief Executive Officer since September 1986, as Chairman of the Board since August 1996, as a Director since our inception and as Acting Chief Financial Officer since June 23, 1999. She also served as our Chief Financial Officer from September 1986 through July 1994 and as our President from September 1986 through July 1996. Ms. Shogen formed the company in 1981 to pursue research that she had initiated while a biology student in the University Honors Program at Fairleigh Dickenson University. Prior to our founding, from 1976 to 1981 she was founder and president of a biomedical research consortium specializing in Good Laboratory Practices and animal toxicology. During that time, she also served as a consultant for the Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including the Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize for the most outstanding research paper in biology at the Eastern College Science Conferences competitions in 1972, 1973, and 1974. She earned a B.S. degree in 1974 and an M.S. degree in 1976 in biology from Fairleigh Dickenson University, or FDU, and also completed graduate studies in 1978 in embryology. She is a Phi Beta Kappa graduate.

      Stephen K. Carter, M.D. joined the Board of Directors in May 1997 and serves as Chairman of our Scientific Advisory Board. In addition to his positions with us, Dr. Carter also serves as a senior clinical consultant to Sugen, Inc. From 1995 through 1997, he served as Senior Vice President of Research and Development for Boehringer-Ingelheim Pharmaceuticals. Before this, Dr. Carter spent over 13 years with Bristol-Myers Squibb, an international leader in the development of innovative anti-cancer and anti-viral therapies. He held a variety of senior executive research and development positions while at Bristol-Myers, including serving for five years as Senior Vice President of worldwide clinical research and development of its Pharmaceutical Research Institute. From 1976 to 1982, he established and directed the Northern California Cancer Program. Prior to this, he held a number of positions during a nine-year tenure at the National Cancer Institute, including the position of Deputy Director at the National Institutes of

Health. He has also been a member of the faculties of the medical schools of Stanford University, the University of California at San Francisco and New York University. Dr. Carter has published extensively on the development of anti-cancer drugs, was the co-founding editor of journals devoted to cancer therapeutics or immunology, and has served on the editorial boards of a number of additional journals dedicated to cancer treatment. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, and the Society of Surgical Oncology, as well as several other medical societies. Dr. Carter earned his B.A. from Columbia University and his M.D. from New York Medical College. He currently serves on the Board of Directors of Cytogen Corporation, Vion Pharmaceuticals, Achillion Pharmaceuticals and Sopherion Therapeutics.

      Donald R. Conklin joined the Board of Directors in May 1997. Prior to his retirement in May 1997, Mr. Conklin was a senior executive with Schering-Plough, a major worldwide pharmaceutical firm. During his more than 35 years with Schering-Plough, he held a variety of key management positions within the firm. From 1986 to 1994, he served as President of Schering-Plough Pharmaceuticals and Executive Vice-President of Schering-Plough Corporation. In this position, he was responsible for worldwide pharmaceutical operations, including the launch of INTRON A(R) (interferon alfa-2b). Prior to this, Mr. Conklin had served as President of Schering USA and had held a variety of executive marketing positions in the United States, Europe, and Latin America. Immediately preceding his retirement, he was Chairman of Schering-Plough Health Care Products and an Executive Vice President of Schering-Plough Corporation. Mr. Conklin received his B.A. with highest honors from Williams College and his M.B.A. degree from the Rutgers University School of Business. He currently serves on the Board of Directors of Ventiv Health, Inc.

      Martin F. Stadler joined the Board of Directors in November 1997. At the end of 1996, Mr. Stadler retired from Hoffmann La-Roche, Inc. after 32 years of pharmaceutical, chemical and diagnostic experience. Mr. Stadler served as senior vice president and chief financial officer, and was a member of the Hoffmann La-Roche, Inc. Board of Directors from 1985 through 1996. His responsibilities included finance, information technology, human resources, quality control and technical services. Prior to 1985, Mr. Stadler served as vice-president of strategic planning and business development. Mr. Stadler received his B.S. degree from Rutgers University and his M.B.A. from Fairleigh Dickenson University. In April 1999, he received the Pinnacle Award from FDU, the highest honor the University bestows on its graduates. Mr. Stadler is a member of the Finance Council of the American Management Association.

      Paul Weiss, Ph.D., MBA, was appointed to our Board of Directors on February 3, 2003. Dr. Weiss is President of Gala Design, a wholly-owned subsidiary of Cardinal Health. He had served as a director on Gala's Board from 1998 to 2001, when he joined the management team as Senior Vice President of Business Development. Prior to joining Gala Design, Dr. Weiss was Vice President of Technology and Product Licensing at 3-Dimensional Pharmaceuticals from 1998 to 2001. Prior to joining 3-Dimensional Pharmaceuticals, Dr. Weiss was Director of Licensing for Wyeth-Ayerst Laboratories, a division of Wyeth Pharmaceuticals. Dr. Weiss holds a Ph.D. in Biochemistry and an MBA from the University of Wisconsin-Madison and a B.Sc. in Biochemistry from Carleton University Institute of Biochemistry in Ottawa, Ontario.

Directors' Compensation

      Directors receive no cash compensation in consideration for their serving on the Board of Directors.

      In May 1997 and in December 1997, the Board of Directors and the stockholders, respectively, approved our 1997 Stock Option Plan, which, among other things, provides for automatic grants of options under a formula to non-employee directors or independent directors on an annual basis.

      The formula provides that:

      o on each December 31st each independent director receives automatically an option to purchase 15,000 shares of our Common Stock, or the regular grant; and

      o on the date of each independent director's initial election to the Board of Directors, the newly elected independent director automatically receives an option to purchase the independent director's pro rata share of the regular grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year, or the pro rata grant.

Each option granted pursuant to a regular grant and a pro rata grant vests and becomes exercisable on December 30th following the date of grant. An option will not become exercisable as to any shares unless the independent director has served continuously on the Board during the year preceding the date on which such options are scheduled to vest and become exercisable, or from the date the independent director joined the Board until the date on which the options are scheduled to vest and become exercisable. However, if an independent director does not fulfill such continuous service requirements due to the independent director's death or disability all options held by the independent director nonetheless vest and become exercisable as described herein. An option granted pursuant to the formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the formula is equal to the average of the high and low trade prices of our Common Stock for the twenty trading days preceding the date of grant.

      During the fiscal year ended July 31, 2003, the following independent directors listed below were granted options under our 1997 Stock Option Plan, pursuant to the formula set forth above.

                                         Number of
               Name                      Options(1)           Exercise Price
               -----------------         ----------           --------------
               Stephen K. Carter           15,000                 $0.39
               Donald R. Conklin           15,000                 $0.39
               Martin F. Stadler           15,000                 $0.39
               Paul M. Weiss               12,500                 $0.71

----------
(1) All of the options listed here were granted on December 30, 2002, except for the 12,500 options which were granted to Dr. Weiss on February 3, 2003, vest on December 30, 2003 and expire on December 30, 2008.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended July 31, 2003, the members of the Board of Directors who served on the Compensation Committee were Donald R. Conklin, Stephen K. Carter and Martin F. Stadler, all of whom are non-employee directors and have never been an officer of Alfacell. During the fiscal year ended July 31, 2003, no executive officer of Alfacell served on the Compensation Committee or Board of Directors of any other entity which had any executive officer who also served on the Compensation Committee or Board of Directors of Alfacell.

                           SUMMARY COMPENSATION TABLE

      The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 2003, 2002 and 2001 with respect to the person serving as Alfacell's Chief Executive Officer during the year ended July 31, 2003, and Alfacell's only executive officer whose annual salary and bonus during the year ended July 31, 2003 exceeded $100,000 (collectively, the "Named Officers").

                                                      Annual                             Long-Term
                                                   Compensation                        Compensation
                                                   ------------                        ------------
                                                                            Other
                                                                            Annual       Securities       All Other
   Name and Principal                                                    Compensation    Underlying     Compensation
        Position                     Year      Salary ($)    Bonus ($)      ($)(1)       Options (#)        ($)(2)
----------------------------------   ----      ----------    ---------   ------------    -----------    ------------
Kuslima Shogen                       2003     $150,000(3)        0            0            115,000          $2,077
Chief Executive Officer,             2002     $150,000           0            0            115,000          $4,154
Chairman of the Board                2001     $150,000           0            0            115,000(4)       $4,154
of Directors and Acting
Chief Financial Officer

Stanislaw Mikulski(5)                2003     $ 55,000(5)        0            0             50,000(6)            0
Executive Vice President,            2002     $130,000(5)        0            0             50,000(6)       $2,100
Medical Director and                 2001     $130,000           0            0             55,000(6)       $3,900
Director

----------
(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed the lesser of $50,000 or 10% of the Named Officer's total annual salary and bonus.

(2)   Consist of Alfacell's annual contributions to a 401(k) plan.

(3)   Includes $80,780 of unpaid gross salary for Ms. Shogen.

(4) Of these options, 23,000 were exercised in March 2001 and the balance remains outstanding.

(5) Stanislaw Mikulski resigned as the Company's Executive Vice President, Medical Director and as a member of the Board of Directors effective as of January 7, 2003. His unpaid gross salary for calendar year 2002 has been paid in full as of September 30, 2003.

(6) Of these options, an aggregate of 74,000 shares were exercised in June 2003 and July 2003 and the balance either expired or were cancelled.

                        Option Grants in Last Fiscal Year

      The following table contains information concerning the grant of stock options to the Named Officers during the fiscal year ended July 31, 2003:

                                            Individual Grants
                       ---------------------------------------------------------------
                        Number of         % of Total                                               Potential Realizable Value at
                       Securities           Options                                                Assumed Annual Rates of Stock
                       Underlying         Granted to       Exercise or                        Price Appreciation for Option Term (2)
                         Options         Employees in       Base Price      Expiration       ---------------------------------------
   Name                Granted (#)        Fiscal Year      ($/Share)(1)        Date          0%($)           5%($)          10%($)
------------------------------------------------------------------------------------------------------------------------------------
Kuslima Shogen         115,000(3)            31.08%           $.26             (3)             --          $ 1,150         $ 3,450
Stanislaw Mikulski     50,000(3)(4)          13.51%           $.26             (3)             --          $   500         $ 1,500

----------
(1) The exercise price of these options was based on the average of the high and low trade prices of our Common Stock for the twenty trading days preceding the date of grant.

(2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise prices of the options equal the market price of the underlying Common Stock on the date the options were granted, and thus the options will have no value unless our stock price increases above the exercise prices.

(3) These options vest and become exercisable as to 20% of the shares on the date of grant and as to an additional 20% of the shares each year thereafter until these options are fully vested and will expire five years after the date they become exercisable.

(4) Of these options, 10,000 were exercised in June 2003 and the balance were canceled.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth the information with respect to the Named Officers concerning the exercise of options during 2003 and unexercised options held as of July 31, 2003.

                                                                Number of Securities Underlying          Value of Unexercised
                                                                 Unexercised Options at Fiscal           In-The-Money Options
                                                                         Year-End (#)                  at Fiscal Year-End($)(2)
                                    Shares          Value       -------------------------------        --------------------------
                                  Acquired on      Realized
        Name                     Exercise (#)       ($)(1)      Exercisable      Unexercisable        Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Kuslima Shogen                         None            None       267,445           230,000            $228,523      $301,300
Stanislaw M. Mikulski               124,000         $28,460             0                 0            $      0      $      0

(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

(2) The fair market value of the Common Stock at the fiscal year end was based on the average of the high and low trade prices ($1.31) for the Common Stock obtained from the OTC Bulletin Board on the last trading day of the fiscal year, July 31, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of our outstanding Common Stock, each of the current directors, each of our executive officers and all directors and executive officers as a group as of October 31, 2003 (unless otherwise indicated). Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                     Aggregate
                                                                 number of shares    Percent of
Name and address of beneficial                                     beneficially        shares
owner or identity of group(1)                 Position               owned(2)       outstanding(3)
-----------------------------        --------------------------  ----------------   --------------
Kuslima Shogen                       Chief Executive Officer,      1,858,065(4)           6.5%
                                     Chairman of the Board and
                                     Acting Chief Financial
                                            Officer

Stanislaw Mikulski                   Executive Vice President,       624,531(5)           2.2%
                                     Medical Director and
                                           Director

Stephen K. Carter, M.D.              Director and Chairman of        180,000(6)             *
                                     the Scientific Advisory
                                     Board

Donald R. Conklin                    Director                        455,500(7)           1.6%

Martin F. Stadler                    Director                        450,000(8)           1.6%

Paul M. Weiss, Ph.D., MBA(9)         Director                        25,000(10)             *

SF Capital Partners, Ltd.(11)                                     1,704,546(12)          6.2%(13)

All executive officers and                                         3,593,096(14)         12.1%
directors as a group (6 persons)

----------
*     Represents less than 1% of Alfacell's outstanding Common Stock.

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them. The address of all executive officers and directors is c/o Alfacell Corporation, 225 Belleville Avenue, Bloomfield, New Jersey, 07003.

(2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property law where applicable.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of the date of the calculation by (ii) the sum of (A) the number of shares of Common Stock outstanding as of the date of the calculation, plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of the date of the calculation or which will become exercisable within 60 days after the date of the calculation. Except where indicated, the calculation date for each person listed in the table is October 31, 2003.

(4) Includes 389,445 shares underlying options which are currently exercisable or which will become exercisable within 60 days after October 31, 2003 and 110,000 shares underlying warrants which are currently exercisable or which will become exercisable within 60 days after October 31, 2003.

(5) Stanislaw Mikulski resigned as the Company's Executive Vice President, Medical Director and as a member of the Board of Directors effective as of January 7, 2003. His beneficial ownership includes 263,281 shares underlying options which were exercisable as of January 31, 2003 or which became exercisable within 60 days after January 31, 2003. Of these options, 124,000 were exercised and the balance have since been cancelled.

(6) Includes 180,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days after October 31, 2003.

(7) Includes 115,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days after October 31, 2003 and 110,000 shares underlying warrants which are currently exercisable or which will become exercisable within 60 days after October 31, 2003.

(8) Includes 175,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days after October 31, 2003 and 110,000 shares underlying warrants which are currently exercisable or which will become exercisable within 60 days after October 31, 2003.

(9) Dr. Weiss joined Alfacell's Board of Directors effective as of February 3, 2003.

(10) Dr. Weiss' beneficial ownership includes 12,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days after October 31, 2003.

(11) Michael A. Roth and Brian J. Stark are the joint and indirect owners of the aforementioned stock. They are the founding members and direct the management of Staro Asset Management, L.L.C., a Wisconsin limited liability company ("Staro"). Staro acts as investment manager and has sole power to direct the management of SF Capital Partners, Ltd., a British Virgin Islands company ("SF Capital"), which directly holds all of the shares of Common Stock. Through Staro, Messrs. Roth and Stark possess sole voting and dispositive power over all of the foregoing shares. This information concerning the stock ownership of Messrs. Roth and Stark was obtained from the Schedule 13G filed with the Securities and Exchange Commission on September 15, 2003.

(12) This does not include 852,273 shares of Common Stock that are issuable to the stockholders pursuant to certain outstanding warrants, because as of September 15, 2003 such warrants were not exercisable nor will they automatically become exercisable within 60 days after September 15, 2003.

(13)  The date of calculation was September 15, 2003.

(14) Includes all shares owned beneficially by the directors and the executive officers named in the table.

Certain Relationships And Related Transactions

      On July 23, 1991, the Board of Directors authorized us to pay Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to us from any license(s) with respect to our principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which we own or are a co-owner of the patents, or acquire such rights in the future, for a period not to exceed the life of the patents. If we manufacture and market the drugs ourselves, we will pay an amount equal to 5% of gross sales from any products sold during the life of the patents. On April 16, 2001, this agreement was amended and clarified to provide that Ms. Shogen would receive the 15% royalty payment relating to license(s) or the 5% of the net sales from any products sold during the life of the patents but not both, unless we and a licensee both market the licensed product.

      In April 2001, our Board of Directors approved the issuance of 50,000 stock options under the 1997 Plan to Martin Stadler, which vested on the date of grant. The exercise price of the stock options was $0.90 per share which was based on the average of the high and low trade prices of our Common Stock for the ten trading days preceding the date of grant.

      In April 2001, we issued convertible notes to Kuslima Shogen, our Chief Executive Officer and a director, two of our directors, Donald Conklin and Martin Stadler, and unrelated parties in the aggregate amount of $366,993. Messrs. Conklin and Stadler are members of our Compensation Committee. The notes are due within ninety days unless the lenders elect to exercise an option to convert their note into Common Stock at the conversion price of $0.90 per share. The related parties named above have elected to convert their notes into an aggregate 330,000 shares of Common Stock. In addition, upon conversion, they received three-year warrants to purchase an aggregate 330,000 shares of Common Stock at an exercise price of $2.50 per share that will expire on July 7, 2004. In October 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006, to conform with the private placements to unrelated parties. The notes issued to unrelated parties with an aggregate balance of $69,993 were renewed for one hundred twenty (120) days for the same conversion price of $0.90 per share. In addition, upon conversion, they will receive five-year warrants to purchase an aggregate 77,770 shares of Common Stock at an exercise price of $1.50 per share. In October 2001, the remaining noteholders elected to convert an aggregate $64,993 notes payable into an aggregate 72,214 shares of Common Stock. In addition, they received five-year warrants to purchase an aggregate 72,214 shares of Common Stock at an exercise price of $1.50 per share.

      During the fiscal years ended July 31, 2003 and 2002, the Company's CEO made loans to the Company payable on demand bearing interest at 8% per annum. At July 31, 2002, the Company owed $139,794 to the Company's CEO which was repaid during the fiscal year 2003. The Company also owed approximately $81,000 of gross salary to its CEO as of July 31, 2003. Also, at fiscal year ended July 31, 2003, pursuant to a loan made prior to July 30, 2002 which has not since been materially modified, $142,287 was due from the Company's CEO, from which the Company earned approximately $9,500 interest.

                             SELLING SECURITYHOLDERS


      Alfacell has previously filed two Registration Statements, Nos. 333-38236 and 333-89166, in order to register shares of its outstanding Common Stock, as well as shares of Common Stock underlying warrants held by certain selling shareholders. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also serves as a post-effective amendment to Registration Statement Nos. 333-38236 and 333-89166. This Registration Statement eliminates those selling shareholders who have previously sold shares pursuant to such Registration Statements and also eliminates those selling shareholders to whom Alfacell no longer has registration obligations. On March 3, 2003, the Company filed post-effective amendments to Registration Statement Nos. 333-38236 and 333-89166. Of the 8,947,553 shares registered pursuant to such post-effective amendments, as of October 17, 2003, 4,738,185 shares have either been sold pursuant to the previously filed Registration Statements or Alfacell is no longer required to register such shares. Accordingly, this Registration Statement carries forward from the two previously filed Registration Statements
(i) 785,000 shares of outstanding Common Stock and (ii) 3,424,370 shares of Common Stock underlying warrants, for an aggregate of 4,209,370 shares of Common Stock. As described in Registration Statements Nos. 333-38236 and 333-89166 Alfacell issued such shares in various private placements from February 2000 through May 2002.

      In addition, this Registration Statement also registers an additional (i) 3,589,096 shares of outstanding Common Stock and (ii) 3,537,987 shares of Common Stock underlying warrants, for an aggregate of 7,127,083 shares of Common Stock, all of which have not previously been registered.


      In September 2003, Alfacell entered into a two-part financing agreement with SF Capital Partners, Ltd. for the initial sale of 1,704,546 shares of Common Stock and warrants to purchase 852,273 shares of Common Stock, at an exercise price of $1.50 per share. As consideration, Alfacell received $1,500,000. In addition, the Company has agreed to grant SF Capital Partners, Ltd. a warrant to invest an additional $1,500,000 to purchase the Company's Common Stock at an exercise price that is based upon a

20-day trailing average of the closing price per share of the Company's Common Stock (the "Additional Warrants"). At the time of the transaction, Alfacell did not have sufficient shares of Common Stock authorized to issue the Additional Warrants, thus the agreement provides for the issuance of the Additional Warrants one business day after stockholder approval of an amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock of the Company. Therefore, if the stockholders approve an increase in the number of authorized shares, a sufficient number of shares of Common Stock will be reserved for issuance upon exercise of the Additional Warrants. For example, using November 7, 2003, for the 20-day trailing average of the closing price per share of the Company's Common Stock, approximately 679,758 shares of the Company's Common Stock would be reserved for issuance upon exercise of the Additional Warrants. Once we issue the Additional Warrants we are required to file another registration statement covering the shares of Common Stock that are issuable upon the exercise of the Additional Warrants. This prospectus relates to the offer and resale of 1,704,546 shares of Common Stock and 852,273 shares of Common Stock underlying warrants issued in the September private placement.

      We are required to maintain the effectiveness of this registration statement for a period of two years from the date this registration statement is declared effective or such earlier date when all of the shares registered hereunder have been sold or may be sold without volume limitations pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

Stock Ownership

      The table below sets forth the number of shares of Common Stock, including those shares of Common Stock carried forward and offered by the selling stockholders pursuant to Registration Statement Nos. 333-38236 and 333-89166, that are:

      o     owned beneficially by each of the selling stockholders;

      o     offered by each selling stockholder pursuant to this prospectus;

      o to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold; and

      o the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold.

      For purposes of this table each selling stockholder is deemed to own beneficially own:

      o the shares of Common Stock underlying all warrants and options owned by the selling stockholders;

      o the issued and outstanding shares of Common Stock owned by the selling stockholder as of October 17, 2003; and

      o the shares of Common Stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of October 17, 2003 or which were exercisable within 60 days after October 17, 2003.

      Because the selling stockholders may offer all or some portion of the above-referenced securities under this prospectus or otherwise, no estimate can be given as to the amount of percentage that will be held by the selling stockholders upon termination of any sale. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of such securities since the date on which information in this table is provided, in transactions exempt from the registration requirements of the Securities Act. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required.

      Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

      In connection with the registration of the shares of Common Stock offered in this prospectus, we will supply prospectuses to the selling stockholders.


                                                       Shares Being      Shares Being
                                                     Offered Pursuant  Offered Pursuant
                                        Shares         to Previous         to Current                    Shares Owned    % of Shares
                                      Owned Prior      Registration      Registration    Total Shares   Upon Completion  Owned After
           Name(1)                    to Offering      Statements(2)       Statement     Being Offered    of Offering    Offering(3)
--------------------------------   ----------------  ---------------   ----------------  -------------  ---------------  -----------
AIG DKR Soundshore Holding,
Ltd(4)                                   227,273           227,273                0          227,273                0          *
AIG DKR Soundshore Strategic
Holding Fund, Ltd(4)                     227,273           227,273                0          227,273                0          *
Anthony, Karen(5)                        208,880            65,000           70,000          135,000           73,880          *
Bachrodt, Patrick M.(6)                  100,000                 0          100,000          100,000                0          *
Beto, David(7)                            40,000                 0           40,000           40,000                0          *
Bowen Gas Corporation(8)                 100,000                 0          100,000          100,000                0          *
Brown, Dennis(9)                         163,800                 0          100,000          100,000           63,800          *
Caasi, Santiago(10)                      191,328            16,664                0           16,664          174,664          *
Conklin, Donald(11)                      455,500           110,000                0          110,000          345,500       1.21%
Danson, III Edward B. Family
Trust(12)                                100,000           100,000                0          100,000                0          *
DePeyster, Ashton(13)                    155,553            61,110                0           61,110           94,443          *
DePeyster, Margo(14)                      55,554            27,777                0           27,777           27,777          *
Dimzon, Delmer(15)                        44,440            22,220                0           22,220           22,220          *
DZS Computer Solutions, Inc.(16)         301,112            55,556           50,000          105,556          195,556          *
Falkner, R. Jerry(17)                    145,126                 0           75,126           75,126           70,000          *
Furst, Thomas(18)                         90,000                 0           80,000           80,000           10,000          *
Garg, Mukul(19)                          180,012            55,556                0           55,556          124,456          *
Goodwin, Todd(20)                        114,999            33,333                0           33,333           81,666          *
Gostine, Mark(21)                        700,000                 0          700,000          700,000                0          *
Hamblett, Michael(22)                     28,819            28,819                0           28,819                0          *
Jacobson Living Trust(23)                290,000            75,000          100,000          175,000          115,000          *
Keating, A.J. Jr., M.D.(24)               70,000                 0           40,000           40,000           30,000          *
Krogh, Jeffrey A.(25)                    275,000                 0          200,000          200,000           75,000          *
Krogh, Sally J.(26)                      405,000            50,000          300,000          350,000           55,000          *
McCash Family Limited
Partnership.(27)                       2,507,840           806,570          700,000        1,506,570        1,001,270       3.37%
McCash, Donna M. Irrevocable
Trust(28)                                351,944            62,222          115,000          177,222          174,722          *
McCash, James O.(29)                     811,285                 0          150,000          150,000          661,285       2.33%
Muniz, Charles(30)                     1,395,714           750,000          285,714        1,035,714          360,000       1.25%

                                                       Shares Being      Shares Being
                                                     Offered Pursuant  Offered Pursuant
                                        Shares         to Previous         to Current                    Shares Owned    % of Shares
                                      Owned Prior      Registration      Registration    Total Shares   Upon Completion  Owned After
           Name(1)                    to Offering      Statements(2)       Statement     Being Offered    of Offering    Offering(3)
--------------------------------   ----------------  ----------------  ----------------  -------------  ---------------  -----------
Muniz, Melba(31)                       1,032,714           500,000          285,714          785,714          247,000          *
Neill, Carol(32)                         150,000                 0          120,000          120,000           30,000          *
Neill, Doug(33)                          100,000           100,000                0          100,000                0          *
Number One Corporation                    38,710                 0           38,710           38,710                0          *
Patton, Eve M.(34)                       708,334           266,667                0          266,667          441,667       1.56%
Pawl, Lawrence E.(35)                    400,000                 0          400,000          400,000                0          *
Pisani, B. Michael(36)                   119,500            30,000                0           30,000           89,500          *
Plikerd, William D.(37)                  100,000                 0          100,000          100,000                0          *
Provenzano, Matthew J.(38)                60,000                 0           60,000           60,000                0          *
Samet, Roger(39)                         480,000            50,000                0           50,000          430,000       1.52%
Schiro, Anthony(40)                      100,000           100,000                0          100,000                0          *
Seguso, Robert                            60,000            60,000                0           60,000                0          *
SF Capital Partners, Ltd.(41)          1,704,546                 0        2,556,819        2,556,819                0          *
Shogen, Kuslima(42)                    1,858,065           110,000                0          110,000        1,748,065       6.08%
Sitao, Janine(43)                        151,260            33,330                0           33,330          117,930          *
Stadler, Martin(44)                      450,000           110,000                0          110,000          340,000       1.19%
Stone, Michael                            75,000            75,000                0           75,000                0          *
Theresa M. Provenzano Revocable
Living Trust U/A(45)                      40,000                 0           40,000           40,000                0          *
Tweiten, Vicki K.(46)                     40,000                 0           40,000           40,000                0          *
Williams, Ira(47)                        131,800                 0          100,000          100,000           31,800          *
Wood, Scott(48)                           80,000                 0           80,000           80,000                0          *
Zaumseil, Dean R.(49)                    100,000                 0          100,000          100,000                0          *

           Total                      17,716,381         4,209,370        7,127,083       11,336,453        7,232,201


*     Represents less than one percent of Alfacell's outstanding Common Stock.

(1)   The last name of the individual selling stockholder is listed first.

(2) Amounts represented are shares of Common Stock and shares of Common Stock underlying warrants that were registered pursuant to Registration Statements Nos. 333-38236 and 333-89166, previously filed with the SEC on March 3, 2003. Such shares are being offered pursuant to this combined prospectus, which serves as a post-effective amendment to such previously filed Registration Statements.

(3) The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of October 17, 2003, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying options and warrants) by (i) the sum of (A) the number of shares of Common Stock outstanding as of October 17, 2003 plus (B) the number of shares of Common Stock issuable upon the exercise of options and warrants held by such stockholder which were exercisable as of October 17 2003 or which will be exercisable within 60 days after October 17, 2003.

(4) Beneficial ownership includes an aggregate of 227,273 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(5) Beneficial ownership includes an aggregate of 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(6) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(7) Beneficial ownership includes an aggregate of 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(8) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(9) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(10) Beneficial ownership includes an aggregate of 171,664 shares of Common Stock underlying warrants and options, of which 16,664 shares are being offered pursuant to this Registration Statement.

(11) Beneficial ownership includes an aggregate of 225,000 shares of Common Stock underlying warrants and options, of which 110,000 shares are being offered pursuant to this Registration Statement.

(12) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(13) Beneficial ownership includes an aggregate of 61,110 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mr. DePeyster is also the beneficial owner of an additional 27,777 shares of Common Stock, and 27,777 shares of Common Stock underlying Warrants which are held in the name of his wife, Margo DePeyster. Mr. DePeyster disclaims beneficial ownership of the shares held in the name of his wife.

(14) Beneficial ownership includes an aggregate of 27,777 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mrs. DePeyster is also the beneficial owner of an additional 94,443 shares of Common Stock, and 61,110 shares of Common Stock underlying Warrants which are held in the name of her husband, Ashton DePeyster. Mrs. DePeyster disclaims beneficial ownership of the shares held in the name of her husband.

(15) Beneficial ownership includes an aggregate of 22,220 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(16) Beneficial ownership includes an aggregate of 55,556 shares of Common Stock underlying warrants all of which are being offered pursuant to this Registration Statement.

(17) Beneficial ownership includes an aggregate of 70,000 shares of Common Stock underlying options.

(18) Beneficial ownership includes an aggregate of 40,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(19) Beneficial ownership includes an aggregate of 55,556 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(20) Beneficial ownership includes an aggregate of 33,333 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(21) Beneficial ownership includes an aggregate of 350,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(22) Beneficial ownership includes an aggregate of 28,819 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(23) Beneficial ownership includes an aggregate of 125,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(24) Beneficial ownership includes an aggregate of 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(25) Beneficial ownership includes an aggregate of 175,000 shares of Common Stock underlying warrants and options, of which 100,000 shares are being offered pursuant to this Registration Statement. Mr. Krogh is also the beneficial owner of an additional 205,000 shares of Common Stock, and 200,000 shares of Common Stock underlying Warrants which are held in the name of his wife, Sally Krogh.

(26) Beneficial ownership includes an aggregate of 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mrs. Krogh is also the beneficial owner of an additional 100,000 shares of Common Stock and 175,000 shares of Common Stock underlying Warrants and options, which are held in the name of her husband, Jeffrey Krogh.

(27) Beneficial ownership includes an aggregate of 1,506,570 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(28) Beneficial ownership includes an aggregate of 177,222 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mrs. McCash is also the beneficial owner of an additional 661,285 shares of Common Stock, and 150,000 shares of Common Stock underlying Warrants which are held in the name of her husband, James McCash. Mrs. McCash disclaims beneficial ownership of the shares held in the name of her husband.

(29) Beneficial ownership includes an aggregate of 150,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mr. McCash is also the beneficial owner of an additional 174,722 shares of Common Stock, and 177,222 shares of Common Stock underlying Warrants which are held in the name of his wife, Donna McCash Irrevocable Trust. Mr. McCash disclaims beneficial ownership of the shares held in the name of his wife.

(30) Beneficial ownership includes an aggregate of 642,857 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mr. Muniz is also the beneficial owner of an additional 639,857 shares of Common Stock, and 392,857 shares of Common Stock underlying Warrants which are held in the name of his wife, Melba Muniz. Mr. Muniz disclaims beneficial ownership of the shares held in the name of his wife.

(31) Beneficial ownership includes an aggregate of 392,857 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mrs. Muniz is also the beneficial owner of an additional 752,857 shares of Common Stock, and 642,857 shares of Common Stock underlying Warrants which are held in the name of her husband, Charles Muniz. Mrs. Muniz disclaims beneficial ownership of the shares held in the name of her husband.

(32) Beneficial ownership includes an aggregate of 60,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mrs. Neill is also the beneficial owner of an additional 50,000 shares of Common Stock, and 50,000 shares of Common Stock underlying Warrants which are held in the name of her husband, Doug Neill.

(33) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mr. Neill is also the beneficial owner of an additional 60,000 shares of Common Stock, and 60,000 shares of Common Stock underlying Warrants which are held in the name of his wife, Carol Neill.

(34) Beneficial ownership includes an aggregate of 266,667 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(35) Beneficial ownership includes an aggregate of 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(36) Beneficial ownership includes an aggregate of 30,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(37) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(38) Beneficial ownership includes an aggregate of 30,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(39) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(40) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.


(41) Michael A. Roth and Brian J. Stark are the joint and indirect owners of the aforementioned stock. They are the founding members and direct the management of Staro Asset Management, L.L.C., a Wisconsin limited liability company ("Staro"). Staro acts as investment manager and has sole power to direct the management of SF Capital Partners, Ltd., a British Virgin Islands company ("SF Capital"), which directly holds all of the shares of Common Stock. Through Staro, Messrs. Roth and Stark possess sole voting and dispositive power over all of the foregoing shares. Ownership prior to the offering excludes an aggregate of 852,273 shares of Common Stock underlying warrants because the terms of such warrants preclude SF Capital from exercising the warrants if prior to or after such exercise, SF Capital or any of its affiliates beneficially own or will own in excess of 4.99% of the outstanding shares of Common Stock of the Company. The 852,273 shares of Common Stock underlying such warrants, however, are being registered pursuant to this Registration Statement.

(42) Beneficial ownership includes an aggregate of 499,445 shares of Common Stock underlying warrants and options, of which 110,000 shares are being offered pursuant to this Registration Statement.

(43) Beneficial ownership includes an aggregate of 108,330 shares of Common Stock underlying warrants and options, of which 33,330 shares are being offered pursuant to this Registration Statement.

(44) Beneficial ownership includes an aggregate of 285,000 shares of Common Stock underlying warrants and options, of which 110,000 shares are being offered pursuant to this Registration Statement.

(45) Beneficial ownership includes an aggregate of 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(46) Beneficial ownership includes an aggregate of 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(47) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(48) Beneficial ownership includes an aggregate of 40,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(49) Beneficial ownership includes an aggregate of 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

                            DESCRIPTION OF SECURITIES

      The Board of Directors has authorized an amendment to Alfacell's Certificate of Incorporation, as amended, subject to stockholder approval at our annual stockholder meeting to be held on January 14, 2004, to increase the number of authorized shares of Common Stock by 60,000,000 shares so that the total number of shares of Common Stock authorized for issuance will be 100,000,000 shares. Currently, Alfacell's Certificate of Incorporation authorizes the issuance of 40,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

Common Stock

      As of October 31, 2003 we had 28,248,658 shares of Common Stock issued and outstanding. Holders of our Common Stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of Common Stock are entitled to dividends in amounts and at times as may be declared by the Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our Common Stock have no redemption, conversion or preemptive rights.

Preferred Stock

      We are currently authorized to issue 1,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"). The Certificate of Incorporation, as amended, authorizes our Board of Directors to provide by resolution, without any approval of the stockholders, for the issuance of shares of Preferred Stock and to determine the terms of such Preferred Stock. Pursuant to the authority vested in the Board of Directors, on September 2, 2003, in accordance with the Delaware General Corporation Law, Section 151, the Company adopted resolutions establishing a series of 200,000 shares of Preferred Stock to be designated as Series A Preferred Stock, par value $0.001 per share.

      The Series A Preferred Stock ranks pari passu to all of our Common Stock, both as to payment of dividends and as to distribution of assets upon the liquidation, dissolution or winding up of the Company. The holder of each share of Series A Preferred Stock shall be entitled to receive a dividend or distribution equal to the product of a) one hundred (100), multiplied by b) the dividend or distribution to be received by each share of Common Stock. Each holder of Series A Preferred Stock shall be entitled to one hundred (100) votes-per-share, at any annual or special meeting of the stockholders at which the holders of Common Stock are entitled to vote or pursuant to any written consent of the holders of Common Stock. The holders of shares of Series A Preferred Stock shall vote together as one class with the holders of Common Stock, on all matters submitted to a vote of the stockholders of the Corporation.

      105,666 shares of our Series A Preferred Stock have been reserved for issuance upon the conversion of certain of our outstanding notes. There are no shares of Preferred Stock currently outstanding.

Warrants

      As of October 31, 2003 we had outstanding warrants to purchase an aggregate of 6,962,357 shares of Common Stock. Of such shares, 3,424,370 shares underlying the warrants are covered by an effective registration statement on Form S-1 and 3,537,987 shares underlying the warrants are being registered for sale under this prospectus. Such warrants are exercisable at an average price of $1.38 per share for a five-year period from the date of grant.

Options

      As of October 31, 2003, we had outstanding options to purchase 2,603,162 shares of Common Stock at an average purchase price of $1.30 per share.

                              PLAN OF DISTRIBUTION

      We are registering for resale by the selling stockholders and certain transferees a total of 11,336,453 shares of Common Stock, of which 4,374,096 are issued and outstanding and up to 6,962,357 are issuable upon exercise of warrants.

      The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares or Warrant Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

      The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholders has represented and warranted to the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

      The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

      The validity of the shares to be offered by this prospectus will be passed upon for us by Dorsey & Whitney, LLP, New York, New York.

                                     EXPERTS

      Our financial statements as of July 31, 2003 and the period from August 24, 1981 (the date of inception) to July 31, 2003, have been included herein and in the registration statement in reliance upon the report of J.H. Cohn LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of J.H. Cohn LLP with respect to our financial statements from inception to July 31, 2003 is based on the reports of Armus Harrison & Co. and KPMG LLP, appearing elsewhere herein, for the period from inception to July 31, 2002. As discussed elsewhere herein, Armus Harrison & Co. ceased performing accounting and auditing services for the Company in 1993 and subsequently dissolved and ceased all operations.

      The report of J.H. Cohn LLP covering the July 31, 2003 financial statements contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

      Our financial statements as of July 31, 2002 and for each of the years in the two-year period ended July 31, 2002, and the period from August 24, 1981 (the date of inception) to July 31, 2002 (not presented herein), have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2002 is based on the report of Armus Harrison, appearing elsewhere herein, for the period from inception to July 31, 1992. As discussed elsewhere herein, Armus Harrison ceased performing accounting and auditing services for the Company in 1993 and subsequently dissolved and ceased all operations.

      The report of KPMG LLP covering the July 31, 2002 financial statements contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

      Alfacell Corporation has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the Company's past financial statements included in this registration statement.

                              AVAILABLE INFORMATION

      We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC.

                                      Index

                                                                            Page

Audited Financial Statements:

Independent Auditors' Report of J.H. Cohn LLP................................F-2

Independent Auditors' Report of KPMG LLP.....................................F-3

Independent Auditors' Report of Armus, Harrison & Co.........................F-4

Balance Sheets - July 31, 2003 and 2002......................................F-6

Statements of Operations - Years ended July 31, 2003, 2002,
   and 2001 and the Period from August 24, 1981
   (Date of Inception) to July 31, 2003......................................F-7

Statement of Stockholders' Equity (Deficiency)
   Period from August 24, 1981
   (Date of Inception) to July 31, 2003......................................F-8

Statements of Cash Flows - Years ended July 31, 2003, 2002, and
   2001 and Period from August 24, 1981
   (Date of Inception) to July 31, 2003.....................................F-14

Notes to Financial Statements - Years ended July 31, 2003,
   2002 and 2001 and the Period from August 24, 1981
   (Date of Inception) to July 31, 2003.....................................F-17


Unaudited Financial Statements:

Balance Sheets - October 31, 2003 (Unaudited) and July 31, 2003.............F-43

Statements of Operations (unaudited) - Three Months Ended
   October 31, 2003 and 2002 and the Period from
   August 24, 1981 (Date of Inception) to October 31, 2003..................F-44

Statements of Cash Flows (unaudited) - Three Months Ended
   October 31, 2003 and 2002 and the Period from
   August 24, 1981 (Date of Inception) to October 31, 2003..................F-45

Notes to Unaudited Financial Statements.....................................F-47

                         REPORTS OF INDEPENDENT AUDITORS

      On December 1, 1993, certain shareholders of Armus Harrison & Co. ("AHC") terminated their association with AHC (the "AHC termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. In June 1996, AHC dissolved and ceased all operations. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included herein, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the use of such report in any registration statement of the Company into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by the Company, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or, to its incorporation by reference into a registration statement, the officers and directors of the Company will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in the Common Stock of the Company or otherwise.

                          Independent Auditors' Report

The Stockholders and the Board of Directors
Alfacell Corporation

We have audited the accompanying balance sheet of ALFACELL CORPORATION (A Development Stage Company) as of July 31, 2003, and the related statements of operations, stockholders' deficiency and cash flows for the year then ended and for the period from August 24, 1981 (date of inception) to July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation for the period from August 24, 1981 to July 31, 2002 were audited by other auditors whose reports dated November 4, 2002 and December 9, 1992, except for Note 18 which is as of July 19, 1993 and Note 3 which is as of October 28, 1993, expressed unqualified opinions on those statements with explanatory paragraphs relating to the Company's ability to continue as a going concern.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 to July 31, 2003 of the amounts for the period from August 24, 1981 to July 31, 2002, on the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation as of July 31, 2003, and its results of operations and cash flows for the year then ended and for the period from August 24, 1981 to July 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered substantial losses from inception and is a development stage company. Such matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.


                                                      /s/ J.H. Cohn LLP

Roseland, New Jersey
September 26, 2003, except for Note 18,
   which is as of October 14, 2003

                          Independent Auditors' Report

The Stockholders and Board of Directors
Alfacell Corporation:

We have audited the accompanying balance sheet of Alfacell Corporation (a development stage company) as of July 31, 2002, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the two-year period ended July 31, 2002 and the period from August 24, 1981 (date of inception) to July 31, 2002 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation for the period from August 24, 1981 to July 31, 1992 were audited by other auditors whose report dated December 9, 1992, except as to note 18 which is July 19, 1993 and note 3 which is October 28, 1993, expressed an unqualified opinion on those statements with an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 to July 31, 2002 of the amounts for the period from August 24, 1981 to July 31, 1992, on the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation as of July 31, 2002, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2002 and the period from August 24, 1981 to July 31, 2002 (not presented herein) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   /s/ KPMG LLP

Short Hills, New Jersey
November 4, 2002

                          Independent Auditors' Report

Board of Directors
Alfacell Corporation
Bloomfield, New Jersey

      We have audited the balance sheets of Alfacell Corporation (a Development Stage Company) as of July 31, 1992 and 1991, as restated, and the related statements of operations, stockholders' deficiency, and cash flows for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated. In connection with our audit of the 1992 and 1991 financial statements, we have also audited the 1992, 1991 and 1990 financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Alfacell Corporation as of July 31, 1992 and 1991, as restated, and for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liability in the normal course of business. As shown in the statement of operations, the Company has incurred substantial losses in each year since its inception. In addition, the Company is a development stage company and its principal operation for production of income has not commenced. The Company's working capital has been reduced considerably by operating losses, and has a deficit net worth. These factors, among others, as discussed in Note 2 to the Notes of Financial Statements, indicates the uncertainties about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount of classification of liabilities that might be necessary should the Company be unable to continue its existence.


                                                /s/ Armus, Harrison & Co.
                                                ----------------------------
                                                Armus, Harrison & Co.

Mountainside, New Jersey
December 9, 1992
Except as to Note 18 which
  is July 19, 1993 and Note 3
  which is October 28, 1993

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 Balance Sheets

                             July 31, 2003 and 2002

                                                                                                  2003              2002
                                                                                              ------------      ------------
ASSETS

Current assets:
    Cash and cash equivalents ....................................................            $    330,137      $     85,843
    Other assets .................................................................                  10,103            45,754
                                                                                              ------------      ------------
        Total current assets .....................................................                 340,240           131,597

Property and equipment, net of accumulated depreciation and
    amortization of $1,136,183 in 2003 and $1,120,371 in 2002 ....................                  12,795            28,607

Loan receivable, related party ...................................................                 142,287            68,667
                                                                                              ------------      ------------

        Total assets .............................................................            $    495,322      $    228,871
                                                                                              ============      ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Current portion of long-term debt, net of debt discount of
       $187,121 at July 31, 2003 .................................................            $    637,080      $      8,179
    Loan payable, related party ..................................................                      --           139,794
    Accounts payable .............................................................                 699,429           796,128
    Accrued expenses .............................................................               1,407,978           854,278
                                                                                              ------------      ------------
        Total current liabilities ................................................               2,744,487         1,798,379

Long-term debt, less current portion, net of debt discount of
    $163,687 at July 31, 2003 ....................................................                 242,516           315,929
                                                                                              ------------      ------------
        Total liabilities ........................................................               2,987,003         2,114,308
                                                                                              ------------      ------------

Commitments and contingencies

Stockholders' deficiency:
    Preferred stock, $.001 par value.  Authorized and unissued,
       1,000,000 shares at July 31, 2003 and 2002 ................................                      --                --
    Common stock $.001 par value.  Authorized 40,000,000 shares;
       issued and outstanding 25,026,129 shares and 22,760,921
       shares at July 31, 2003 and 2002, respectively ............................                  25,026            22,761
    Capital in excess of par value ...............................................              61,457,502        59,654,479
    Deficit accumulated during development stage .................................             (63,974,209)      (61,562,677)
                                                                                              ------------      ------------
        Total stockholders' deficiency ...........................................              (2,491,681)       (1,885,437)
                                                                                              ------------      ------------

        Total liabilities and stockholders' deficiency ...........................            $    495,322      $    228,871
                                                                                              ============      ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Operations

                   Years ended July 31, 2003, 2002 and 2001,
                      and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2003

                                                     August 24, 1981
                                                         (date of
                                                         inception)
                                                     to July 31, 2003            2003                  2002               2001
                                                     ----------------        ------------         ------------         ------------
Revenues:
    Sales ......................................        $    553,489         $         --         $         --         $         --
    Investment income ..........................           1,387,000                9,877                4,838               13,121
    Other income ...............................              90,103               30,000                   --                   --
                                                        ------------         ------------         ------------         ------------
                                                           2,030,592               39,877                4,838               13,121
                                                        ------------         ------------         ------------         ------------

Cost and expenses:
    Cost of sales ..............................             336,495                   --                   --                   --
    Research and development ...................          41,601,935            1,699,962            2,032,938            1,900,678
    General and administrative .................          22,287,852              624,406              798,053              705,745
    Interest:
       Related parties .........................           1,147,547                   --                4,687              108,900
       Others ..................................           2,423,310              358,398              114,054               44,129
                                                        ------------         ------------         ------------         ------------
                                                          67,797,139            2,682,766            2,949,732            2,759,452
                                                        ------------         ------------         ------------         ------------

Loss before state tax benefit ..................         (65,766,547)          (2,642,889)          (2,944,894)          (2,746,331)

State tax benefit ..............................           1,792,338              231,357              353,732              451,395
                                                        ------------         ------------         ------------         ------------

           Net loss ............................        $(63,974,209)        $ (2,411,532)        $ (2,591,162)        $ (2,294,936)
                                                        ============         ============         ============         ============

Loss per basic and diluted common share ........                             $      (0.10)        $      (0.12)        $      (0.12)
                                                                             ============         ============         ============

Weighted average number of shares
   outstanding .................................                               23,166,000           21,045,000           18,927,000
                                                                             ============         ============         ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                 Statement of Stockholders' Equity (Deficiency)

                           Period from August 24, 1981
                      (Date of Inception) to July 31, 2003

                                                      Common Stock
                                               ----------------------

                                                                         Capital In     Common
                                                Number of              Excess of par  Stock to be
                                                 Shares      Amount        Value        Issued
                                               -----------  ---------  -------------  -----------
Issuance of shares to officers
  and stockholders for equipment,
  research and development, and
  expense reimbursement                            712,500  $     713   $   212,987          --
Issuance of shares for organizational
  legal service                                     50,000         50         4,950          --
Sale of shares for cash, net                        82,143         82       108,418          --
Adjustment for 3 for 2 stock
  split declared September 8, 1982                 422,321        422          (422)         --
Net loss                                                --         --            --          --
                                               -----------  ---------   -----------     -------
Balance at July 31, 1982                         1,266,964      1,267       325,933          --

Issuance of shares for equipment                    15,000         15        13,985          --
Sale of shares to private investors                 44,196         44        41,206          --
Sale of shares in public offering, net             660,000        660     1,307,786          --
Issuance of shares under stock grant
  program                                           20,000         20       109,980          --
Exercise of warrants, net                            1,165          1         3,494          --
Net loss                                                --         --            --          --
                                               -----------  ---------   -----------     -------
Balance at July 31, 1983                         2,007,325      2,007     1,802,384          --

Exercise of warrants, net                          287,566        287       933,696          --
Issuance of shares under stock grant
  program                                           19,750         20       101,199          --
Issuance of shares under stock bonus
  plan for directors and consultants               130,250        131       385,786          --
Net loss                                                --         --            --          --
                                               -----------  ---------   -----------     -------
Balance at July 31, 1984                         2,444,891      2,445     3,223,065          --

Issuance of shares under stock grant
  program                                           48,332         48       478,057          --
Issuance of shares under stock bonus
  plan for directors and consultants                99,163         99       879,379          --
Shares canceled                                    (42,500)       (42)     (105,783)         --
Exercise of warrants, net                          334,957        335     1,971,012
Net loss                                                --         --            --          --
                                               -----------  ---------   -----------     -------
Balance at July 31, 1985                         2,884,843      2,885     6,445,730          --

Issuance of shares under stock grant
  program                                           11,250         12       107,020          --
Issuance of shares under stock bonus
  plan for directors and consultants                15,394         15       215,385          --
Exercise of warrants, net                           21,565         21        80,977          --
Net loss                                                --         --            --          --
                                               -----------  ---------   -----------     -------
Balance at July 31, 1986
  (carried forward)                              2,933,052      2,933     6,849,112          --

                                                    Deficit
                                                  Accumulated                   Deferred          Total
                                                     During                   compensation,   Stockholders'
                                                  Development   Subscription   restricted        Equity
                                                     Stage       Receivable      stock        (Deficiency)
                                                 ------------   ------------  ------------    -------------
Issuance of shares to officers
  and stockholders for equipment,
  research and development, and
  expense reimbursement                           $        --      $    --     $        --     $   213,700
Issuance of shares for organizational
  legal service                                            --           --              --           5,000
Sale of shares for cash, net                               --           --              --         108,500
Adjustment for 3 for 2 stock
  split declared September 8, 1982                         --           --              --              --
Net loss                                             (121,486)          --              --        (121,486)
                                                  -----------      -------     -----------     -----------
Balance at July 31, 1982                             (121,486)          --              --         205,714
Issuance of shares for equipment                           --           --              --          14,000
Sale of shares to private investors                        --           --              --          41,250
Sale of shares in public offering, net                     --           --              --       1,308,446
Issuance of shares under stock grant
  program                                                  --           --              --         110,000
Exercise of warrants, net                                  --           --              --           3,495
Net loss                                             (558,694)          --              --        (558,694)
                                                  -----------      -------     -----------     -----------
Balance at July 31, 1983                             (680,180)          --              --       1,124,211

Exercise of warrants, net                                  --           --              --         933,983
Issuance of shares under stock grant
  program                                                  --           --              --         101,219
Issuance of shares under stock bonus
  plan for directors and consultants                       --           --              --         385,917
Net loss                                           (1,421,083)          --              --      (1,421,083)
                                                  -----------      -------     -----------     -----------
Balance at July 31, 1984                           (2,101,263)          --              --       1,124,247

Issuance of shares under stock grant
  program                                                  --           --              --         478,105
Issuance of shares under stock bonus
  plan for directors and consultants                       --           --              --         879,478
Shares canceled                                            --           --              --        (105,825)
Exercise of warrants, net                                  --           --              --       1,971,347
Net loss                                           (2,958,846)          --              --      (2,958,846)
                                                  -----------      -------     -----------     -----------
Balance at July 31, 1985                           (5,060,109)          --              --       1,388,506

Issuance of shares under stock grant
  program                                                  --           --              --         107,032
Issuance of shares under stock bonus
  plan for directors and consultants                       --           --              --         215,400
Exercise of warrants, net                                  --           --              --          80,998
Net loss                                           (2,138,605)          --              --      (2,138,605)
                                                  -----------      -------     -----------     -----------
Balance at July 31, 1986
  (carried forward)                                (7,198,714)          --              --        (346,669)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                       Common Stock
                                               -----------------------------
                                                                                 Capital In          Common
                                                 Number of                      Excess of par     Stock to be
                                                  Shares           Amount           Value            Issued
                                               ------------     ------------     ------------     ------------
Balance at July 31, 1986 (brought forward)        2,933,052     $      2,933     $  6,849,112               --

Exercise of warrants at $10.00 per share             14,745               15          147,435               --
Issuance of shares under stock bonus
  plan for directors and consultants                  5,000                5           74,995               --
Issuance of shares for services                     250,000              250          499,750               --
Sale of shares to private investors, net              5,000                5           24,995               --
Net loss                                                 --               --               --               --
                                               ------------     ------------     ------------     ------------
Balance at July 31, 1987                          3,207,797            3,208        7,596,287               --

Issuance of shares for legal and
  consulting services                               206,429              207          724,280               --
Issuance of shares under employment
  incentive program                                 700,000              700        2,449,300               --
Issuance of shares under stock
  grant program                                      19,000               19           66,481               --
Exercise of options at $3.00 per share              170,000              170          509,830               --
Issuance of shares for litigation
  settlement                                         12,500               12           31,125               --
Exercise of warrants at $7.06 per share              63,925               64          451,341               --
Sale of shares to private investors                  61,073               61          178,072               --
Amortization of deferred compensation,
  restricted stock                                       --               --               --               --
Net loss                                                 --               --               --               --
                                               ------------     ------------     ------------     ------------
Balance at July 31, 1988                          4,440,724            4,441       12,006,716               --

Sale of shares for litigation
  settlement                                        135,000              135        1,074,703               --
Conversion of debentures at $3.00
  per share                                         133,333              133          399,867               --
Sale of shares to private investors                 105,840              106          419,894               --
Exercise of options at $3.50 per share                1,000                1            3,499               --
Issuance of shares under employment
  agreement                                         750,000              750        3,749,250               --
Issuance of shares under the 1989
  Stock Plan                                         30,000               30          149,970               --
Amortization of deferred compensation,
  restricted stock                                       --               --               --               --
Net loss                                                 --               --               --               --
                                               ------------     ------------     ------------     ------------
Balance at July 31, 1989                          5,595,897            5,596       17,803,899               --

Issuance of shares for legal and
  consulting services                                52,463               52          258,725               --
Issuance of shares under the 1989
  Stock Plan                                         56,000               56          335,944               --
Sale of shares for litigation
  settlement                                         50,000               50          351,067               --

                                                  Deficit
                                                Accumulated                       Deferred               Total
                                                   During                       compensation,        Stockholders'
                                                Development     Subscription     restricted             Equity
                                                   Stage         Receivable         stock            (Deficiency)
                                               ------------     ------------    -------------        ------------
Balance at July 31, 1986 (brought forward)     $ (7,198,714)       $    --       $         --        $   (346,669)

Exercise of warrants at $10.00 per share                 --             --                 --             147,450
Issuance of shares under stock bonus
  plan for directors and consultants                     --             --                 --              75,000

Issuance of shares for services                          --             --                 --             500,000
Sale of shares to private investors, net                 --             --                 --              25,000
Net loss                                         (2,604,619)            --                 --          (2,604,619)
                                               ------------        -------       ------------        ------------
Balance at July 31, 1987                         (9,803,333)            --                 --          (2,203,838)

Issuance of shares for legal and
  consulting services                                    --             --                 --             724,487
Issuance of shares under employment
  incentive program                                      --             --         (2,450,000)                 --
Issuance of shares under stock
  grant program                                          --             --                 --              66,500
Exercise of options at $3.00 per share                   --             --                 --             510,000
Issuance of shares for litigation
  settlement                                             --             --                 --              31,137
Exercise of warrants at $7.06 per share                  --             --                 --             451,405
Sale of shares to private investors                      --             --                 --             178,133
Amortization of deferred compensation,
  restricted stock                                       --             --            449,167             449,167
Net loss                                         (3,272,773)            --                 --          (3,272,773)
                                               ------------        -------       ------------        ------------
Balance at July 31, 1988                        (13,076,106)            --         (2,000,833)         (3,065,782)

Sale of shares for litigation
  settlement                                             --             --                 --           1,074,838
Conversion of debentures at $3.00
  per share                                              --             --                 --             400,000
Sale of shares to private investors                      --             --                 --             420,000
Exercise of options at $3.50 per share                   --             --                 --               3,500
Issuance of shares under employment
  agreement                                              --             --         (3,750,000)                 --
Issuance of shares under the 1989
  Stock Plan                                             --             --           (150,000)                 --
Amortization of deferred compensation,
  restricted stock                                       --             --          1,050,756           1,050,756
Net loss                                         (2,952,869)            --                 --          (2,952,869)
                                               ------------        -------       ------------        ------------
Balance at July 31, 1989                        (16,028,975)            --         (4,850,077)         (3,069,557)

Issuance of shares for legal and
  consulting services                                    --             --                 --             258,777
Issuance of shares under the 1989
  Stock Plan                                             --             --           (336,000)                 --
Sale of shares for litigation
  settlement                                             --             --                 --             351,117

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                 Common Stock
                                                           -------------------------


                                                                                           Capital In         Common
                                                             Number of                   Excess of par     Stock to be
                                                               Shares        Amount           Value           Issued
                                                           ------------  ------------     ------------     ------------
Exercise of options at $3.00 - $3.50 per share                  105,989  $        106     $    345,856               --

Sale of shares to private investors                              89,480            90          354,990               --
Issuance of shares under employment agreement                   750,000           750        3,749,250               --
Conversion of debentures at $5.00 per share                     100,000           100          499,900               --
Amortization of deferred compensation, restricted stock              --            --               --               --
Net loss                                                             --            --               --               --
                                                           ------------  ------------     ------------     ------------
Balance at July 31, 1990                                      6,799,829         6,800       23,699,631               --

Exercise of options at $6.50 per share                           16,720            16          108,664               --
Issuance of shares for legal consulting services                 87,000            87          358,627               --
Issuance of shares under the 1989 Stock Plan                    119,000           119          475,881               --
Amortization of deferred compensation, restricted stock              --            --               --               --
Net loss                                                             --            --               --               --
                                                           ------------  ------------     ------------     ------------
Balance at July 31, 1991                                      7,022,549         7,022       24,642,803               --

Exercise of options at $3.50 per share                            1,000             1            3,499               --
Sale of shares to private investors                              70,731            71          219,829               --
Conversion of debentures at $5.00 per share                      94,000            94          469,906               --
Issuance of shares for services                                  45,734            46          156,944               --
Issuance of shares under the 1989 Stock Plan                    104,000           104          285,896               --
Amortization of deferred compensation, restricted stock              --            --               --               --
Net loss                                                             --            --               --               --
                                                           ------------  ------------     ------------     ------------
Balance at July 31, 1992                                      7,338,014         7,338       25,778,877               --

Sale of share to private investors                              352,667           353          735,147               --
Issuance of shares for legal services                            49,600            50          132,180               --
Issuance of shares for services                                   5,000             5            9,995               --
Issuance of shares under the 1989 Stock Plan                    117,000           117          233,883               --
Amortization of deferred compensation, restricted stock              --            --               --               --
Net loss                                                             --            --               --               --
                                                           ------------  ------------     ------------     ------------
Balance at July 31, 1993                                      7,862,281         7,863       26,890,082               --

Conversion of debentures at $2.75 per share to $6.00 per
  share                                                         425,400           425        1,701,575               --
Sale of shares to private investors, net                        743,000           743        1,710,048               --
Conversion of short-term borrowings                              72,800            73          181,927               --
Issuance of shares for services                                  16,200            16           43,334               --
Issuance of shares under the 1989 Stock Plan, for services        5,000             5           14,995               --


                                                                  Deficit
                                                                Accumulated                     Deferred           Total
                                                                   During                     compensation,     Stockholders'
                                                                 Development   Subscription    restricted          Equity
                                                                    Stage       Receivable        stock         (Deficiency)
                                                                ------------   ------------   ------------      -------------
Exercise of options at $3.00 - $3.50 per share                  $         --      $    --     $         --      $    345,962
Sale of shares to private investors                                       --           --               --           355,080
Issuance of shares under employment agreement                             --           --       (3,750,000)               --
Conversion of debentures at $5.00 per share                               --           --               --           500,000
Amortization of deferred compensation, restricted stock                   --           --        3,015,561         3,015,561
Net loss                                                          (4,860,116)          --               --        (4,860,116)
                                                                ------------      -------     ------------      ------------

Balance at July 31, 1990                                         (20,889,091)          --       (5,920,516)       (3,103,176)

Exercise of options at $6.50 per share                                    --           --               --           108,680
Issuance of shares for legal consulting services                          --                            --           358,714
Issuance of shares under the 1989 Stock Plan                              --           --         (476,000)               --
Amortization of deferred compensation, restricted stock                   --           --        2,891,561         2,891,561
Net loss                                                          (5,202,302)          --               --        (5,202,302)
                                                                ------------      -------     ------------      ------------
Balance at July 31, 1991                                         (26,091,393)          --       (3,504,955)       (4,946,523)

Exercise of options at $3.50 per share                                    --           --               --             3,500
Sale of shares to private investors                                       --           --               --           219,900
Conversion of debentures at $5.00 per share                               --           --               --           470,000
Issuance of shares for services                                           --           --               --           156,990
Issuance of shares under the 1989 Stock Plan                              --           --         (286,000)               --
Amortization of deferred compensation, restricted stock                   --           --        3,046,726         3,046,726
Net loss                                                          (4,772,826)          --               --        (4,772,826)
                                                                ------------      -------     ------------      ------------
Balance at July 31, 1992                                         (30,864,219)          --         (744,229)       (5,822,233)

Sale of share to private investors                                        --           --               --           735,500
Issuance of shares for legal services                                     --           --               --           132,230
Issuance of shares for services                                           --           --          (10,000)               --
Issuance of shares under the 1989 Stock Plan                              --           --         (234,000)               --
Amortization of deferred compensation, restricted stock                   --           --          664,729           664,729
Net loss                                                          (2,357,350)          --               --        (2,357,350)
                                                                ------------      -------     ------------      ------------
Balance at July 31, 1993                                         (33,221,569)          --         (323,500)       (6,647,124)

Conversion of debentures at $2.75 per share to $6.00 per
  share                                                                   --           --               --         1,702,000
Sale of shares to private investors, net                                  --           --               --         1,710,791
Conversion of short-term borrowings                                       --           --               --           182,000
Issuance of shares for services                                           --           --               --            43,350
Issuance of shares under the 1989 Stock Plan, for services                --           --               --            15,000

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                     Common Stock
                                                              -----------------------------


                                                                                                  Capital In        Common
                                                               Number of                        Excess of par     Stock to be
                                                                Shares             Amount           Value            Issued
                                                              ------------     ------------     ------------      ------------
Issuance of options to related parties upon conversion of
  accrued interest, payroll and expenses                                --     $         --     $  3,194,969                --
Repurchase of stock options from related party                          --               --         (198,417)               --
Issuance of options upon conversion of accrued interest                 --               --          142,441                --
Common stock to be issued                                               --               --               --            50,000
Amortization of deferred compensation, restricted stock                 --               --               --                --
Net loss                                                                --               --               --                --
                                                              ------------     ------------     ------------      ------------
Balance at July 31, 1994                                         9,124,681            9,125       33,680,954            50,000

Sale of shares to private investors, net                           961,000              961        2,023,241           (50,000)
Conversion of short-term borrowings                                 17,600               17           43,983                --
Issuance of shares for services                                     30,906               31           77,234                --
Exercise of options at $2.27 - $2.50 per share                     185,000              185          437,015                --
Common stock to be issued                                               --               --               --           339,008
Common stock to be issued, for services                                 --               --               --             4,800
Amortization of deferred compensation, restricted stock                 --               --               --                --
Net loss                                                                --               --               --                --
                                                              ------------     ------------     ------------      ------------
Balance at July 31, 1995                                        10,319,187           10,319       36,262,427           343,808

Sale of shares to private investors, net                         2,953,327            2,953        8,969,655          (339,008)
Issuance of shares for services                                     19,995               20           70,858            (4,800)
Exercise of options at $2.50 - $3.87 per share                     566,700              567        1,657,633                --
Sale of warrants                                                        --               --           12,084                --
Issuance of options/warrants for services                               --               --           50,872                --
Common stock to be issued                                               --               --               --           258,335
Subscription receivable                                                 --               --               --                --
Net loss                                                                --               --               --                --
                                                              ------------     ------------     ------------      ------------
Balance at July 31, 1996                                        13,859,209           13,859       47,023,529           258,335

Sale of shares to private investors, net                           112,000              112          503,888                --
Issuance of options for services                                        --               --           76,504                --
Exercise of options at $2.45 - $4.00 per share, net                729,134              729        2,620,359          (258,335)
Exercise of warrants at $5.00 per share, net                       147,450              148          737,102                --
Net loss                                                                --               --               --                --
                                                              ------------     ------------     ------------      ------------
Balance at July 31, 1997                                        14,847,793           14,848       50,961,382                --


                                                                   Deficit
                                                                  Accumulated                          Deferred           Total
                                                                    During                           compensation,     Stockholders'
                                                                  Development      Subscription       restricted          Equity
                                                                     Stage          Receivable          stock          (Deficiency)
                                                                 ------------      ------------      ------------      -------------
Issuance of options to related parties upon conversion of
  accrued interest, payroll and expenses                         $         --      $         --      $         --      $  3,194,969
Repurchase of stock options from related party                             --                --                --          (198,417)
Issuance of options upon conversion of accrued interest                    --                --                --           142,441
Common stock to be issued                                                  --                --                --            50,000
Amortization of deferred compensation, restricted stock                    --                --           265,000           265,000
Net loss                                                           (2,234,428)               --                --        (2,234,428)
                                                                 ------------      ------------      ------------      ------------
Balance at July 31, 1994                                          (35,455,997)               --           (58,500)       (1,774,418)

Sale of shares to private investors, net                                   --                --                --         1,974,202
Conversion of short-term borrowings                                        --                --                --            44,000
Issuance of shares for services                                            --                --                --            77,265
Exercise of options at $2.27 - $2.50 per share                             --                --                --           437,200
Common stock to be issued                                                  --                --                --           339,008
Common stock to be issued, for services                                    --                --                --             4,800
Amortization of deferred compensation, restricted stock                    --                --            58,500            58,500
Net loss                                                           (1,993,123)               --                --        (1,993,123)
                                                                 ------------      ------------      ------------      ------------
Balance at July 31, 1995                                          (37,449,120)               --                --          (832,566)

Sale of shares to private investors, net                                   --                --                --         8,633,600
Issuance of shares for services                                            --                --                --            66,078
Exercise of options at $2.50 - $3.87 per share                             --                --                --         1,658,200
Sale of warrants                                                           --                --                --            12,084
Issuance of options/warrants for services                                  --                --                --            50,872
Common stock to be issued                                                  --                --                --           258,335
Subscription receivable                                                    --          (254,185)               --          (254,185)
Net loss                                                           (2,942,152)               --                --        (2,942,152)
                                                                 ------------      ------------      ------------      ------------
Balance at July 31, 1996                                          (40,391,272)         (254,185)               --         6,650,266

Sale of shares to private investors, net                                   --                --                --           504,000
Issuance of options for services                                           --                --                --            76,504
Exercise of options at $2.45 - $4.00 per share, net                        --           254,185                --         2,616,938
Exercise of warrants at $5.00 per share, net                               --                --                --           737,250
Net loss                                                           (5,018,867)               --                --        (5,018,867)
                                                                 ------------      ------------      ------------      ------------
Balance at July 31, 1997                                          (45,410,139)               --                --         5,566,091

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                 Common Stock
                                                          ------------------------------
                                                                                              Capital In          Common
                                                           Number of                        Excess of par      Stock to be
                                                             Shares            Amount           Value             Issued
                                                          ------------      ------------     ------------      ----------
Balance at July 31, 1997 (brought forward)                  14,847,793      $     14,848     $ 50,961,382              --

Sale of shares to private investors, net                     2,337,150             2,337        4,199,877              --
Issuance of options for services                                    --                --          199,954              --
Exercise of warrants at $2.20 - $2.50 per share                  4,950                 5           11,080              --
Issuance of shares for services, net                            50,000                50           99,950              --
Net loss                                                            --                --               --              --
                                                          ------------      ------------     ------------      ----------
Balance at July 31, 1998                                    17,239,893            17,240       55,472,243              --

Issuance of options for services                                    --                --          205,593              --
Issuance of shares for services, net                            46,701                46           16,359              --
Net loss                                                            --                --               --              --
                                                          ------------      ------------     ------------      ----------
Balance at July 31, 1999 (carried forward)                  17,286,594            17,286       55,694,195              --

Sale of shares to private investors, net                       875,000               875          547,417              --
Exercise of options at $0.43 - $1.43 per share                  95,000                95           45,755              --
Issuance of shares for services, net                           174,965               175           92,009              --
Vesting of options previously issued for services                   --                --          146,912              --
Net loss                                                            --                --               --              --
                                                          ------------      ------------     ------------      ----------
Balance at July 31, 2000                                    18,431,559            18,431       56,526,288              --
Sale of shares to private investors, net                       863,331               863          955,561              --
Exercise of options at $0.29 - $0.85 per share                 165,555               166           83,565              --
Issuance of shares for services, net                            11,800                12           10,018              --
Exercise of convertible debentures at $0.90 per share          330,000               330          296,670              --
Issuance of warrants with convertible debt                          --                --          178,807              --
Issuance of options for services                                    --                --          160,426              --
Net loss                                                            --                --               --              --
                                                          ------------      ------------     ------------      ----------
Balance at July 31, 2001                                    19,802,245            19,802       58,211,335              --

Sale of shares to private investors, net                     2,622,122             2,623        1,047,925              --
Exercise of stock options and warrants                         186,000               186           92,814              --
Issuance of shares for services, net                            78,340                78           64,048              --
Exercise of convertible debentures at $0.90 per share           72,214                72           64,921              --
Vesting of options previously issued for services                   --                --          173,436              --
Net loss                                                            --                --               --              --
                                                          ------------      ------------     ------------      ----------
Balance at July 31, 2002                                    22,760,921            22,761       59,654,479              --



                                                              Deficit
                                                            Accumulated                          Deferred          Total
                                                               During                          compensation,    Stockholders'
                                                            Development       Subscription      restricted         Equity
                                                               Stage           Receivable          stock        (Deficiency)
                                                            ------------      ------------     -------------    -------------
Balance at July 31, 1997 (brought forward)                  $(45,410,139)     $         --      $        --     $  5,566,091

Sale of shares to private investors, net                              --                --               --        4,202,214
Issuance of options for services                                      --                --               --          199,954
Exercise of warrants at $2.20 - $2.50 per share                       --                --               --           11,085
Issuance of shares for services, net                                  --                --               --          100,000
Net loss                                                      (6,387,506)               --               --       (6,387,506)
                                                            ------------      ------------      -----------     ------------
Balance at July 31, 1998                                     (51,797,645)               --               --        3,691,838

Issuance of options for services                                      --                --               --          205,593
Issuance of shares for services, net                                  --                --               --           16,405
Net loss                                                      (3,156,636)               --               --       (3,156,636)
                                                            ------------      ------------      -----------     ------------
Balance at July 31, 1999 (carried forward)                   (54,954,281)               --               --          757,200

Sale of shares to private investors, net                              --                --               --          548,292
Exercise of options at $0.43 - $1.43 per share                        --                --               --           45,850
Issuance of shares for services, net                                  --                --               --           92,184
Vesting of options previously issued for services                     --                --               --          146,912
Net loss                                                      (1,722,298)               --               --       (1,722,298)
                                                            ------------      ------------      -----------     ------------
Balance at July 31, 2000                                     (56,676,579)               --               --         (131,860)
Sale of shares to private investors, net                              --                --               --          956,424
Exercise of options at $0.29 - $0.85 per share                        --                --               --           83,731
Issuance of shares for services, net                                  --                --               --           10,030
Exercise of convertible debentures at $0.90 per share                 --                --               --          297,000
Issuance of warrants with convertible debt                            --                --               --          178,807
Issuance of options for services                                      --                --               --          160,426
Net loss                                                      (2,294,936)               --               --       (2,294,936)
                                                            ------------      ------------      -----------     ------------
Balance at July 31, 2001                                     (58,971,515)               --               --         (740,378)
Sale of shares to private investors, net                              --                --               --        1,050,548
Exercise of stock options and warrants                                --                --               --           93,000
Issuance of shares for services, net                                  --                --               --           64,126
Exercise of convertible debentures at $0.90 per share                 --                --               --           64,993
Vesting of options previously issued for services                     --                --               --          173,436
Net loss                                                      (2,591,162)               --               --       (2,591,162)
                                                            ------------      ------------      -----------     ------------
Balance at July 31, 2002                                     (61,562,677)               --               --       (1,885,437)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                 Common Stock
                                                           ----------------------------

                                                                                               Capital In         Common
                                                             Number of                       Excess of par     Stock to be
                                                               Shares           Amount            Value           Issued
                                                           ------------     ------------      ------------     ----------
Balance at July 31, 2002 (brought forward)                   22,760,921     $     22,761      $ 59,654,479             --

Sale of shares to private investors, net                      1,315,000            1,315           652,312             --
Exercise of stock options and warrants                          764,000              764           376,896             --
Issuance of shares for payment of accounts payable              186,208              186            94,037             --
Issuance of options for services rendered                            --               --            75,521             --
Vesting of options previously issued for services                    --               --            10,038             --
Issuance of warrants in connection with debt issuances               --               --           594,219             --
Net loss                                                             --               --                --             --
                                                           ------------     ------------      ------------     ----------
Balance at July 31, 2003                                     25,026,129     $     25,026      $ 61,457,502     $       --
                                                           ============     ============      ============     ==========


                                                                 Deficit
                                                               Accumulated                     Deferred         Total
                                                                  During                     compensation,  Stockholders'
                                                               Development    Subscription    restricted        Equity
                                                                  Stage        Receivable        stock       (Deficiency)
                                                               ------------   ------------   -------------   ------------
Balance at July 31, 2002 (brought forward)                     $(61,562,677)     $     --     $       --     $ (1,885,437)

Sale of shares to private investors, net                                 --            --             --          653,627
Exercise of stock options and warrants                                   --            --             --          377,660
Issuance of shares for payment of accounts payable                       --            --             --           94,223
Issuance of options for services rendered                                --            --             --           75,521
Vesting of options previously issued for services                        --            --             --           10,038
Issuance of warrants in connection with debt issuances                   --            --             --          594,219
Net loss                                                         (2,411,532)           --             --       (2,411,532)
                                                               ------------      --------     ----------     ------------
Balance at July 31, 2003                                       $(63,974,209)     $     --     $       --     $ (2,491,681)
                                                               ============      ========     ==========     ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Cash Flows

                   Years ended July 31, 2003, 2002 and 2001,
                      and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2003

                                                                   August 24, 1981
                                                                 (date of inception)
                                                                          to
                                                                     July 31, 2003         2003           2002            2001
                                                                 -------------------   ------------   ------------    ------------
Cash flows from operating activities:
  Net loss                                                           $(63,974,209)     $ (2,411,532)  $ (2,591,162)   $ (2,294,936)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
      Gain on sale of marketable securities                               (25,963)               --             --              --
      Depreciation and amortization                                     1,547,218            15,812         38,948          74,615
      Loss on disposal of property and equipment                           18,926                --             --              --
      Noncash operating expenses                                        6,117,612            85,559        207,947         304,722
      Amortization of debt discount                                       243,411           243,411             --              --
      Amortization of deferred compensation                            11,442,000                --             --              --
      Amortization of organization costs                                    4,590                --             --              --
      Changes in assets and liabilities:
       (Increase) decrease in other current assets                        (69,970)           35,651         (2,821)        (14,316)
       (Increase) decrease in other assets                                (46,236)          (73,620)       (22,327)         13,527
       Increase in loans and interest payable, related party              744,539                --             --              --
       Increase (decrease) in accounts payable                          1,153,888            (2,476)       450,282         249,214
       Increase in accrued payroll and expenses, related parties        2,348,145                --             --              --
       Increase in accrued expenses                                     1,949,491           553,700        388,465          53,967
                                                                     ------------      ------------   ------------    ------------
           Net cash used in operating activities                      (38,546,558)       (1,553,495)    (1,530,668)     (1,613,207)
                                                                     ------------      ------------   ------------    ------------

Cash flows from investing activities:
      Purchase of marketable securities                                  (290,420)               --             --              --
      Proceeds from sale of marketable equity securities                  316,383                --             --              --
      Purchase of property and equipment                               (1,406,836)               --             --              --
      Patent costs                                                        (97,841)               --             --              --
                                                                     ------------      ------------   ------------    ------------
           Net cash used in investing activities                       (1,478,714)               --             --              --
                                                                     ------------      ------------   ------------    ------------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued

                                                                     August 24, 1981
                                                                   (date of inception)
                                                                            to
                                                                      July 31, 2003         2003            2002            2001
                                                                   -------------------  ------------    ------------   ------------
Cash flows from financing activities:
  Proceeds from short-term borrowings                                 $    874,500      $     25,000    $         --   $         --
  Payment of short-term borrowings                                        (653,500)          (25,000)         (5,000)            --
  Increase (decrease) in loans payable, related party, net               2,628,868          (139,794)        139,794             --
  Proceeds from bank debt and other long-term debt, net of
     deferred debt costs                                                 3,667,460           915,000         300,000             --
  Reduction of bank debt and long-term debt                             (2,951,164)           (8,704)         (6,612)        (6,605)
  Proceeds from issuance of Common Stock, net                           30,014,338           653,627       1,050,548        956,424
  Proceeds from exercise of stock options and warrants, net              6,060,914           377,660          93,000         83,731
  Proceeds from issuance of convertible debentures, related party          297,000                --              --        297,000
  Proceeds from issuance of convertible debentures, unrelated party        416,993                --              --         69,993
                                                                      ------------      ------------    ------------   ------------
      Net cash provided by financing activities                         40,355,409         1,797,789       1,571,730      1,400,543
                                                                      ------------      ------------    ------------   ------------
      Net increase (decrease) in cash and cash equivalents                 330,137           244,294          41,062       (212,664)
Cash and cash equivalents at beginning of period                                --            85,843          44,781        257,445
                                                                      ------------      ------------    ------------   ------------
Cash and cash equivalents at end of period                            $    330,137      $    330,137    $     85,843   $     44,781
                                                                      ============      ============    ============   ============

Supplemental disclosure of cash flow information - interest paid      $  1,707,338      $     24,697    $     20,195   $      8,733
                                                                      ============      ============    ============   ============

Noncash financing activities:
  Issuance of convertible subordinated debenture for loan
     payable to officer                                               $  2,725,000      $         --    $         --   $         --
                                                                      ============      ============    ============   ============
  Issuance of Common Stock upon the conversion of convertible
     subordinated debentures, related party                           $  3,242,000      $         --    $         --   $    297,000
                                                                      ============      ============    ============   ============

  Conversion of short-term borrowings to Common Stock                 $    226,000      $         --    $         --   $         --
                                                                      ============      ============    ============   ============

  Conversion of accrued interest, payroll and expenses by
     related parties to stock options                                 $  3,194,969      $         --    $         --   $         --
                                                                      ============      ============    ============   ============

     Repurchase of stock options from related party                   $   (198,417)     $         --    $         --   $         --
                                                                      ============      ============    ============   ============

     Conversion of accrued interest to stock options                  $    142,441      $         --    $         --   $         --
                                                                      ============      ============    ============   ============

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued

                                                                          August 24, 1981
                                                                        (date of inception)
                                                                                 to
                                                                           July 31, 2003           2003         2002         2001
                                                                        -------------------    -----------   ----------   ----------
Conversions of accounts payable to Common Stock                              $  454,549        $    94,223   $   64,126   $   10,030
                                                                             ==========        ===========   ==========   ==========

Conversion of notes payable, bank and accrued interest to
     long-term debt                                                          $1,699,072        $        --   $       --   $       --
                                                                             ==========        ===========   ==========   ==========

Conversion of loans and interest payable, related party and
    accrued payroll and expenses, related parties to long-term
    accrued payroll and other, related party                                 $1,863,514        $        --   $       --   $       --
                                                                             ==========        ===========   ==========   ==========

Issuance of Common Stock upon the conversion of convertible
    subordinated debentures, other                                           $  191,993        $        --   $   64,993   $       --
                                                                             ==========        ===========   ==========   ==========

Issuance of Common Stock for services rendered                               $    2,460        $        --   $       --   $       --
                                                                             ==========        ===========   ==========   ==========

Issuance of warrants with notes payable                                      $  594,219        $   594,219   $       --   $       --
                                                                             ==========        ===========   ==========   ==========

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                    Years ended July 31, 2003, 2002 and 2001
                      and the Period From August 24, 1981
                      (Date of Inception) to July 31, 2003

(1)   Summary of Significant Accounting Policies

      Business Description

      Alfacell Corporation (the "Company") was incorporated in Delaware on August 24, 1981 for the purpose of engaging in the discovery, investigation and development of a new class of anti-cancer drugs and anti-viral agents. The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      The Company's current operations encompass all the risks inherent in discovering and developing a new drug, including: an uncertainty regarding the timing and amount of future revenues to be derived from the Company's technology; obtaining future capital as needed; attracting and retaining key personnel; and a business environment with heightened competition, rapid technological change and strict government regulations.

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets ranging from three to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period.

      The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

      Cash Equivalents

      The Company considers all highly liquid investments with maturities of three months or less, at the time of purchase, to be cash equivalents.

      Research and Development

      Research and development costs are expensed as incurred.

      Fair Value of Financial Instruments

      For all financial instruments, their carrying value approximates fair value due to the short maturity of those instruments. Debt instruments have been issued at rates which represent prevailing market rates for similar financings.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(1)   Summary of Significant Accounting Policies, (Continued)

      Comprehensive Income (Loss)

      The net loss of $2,411,000, $2,591,000 and $2,295,000 recorded for the years ended July 31, 2003, 2002 and 2001, respectively, is equal to the comprehensive loss for those periods in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income".

      Earnings (Loss) Per Common Share

      "Basic" earnings (loss) per common share equals net income (loss) divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period, adjusted for the effects of potentially dilutive securities. The Company's Basic and Diluted per share amounts are the same since the Company is in a loss position and the assumed exercise of stock options and warrants would be all anti-dilutive. The number of outstanding options and warrants that could dilute earnings per share in future periods was 9,663,023, 9,040,881 and 6,445,748 at July 31, 2003, 2002 and 2001, respectively.

      Long-Lived Assets

      The Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recoverable. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows. SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, has not had a material impact on the Company's financial position, operating results or cash flows.

      Stock Option Plans

      Stock based compensation is recognized using the intrinsic value method. For disclosure purposes, proforma net income (loss) and net income (loss) per share data are provided in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" as if the fair value method had been applied.

      The Company records compensation expense equal to the value of stock options granted for consulting services rendered to the Company by non-employees. The value of the options granted to non-employees is determined by the Black-Scholes option pricing model.

      Accounting For Warrants Issued With Convertible Debt

      The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion rights that are in-the-money at the commitment date pursuant to the consensuses for EITF Issue No. 98-5 and EITF Issue No. 00-27. Such value is allocated to additional paid-in capital and the resulting debt discount is charged to interest expense over the terms of the notes payable. Such value is determined after first allocating an appropriate portion of the proceeds received to warrants or any other detachable instruments included in the exchange.

(2)   Liquidity

      The Company has reported net losses of approximately $2,411,000, $2,591,000, and $2,295,000 for the fiscal years ended July 31, 2003, 2002 and 2001, respectively. The loss from date of inception, August 24, 1981, to July 31, 2003 amounts to $63,974,000. Also, the Company has a working capital deficit and limited liquid resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(2)   Liquidity, (Continued)

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R), the primary anti-cancer product being developed by the Company, licensing its proprietary RNase technology and its ability to realize the full potential of its technology and its drug candidates via out-licensing agreements with other companies. Such additional funds may not become available or be available on acceptable terms. Through July 31, 2003, a significant portion of the Company's financing has been through private placements of Common Stock and warrants, the issuance of Common Stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company raised capital through the sale of a portion of its tax benefits. Until the Company's operations generate significant revenues, the Company will continue to fund operations from cash on hand and through the sources of capital previously described. During the fiscal year ended July 31, 2003, the Company received gross proceeds of approximately $2,241,000 from long-term and short-term borrowings from unrelated parties, from the private placement of Common Stock and warrants, proceeds from the exercise of warrants and options and from the sale of its tax benefits. No assurances can be provided that the additional capital will be sufficient to meet the Company's needs.

      The Company will continue to incur costs in conjunction with its U.S. and foreign registrations for marketing approval of ONCONASE(R). The Company is currently in discussion with several potential strategic alliance partners including major international biopharmaceutical companies to further the development and marketing of ONCONASE(R) and other related products in its pipeline as well as its proprietary technology. However, there can be no assurance that any such alliances will materialize. The Company intends to seek foreign marketing approvals for ONCONASE(R) for the treatment of malignant mesothelioma. Therefore, the Company expanded its ongoing clinical trial internationally. The Company's ability to raise funding at this time may be dependent upon other factors including, without limitation, market conditions, and such funds may not be available or be available on acceptable terms.

      The Company's Common Stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, the Company's Common Stock trades on the OTC Bulletin Board under the symbol "ACEL". Delisting of the Company's Common Stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its Common Stock.

(3)   Property and Equipment

      Property and equipment, at cost, consists of the following at July 31:

                                                 2003              2002
                                                 ----              ----

      Laboratory equipment                    $  755,040        $  755,040
      Office equipment                           296,105           296,105
      Leasehold improvements                      97,833            97,833
                                              ----------        ----------
         Total                                 1,148,978         1,148,978

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(3)   Property and Equipment, (Continued)

                                                                                     2003           2002
                                                                                     ----           ----
          Less accumulated depreciation and amortization                           1,136,183      1,120,371
                                                                                  ----------     ----------
          Property and equipment, net                                             $   12,795     $   28,607
                                                                                  ==========     ==========

(4)   Long-term Debt

      Long-term debt consists of the following at July 31:

                                                                                      2003          2002
                                                                                      ----          ----
       Notes payable, unsecured, unrelated party at 8% and 8.5% interest, net of debt discount of $350,808 at July 31, 2003 with maturity dates
          during fiscal years July 31, 2004 and 2005                              $  564,192     $       --
       Notes payable, unsecured, unrelated party at 8% interest and due as follows: $100,000 due December 4, 2003, $100,000 due February 17,
          2004 and $100,000 Due March 29, 2004                                       300,000        300,000
       Note payable, in monthly installments of $1,459, including principal and interest commencing April 2000 and each month
          thereafter until March 2005, secured by equipment                           15,404         24,108
                                                                                  ----------     ----------
                                                                                     879,596        324,108
       Less current portion                                                          637,080          8,179
                                                                                  ----------     ----------
                                                                                  $  242,516     $  315,929
                                                                                  ==========     ==========

      During the fiscal year ended July 31, 2003, the Company issued 8% convertible notes payable to unrelated parties with principal balances totaling an aggregate of $915,000. These notes payable are scheduled to mature on various dates from April 2004 through May 2005 and are convertible into the Company's Common Stock at exercise prices ranging from $0.20 to $0.50 per share. Additionally, with the issuance of the notes payable, the Company issued to the unrelated parties warrants to purchase an aggregate of 665,000 shares of the Company's Common Stock, expiring five years from the date of issuance at an exercise price of $0.60 per share. In addition, the Company will issue on the due date of the notes payable warrants to purchase an aggregate of 915,000 shares of the Company's Common Stock expiring five years from the date of issuance at per share exercise prices of $1.00 and $1.10. The Company valued these warrants at a total of $219,259 based on the fair value determined by using the Black-Scholes method. At the issuance dates of the notes payable, the fair market values of the Company's shares exceeded the effective conversion prices. Accordingly, the Company initially increased additional paid-in capital by $219,259 for the fair value of the warrants and reduced the carrying value of the notes payable for the same amount for the debt discount attributable to the fair value of the warrants. The Company is amortizing the debt discount over the terms of the notes payable.

      Pursuant to the applicable guidance in the consensus for EITF Issue No. 00-27, the Company valued the beneficial conversion feature using the effective conversion price. Accordingly, the Company first allocated $219,259 to the detachable warrants and decreased the carrying value of the notes payable. Based on the effective conversion prices, the Company recorded a beneficial conversion charge of $374,960 which was allocated to additional paid-in capital and debt discount which is being amortized as interest expense over the terms of the notes payable. At July 31, 2003, the notes were convertible into 4,157,143 shares of Common Stock.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(4)   Long-term Debt, (Continued)

            The notes require principal payments in each of the years subsequent to July 31, 2003 as follows:

                    Year Ending July 31,            Amount
                    --------------------            ------

                            2004                 $   815,000
                            2005                     400,000
                                                 -----------
                            Total                $ 1,215,000
                                                 ===========

(5)   Related Party

      During the fiscal year ended July 31, 2003, the Company's CEO has made loans to the Company payable on demand bearing interest at 8% per annum. As of July 31, 2002, the Company owed $139,794 which was classified as a current liability included in Loan payable, related party. During the fiscal year ended July 31, 2003, the amount owed was repaid. Amounts due from the Company's CEO totaled $142,287 and $68,667 at July 31, 2003 and 2002, respectively, are classified as a long-term asset in Loan receivable, related party as the Company does not expect repayment of these amounts within one year. The Company earned approximately $9,500 interest on the unpaid balance. At July 31, 2003, the Company owed approximately $81,000 of salary to its CEO.

(6)   Note Payable - Convertible Note

      In April 2001, the Company entered into convertible notes payable with certain related and unrelated parties in the aggregate amount of $366,993. The notes were due within ninety (90) days unless the lenders elect to exercise an option to convert the note into the Company's Common Stock, par value $.001 per share at a conversion price of $0.90 per share (the estimated fair market value of the stock based on the average of the high and low trade prices of the Company's Common Stock for the ten (10) trading days preceding the loan date). In addition, upon conversion, the lender would receive a three-year warrant for each share of converted Common Stock at an exercise price of $2.50 per share that will expire on July 7, 2004. The estimated value of the warrants of $133,793, using the Black-Scholes options-pricing model, was recorded as interest expense over the ninety day note term. In July 2001, an aggregate of $297,000 note payables were converted which resulted in the issuance of 330,000 shares of the Company's Common Stock. In addition, upon conversion, the Company issued the agreed three-year warrants to purchase an aggregate of 330,000 shares of Common Stock at an exercise price of $2.50 per share. An aggregate balance of the convertible notes in the amount of $69,993 was renewed for one hundred twenty (120) days for the same conversion price of $0.90 per share. In addition, upon conversion, the lender would receive a five-year warrant for each share of converted Common Stock at an exercise price of $1.50 per share. The estimated value of the warrants of $45,000, using the Black-Scholes options-pricing model, was treated as a debt discount which accretes as interest expense over the one hundred twenty day note term through October 31, 2001. In October 2001, an aggregate of $64,993 notes payable were converted which resulted in the issuance of 72,214 shares of the Company's Common Stock. In addition, upon conversion, the Company issued the agreed five-year warrants to purchase an aggregate of 72,214 shares of Common Stock at an exercise price of $1.50 per share. Also, in October 2001, the Company's Board of Directors approved the change in the exercise price of the 330,000 warrants issued to related parties upon conversion of notes from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006, to conform with the private placements to unrelated parties.

(7)   Leases

      The Company leased its facility under a five-year operating lease which expired on December 31, 2001. The Company has been leasing the property on a month-to-month basis. Rent expense charged to operations was $136,000, $136,000, and $136,000 in 2003, 2002 and 2001, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity

      On September 1, 1981, the Company issued 712,500 shares of Common Stock (1,068,750 shares adjusted for the stock split on September 8, 1982) to officers and stockholders in exchange for equipment, research and development services, stock registration costs, reimbursement of expenses and other miscellaneous services. The Common Stock issued for services was recorded at the estimated fair value of services rendered based upon the Board of Directors' determination and ratification of the value of services. Equipment received in exchange for Common Stock was recorded at the transferor's cost. Common stock issued for reimbursement of expenses was recorded based upon expenses incurred. All values assigned for expenses and services rendered have been charged to operations except for stock registration costs which were charged against proceeds.

      On July 30, 1982, the Company sold 82,143 shares of Common Stock (123,214 shares adjusted to reflect the stock split on September 8, 1982) to a private investor at a price of $1.40 per share, resulting in net proceeds to the Company of approximately $108,500.

      On September 8, 1982, the Company declared a 3-for-2 stock split. Shares previously issued by the Company have been restated in accordance with the stock split.

      On September 8, 1982, the Company issued 15,000 shares of Common Stock to an officer and stockholder in exchange for equipment. The equipment received in exchange for the Common Stock was recorded at the transferor's cost.

      On November 1, 1982 and January 3, 1983, the Company sold 28,125 and 16,071 shares of Common Stock, respectively, to private investors at $.93 per share, resulting in net proceeds to the Company of approximately $41,250.

      On January 17, 1983, the Company sold 660,000 shares of its Common Stock and 330,000 Common Stock purchase warrants in a public offering at a price of $2.50 per share, resulting in net proceeds to the Company of approximately $1,308,446. The warrants were to expire 12 months after issuance; however, the Company extended the expiration date to July 16, 1984. During the fiscal years ended July 31, 1983 and 1984, the net proceeds to the Company from the exercise of the warrants amounted to $934,000. Each Common Stock purchase warrant was not detachable from its Common Stock or exercisable until six months after the issuance date of January 17, 1983. Each warrant entitled the holder to purchase one share of Common Stock at an exercise price of $3.00 after six months and prior to nine months after issuance. The exercise price increased to $3.50 after nine months and prior to 12 months after issuance.

      In connection with the public offering, the Company sold 60,000 five-year purchase warrants to the underwriters at a price of $.001 per warrant. Each warrant entitled the holder to purchase one share of Common Stock at an exercise price of $3.00. Pursuant to the antidilution provisions of the warrants, the underwriters received warrants to purchase 67,415 shares at an exercise price of $2.67 per share. As of July 31, 1986, all such warrants were exercised and the Company received proceeds of approximately $180,000.

      On February 22, 1984, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of two series of new warrants, each to purchase an aggregate of 330,000 shares (hereinafter referred to as one-year warrants and two-year warrants). The one-year warrants had an exercise price of $6.50 per share and expired July 17, 1985. The two-year warrants had an exercise price of $10.00 per share and were to expire July 17, 1986. However, the Company extended the expiration date to August 31, 1987. The one-year warrants and two-year warrants were issued as of July 17, 1984 on a one-for-one basis to those public offering warrant holders who exercised their original warrants, with the right to oversubscribe to any of the warrants not exercised. During the fiscal years ended July 31, 1985, 1986, 1987 and 1988, the Company received net proceeds of approximately $2,471,000 as a result of the exercise of the warrants.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      On January 2, 1987, the Company issued 250,000 shares of Common Stock to officers and stockholders, including the President and Chief Executive Officer, in recognition of services performed for the Company. The fair value of such shares was recorded as compensation expense.

      On February 3, 1987, the Company sold 5,000 shares of Common Stock to a private investor for $5.00 per share, resulting in net proceeds to the Company of approximately $25,000.

      On September 1, 1987, the Board of Directors approved new wage contracts for three officers. The contracts provided for the issuance of 700,000 shares of Common Stock as an inducement for signing. The fair value of these shares was recorded as deferred compensation and was amortized over the term of the employment agreements. The contracts also provided for the issuance of 1,500,000 shares of Common Stock in 750,000 increments upon the occurrence of certain events. These shares were issued during the fiscal years ended July 31, 1989 and 1990 and the fair value of such shares was recorded as deferred compensation and was amortized over the remaining term of the employment agreements. The contracts also provided for five-year options to purchase 750,000 shares of Common Stock at $3.00 per share; options for the purchase of 170,000 shares were exercised on June 16, 1988 and the remaining options for the purchase of 580,000 shares expired on September 2, 1992.

      During the fiscal year ended July 31, 1988, the Company issued 206,429 shares of Common Stock for payment of legal and consulting services. The fair value of such shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company issued 12,500 shares of Common Stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company sold 61,073 shares of Common Stock to private investors at $2.92 per share resulting in net proceeds to the Company of approximately $178,133.

      On September 21, 1988, the Company entered into a stipulation of settlement arising from a lawsuit wherein it agreed to pay a total of $250,000 in 12 monthly installments. Under the agreement, the Company authorized the issuance on September 7, 1988 and October 18, 1988 of 85,000 and 50,000 shares, respectively, to an escrow account to secure payment of the $250,000 due under the stipulation of settlement. During the fiscal year ended July 31, 1989, the Company issued and sold the 135,000 shares of Common Stock for $1,074,838. On February 14, 1989, the Board of Directors authorized the issuance of an additional 50,000 shares. During the year ended July 31, 1990, the shares were sold for $351,117. The proceeds from the above transactions were used to pay the settlement and related legal costs, reduce loans from and interest due to the Company's Chief Executive Officer, and for working capital.

      During the fiscal year ended July 31, 1989, the Company sold 105,840 shares of Common Stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $420,000.

      During the fiscal year ended July 31, 1990, the Company issued 52,463 shares of Common Stock for payment of legal and consulting services. The fair value of the Common Stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company issued 50,000 shares of Common Stock in connection with the settlement of certain litigation. The fair value of the Common Stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company sold 89,480 shares of Common Stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $355,080.

      During the fiscal year ended July 31, 1991, the Company issued 87,000 shares of Common Stock for payment of legal and consulting services. The fair value of the Common Stock was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1992, the Company sold 70,731 shares of Common Stock to private investors at $2.75 to $3.50 per share resulting in net proceeds to the Company of approximately $219,900.

      During the fiscal year ended July 31, 1992, the Company issued 45,734 shares of Common Stock as payment for services rendered to the Company. The fair value of the Common Stock was charged to operations.

      During the fiscal years ended July 31, 1992 and 1990, 94,000 and 50,000 shares of Common Stock, respectively, were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1993, the Company sold 352,667 shares of Common Stock to private investors at prices ranging from $2.00 to $3.00 per share resulting in net proceeds to the Company of approximately $735,500. In addition, the private investors were granted options to purchase Common Stock totaling 587,167 shares at prices ranging from $3.00 to $7.00. During the fiscal years ended July 31, 1995 and 1996, 322,500 and 228,833 options expired, respectively. A total of 42,167 options due to expire on July 31, 1995 were extended to July 31, 1996 and their exercise price was reduced to $2.50. During the fiscal year ended July 31, 1996, 35,834 options were exercised resulting in net proceeds to the Company of approximately $89,600.

      During the fiscal year ended July 31, 1993, the Company issued 54,600 shares of Common Stock as payment for legal and other services performed for the Company. The fair value of 49,600 shares was charged to operations. The remaining 5,000 shares were recorded as deferred compensation and were amortized over a one-year period, beginning in February 1993, in accordance with the agreement entered into with the recipient.

      During the fiscal year ended July 31, 1994, the Company issued 7,000 shares of Common Stock as payment for services performed for the Company. The fair value of the Common Stock was charged to operations.

      During the fiscal year ended July 31, 1994, the Company sold 25,000 shares of Common Stock to a private investor at $2.00 per share resulting in net proceeds to the Company of $50,000. In addition, the private investor was granted options to purchase Common Stock totaling 25,000 shares at $4.00 per common share. These options were exercised in September 1996 resulting in net proceeds to the Company of $100,000.

      During the fiscal year ended July 31, 1994, the Company sold 800,000 shares of Common Stock to private investors at $2.50 per share resulting in net proceeds to the Company of $1,865,791. In addition, the private investors were granted warrants to purchase Common Stock totaling 800,000 shares at $5.00 per common share. Warrants for the purchase of 147,450 shares were exercised during fiscal 1997 resulting in net proceeds to the Company of $737,250. The remaining 652,550 warrants expired during fiscal 1997.

      During the fiscal year ended July 31, 1994, 400,000 shares of Common Stock were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1994, 25,400 shares of Common Stock were issued upon the conversion of other outstanding debentures.

      In September 1994, the Company completed a private placement resulting in the issuance of 288,506 shares of Common Stock and three-year warrants to purchase 288,506 shares of Common Stock at an exercise price of $5.50 per share. The warrants expired during fiscal 1998. The Common Stock and warrants were sold in units consisting of 20,000 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock. The price per unit was $50,000. The Company received proceeds of approximately $545,000, net of costs associated with the placement of approximately $55,000 and the conversion of certain debt by creditors of $121,265 into equivalent private placement units of 17,600 shares for conversion of short-term borrowings and

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      30,906 shares issued for services rendered. In October 1994, an additional two units at $50,000 per unit were sold to a private investor under the same terms as the September 1994 private placement resulting in the issuance of 40,000 shares of Common Stock and warrants to purchase 40,000 shares of Common Stock. The warrants expired during fiscal 1998.

      During the fiscal year ended July 31, 1995, 185,000 shares of Common Stock were issued upon the exercise of stock options by unrelated parties resulting in net proceeds to the Company of $437,200. The exercise prices of the options ranged from $2.27 to $2.50, which had been reduced from $3.50 and $5.00, respectively, during fiscal 1995.

      During the fiscal year ended July 31, 1995, the Company sold 681,000 shares of Common Stock to private investors resulting in net proceeds to the Company of approximately $1,379,000. The shares were sold at prices ranging from $2.00 to $2.25.

      During the fiscal year ended July 31, 1995, the Company sold 139,080 shares of Common Stock and 47,405 three-year warrants to purchase shares of Common Stock at an exercise price of $4.00 per share to private investors. The stock and warrants were sold at prices ranging from $2.25 to $2.73 per share and resulted in net proceeds to the Company of $343,808, of which $4,800 was for services rendered. The common shares were issued to the investors subsequent to July 31, 1995.

      On August 4, 1995, the Company issued 6,060 shares of Common Stock as payment for services rendered to the Company. The fair value of the Common Stock was charged to operations.

      On September 29, 1995, the Company completed a private placement resulting in the issuance of 1,925,616 shares of Common Stock and three-year warrants to purchase an aggregate of 55,945 shares of Common Stock at an exercise price of $4.00 per share. Of these shares 1,935 were issued for services rendered to the Company. The Common Stock was sold alone at per share prices ranging from $2.00 to $3.70, and in combination with warrants at per unit prices ranging from $4.96 to $10.92, which related to the number of warrants contained in the unit. The Company received proceeds of approximately $4.1 million, including $1,723,000 for approximately 820,000 shares received during the fiscal year ended July 31, 1995. The warrants expired in October 1998.

      As consideration for the extension of the Company's term loan agreement with its bank, the Company granted the bank a warrant to purchase 10,000 shares of Common Stock at an exercise price of $4.19. The warrants were issued as of October 1, 1995 and expired on August 31, 1997.

      In June 1996, the Company sold in a private placement 1,515,330 shares of Common Stock and three-year warrants to purchase 313,800 shares of Common Stock at an exercise price of $7.50 per share. Of these shares, 12,000 were issued for services rendered to the Company. The Common Stock was sold alone at a per share price of $3.70, in combination with warrants at a per unit price of $12.52 and warrants were sold alone at a per warrant price of $1.42. Each unit consisted of three shares of Common Stock and one warrant. The Company received proceeds of approximately $5.7 million. The warrants expired during the fiscal 2000.

      In June 1996, the Company issued 10,000 five-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $4.95 per share. The Company recorded research and development expense of $28,260 which was the fair value of the stock options on the date of issuance. The options expired during the fiscal year ended July 31, 2001.

      During the fiscal year ended July 31, 1996, 207,316 shares of Common Stock were sold from October 1995 to April 1996 at per share prices ranging from $3.60 to $4.24 resulting in proceeds of approximately $808,000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1996, 656,334 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $1.9 million to the Company. Of these shares, 89,634 were issued subsequent to July 31, 1996. The exercise prices of the options ranged from $2.50 to $3.87 per share.

      In August 1996, the Company issued 10,000 stock options with an exercise price of $4.69 per share exercisable for five years as payment for services to be rendered. An equal portion of these options vested monthly for one year commencing September 1, 1996. The Company recorded general and administrative expense of $27,900 which was the fair value of the stock options on the date of issuance. The options expired during the fiscal year ended July 31, 2002.

      In March 1997, the Company issued 112,000 shares of Common Stock at $4.50 per share in a private placement to a single investor resulting in net proceeds of $504,000 to the Company.

      In May 1997, the Company issued 100,000 stock options to a director with an exercise price of $5.20 per share as payment for serving as Chairman of the Scientific Advisory Board (the "SAB"). These options will vest as follows provided the director is then serving as Chairman of the SAB at the time of vesting: 10,000 vested immediately, 10,000 after one full calendar year, 10,000 annually for each of the following three years and 50,000 on May 13, 2002. The vesting of the 50,000 options which vest in May 2002 may be accelerated upon the occurrence of the following events:
      25,000 options upon the good faith determination by the Company's Board of Directors that a substantive collaborative agreement with a major biopharmaceutical company was a result of Dr. Carter's efforts and 25,000 options upon the good faith determination by the Company's Board of Directors that Dr. Carter made a material contribution towards the approval by the United States Food and Drug Administration of a New Drug Application for the marketing of ONCONASE(R) in the United States. The Company recorded a total research and development expense of $353,400, which was the fair value on the date of issuance of that portion of the stock options that had vested as of July 31, 2002. Of these options, 20,000 expired as of the fiscal year ended July 31, 2003.

      During the fiscal year ended July 31, 1997, 639,500 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $2.6 million to the Company. The exercise prices of the options ranged from $2.45 to $4.00 per share.

      During the fiscal year ended July 31, 1997, 147,450 warrants were exercised by both related and unrelated parties resulting in net proceeds of approximately $737,250 to the Company. The exercise price of the warrants was $5.00 per share.

      In October 1997, the Company issued 75,000 stock options to a director with an exercise price of $3.66 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's Board of Directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on October 31, 2002. The vesting and exercisability of the 25,000 options, which vest in October 2002 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $185,600 is being amortized over a five-year period, which commenced in October 1997. As of July 31, 2003, the expense was fully amortized and recorded, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant. Of these options, 10,000 expired during the fiscal year ended July 31, 2003.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      In October 1997, the Company issued 12,000 five-year stock options to a consultant with an exercise price of $3.91 per share as payment for services to be rendered. An equal portion of these options vest monthly and are to be amortized over a one-year period which commenced in October 1997. In May 1998, the Company terminated the services of the consultant which resulted in the cancellation of 5,000 options. The Company recorded a total research and development expense for the remaining 7,000 options in the amount of $15,800, based upon the fair value of such options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant. These options expired during the fiscal year ended July 31, 2003.

      On December 9, 1997, the stockholders authorized the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 from 25,000,000 shares to 40,000,000 shares.

      On December 9, 1997, the stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). The total number of shares of Common Stock authorized for issuance upon exercise of options granted under the 1997 Plan is 2,000,000. Options are granted at fair market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      On January 23, 1998, the Securities and Exchange Commission (the "SEC") declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,734,541 shares of Common Stock. Of these shares (i) an aggregate of 2,737,480 shares were issued to private placement investors in private placement transactions which were completed during the period from March 1994 through March 1997 (the "Earlier Private Placements"), (ii) an aggregate of 409,745 shares are issuable upon exercise of warrants which were issued to private placement investors in the Earlier Private Placements and (iii) an aggregate of 587,316 shares may be issued, or have been issued, upon exercise of options which were issued to option holders in certain other private transactions. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which was declared effective in February 2002.

      In February 1998, the Company completed the February 1998 Private Placement primarily to institutional investors which resulted in the issuance of 1,168,575 units at a unit price of $4.00. Each unit consisted of two (2) shares of the Company's Common Stock, par value $.001 per share and one (1) three-year warrant to purchase one (1) share of Common Stock at an exercise price of $2.50 per share. The Company received proceeds of approximately $4,202,000, net of costs associated with the private placement of approximately $472,000. The placement agent also received warrants to purchase an additional 116,858 units comprised of the same securities sold to investors at an exercise price of $4.40 per unit as part of its compensation. In May 2001, the expiration date of these warrants was extended from May 19, 2001 to August 17, 2001. The warrants expired on August 17, 2001.

      In March 1998, the Company entered into a conversion agreement with one of its raw material suppliers (the "Supplier") for the conversion of an outstanding payable (the "Conversion Agreement") into 50,000 shares of the Company's Common Stock. Pursuant to the Conversion Agreement, the Company issued 50,000 shares of Common Stock to the Supplier. The fair value of the Common Stock approximated the outstanding payable amount of $100,000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      In March 1998, the Company issued 75,000 stock options to a director with an exercise price of $2.80 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's Board of Directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on March 24, 2003. The vesting and exercisability of the 25,000 options which vest in March 2003 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement and licensing or financing arrangement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $138,100 is being amortized over a five-year period which commenced in March 1998. As of July 31, 2003, the expense was fully amortized and recorded, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant. Of these options, 10,000 expired during the fiscal year ended July 31, 2003.

      On April 20, 1998 the SEC declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,918,299 shares of Common Stock. Of these shares (i) an aggregate of 2,337,150 shares of Common Stock were issued to the private placement investors in the February 1998 Private Placement, (ii) an aggregate of 1,168,575 shares may be issued upon exercise of the Warrants which were issued to the private placement investors in the February 1998 Private Placement, (iii) 350,574 shares may be issued upon the exercise of the Placement Agent Warrant which was issued to the placement agent in the February 1998 Private Placement and the Warrants issuable upon exercise of the Placement Agent Warrant, (iv) 50,000 shares of Common Stock were issued to a Supplier in connection with conversion of an outstanding accounts payable, and (v) 12,000 shares may be issued upon the exercise of options which were issued as payment for services to be rendered. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which was declared effective in February 2002.

      During the fiscal year ended July 31, 1998, the Company issued 833 three-year stock options as payment for services rendered in August 1997. The options vested thirty days from the issuance date and have an exercise price of $4.47 per share. The total general and administrative expense recorded for these options was $1,700, based upon the fair value of such options on the date of issuance. These options expired in August 2000.

      During the fiscal year ended July 31, 1998, the Company issued 15,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. An equal portion of these options vest monthly and a total general and administrative expense of $30,000 is being amortized over a one-year period which commenced September 1997. The Company also issued 5,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. Of these options, 833 vested monthly for five months commencing September 30, 1997 and 835 vested on the last day of the sixth month. Total general and administrative expense of $9,700 was amortized over a six-month period which commenced September 1997. As of July 31, 1998, the Company recorded general and administrative expense of $37,100, based upon the fair value of the 20,000 stock options on the date of the issuance, amortized on a straight-line basis over the vesting periods of the grants. These options expired three years after it vested.

      During the fiscal year ended July 31, 1998, 4,950 shares of Common Stock were issued upon the exercise of warrants by unrelated parties resulting in net proceeds of approximately $11,100 to the Company. The exercise prices of the warrants ranged from $2.20 to $2.50 per share.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      On October 1, 1998 (the "Effective Date"), the Company entered into an agreement with a consultant (the "Agreement"), resulting in the issuance of 200,000 five-year stock options with an exercise price of $1.00 per share as payment for services to be rendered. These options will vest as follows: an aggregate of 20,000 shall vest on October 1, 1999 or upon signing of the first corporate partnering deal, whichever shall occur first; an aggregate of 2,500 of such options shall vest on the last day of each month over the first twelve months after the Effective Date of the Agreement; the remaining 150,000 options will vest on the third anniversary of the Effective Date of the Agreement provided that the consultant is still providing consulting services to the Company under the Agreement at that time. The vesting of such remaining options shall be accelerated as follows: 50,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is less than $5,000,000; 100,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $5,000,000 but less than $10,000,000; 200,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $10,000,000. Should the Company sell a controlling interest in its assets and/or equity at any time after the signature of the Agreement, all options will vest. The Company has recorded approximately $49,300 of general and administrative expense based upon the fair value of the vested options through July 31, 2000. Additional expense will be recorded in subsequent periods through October 1, 2001 as the remainder of the options vest. During the fiscal year ended July 31 2000, the Agreement was terminated which resulted in the cancellation of 150,000 options. The remaining 50,000 options were exercised in September 2003, which resulted in gross proceeds of $50,000 to the Company.

      During the fiscal year ended July 31, 1999, the Company issued 5,000 three-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $1.43 per share. The total general and administrative expense recorded for these options was $4,200, based upon the fair value of such options on the date of issuance. These options were exercised during the fiscal year ended July 31, 2000, which resulted in gross proceeds of $7,150 to the Company.

      During the fiscal year ended July 31, 1999, the Company issued 40,701 shares of Common Stock for payment of legal services. The fair value of the Common Stock in the amount of $16,631 was charged to operations.

      During the fiscal year ended July 31, 1999, the Company issued 6,000 shares of Common Stock for payment of services rendered. The fair value of the Common Stock in the amount of $2,460 was charged to operations.

      During the fiscal year ended July 31, 2000, the Company issued 174,965 shares of Common Stock for payment of services rendered. The fair value of the Common Stock in the amount of $92,184 was charged to operations.

      During the fiscal year ended July 31, 2000, the Company issued 95,000 shares of Common Stock upon the exercise of stock options by unrelated parties which resulted in gross proceeds of $45,850 to the Company. The exercise prices of the options ranged from $0.43 to $1.43.

      During the fiscal year ended July 31, 2000, the Company sold an aggregate of 875,000 shares of Common Stock to private investors at prices ranging from $0.50 to $1.00 per share resulting in net proceeds of $548,300 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 875,000 shares of Common Stock, inclusive of additional warrants issued so that all investors in the private placements received substantially the same securities, at per share exercise prices ranging from $1.03 to $4.55. Of these warrants, 437,500 expired in May 2003 and the balance will expire in May 2005.

      During the fiscal year ended July 31, 2001, the Company issued 11,800 shares of Common Stock for payment of services rendered. The fair value of the Common Stock in the amount of $10,030 was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 2001, the Company sold an aggregate of 863,331 shares of Common Stock to private investors at prices ranging from $0.90 to $1.50 per share resulting in net proceeds of $956,000 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 696,665 shares of Common Stock at per share exercise prices ranging from $1.50 to $3.00. The warrants will expire during the period commencing July 2004 and ending in October 2006.

      During the fiscal year ended July 31, 2001, the Company issued 165,555 shares of Common Stock upon the exercise of stock options by related parties which resulted in gross proceeds of $83,700 to the Company. The per share exercise prices of the options ranged from $0.29 to $0.85.

      During the fiscal year ended July 31, 2001, the Company issued 50,000 five-year stock options to a director as payment for non-board related services. These options vested immediately and have an exercise price of $0.90 per share. The Company recorded general and administrative expense of $31,600 which was the fair market value of the options, using the Black-Scholes options-pricing model, on the date of issuance. In addition, the director will receive a contingent award of 50,000 shares of the Company's Common Stock should the Company complete a strategic partnership or receive an investment from the prospective partner or its affiliates.

      During the fiscal year ended July 31, 2001, the Company issued 330,000 shares of Common Stock upon the conversion of convertible notes from related parties at $0.90 per share. In addition, upon conversion, the related parties were granted three-year warrants to purchase an aggregate of 330,000 shares of Common Stock at an exercise price of $2.50 per share. The estimated value of these warrants in the amount of $108,900 was recorded by the Company as interest expense during the fiscal year ended July 31, 2001. In October 2001, the board of directors approved a change of the 330,000 warrants from three-year warrants to five-year warrants and the exercise price from $2.50 per share to $1.50 per share to conform with the private placements to unrelated parties.

      During the fiscal year ended July 31, 2002, the Company issued 72,214 shares of Common Stock upon the conversion of convertible notes from unrelated parties at $0.90 per share. In addition, upon conversion, the unrelated parties were granted five-year warrants to purchase an aggregate of 72,214 shares of Common Stock at an exercise price of $1.50 per share. The estimated value of these warrants in the amount of $32,200 was recorded by the Company as interest expense during the fiscal year ended July 31, 2002.

      During the fiscal year ended July 31, 2002, the Company issued 78,340 shares of Common Stock in settlement of accounts payable in the amount of $64,126. In addition, one of the vendors was granted five-year warrants to purchase 55,556 shares of Common Stock at an exercise price of $1.50 per share. The settled accounts payable amount was credited to equity as the value of the Common Stock and warrants.

      During the fiscal year ended July 31, 2002, the Company issued an aggregate of 85,221 five-year stock options as payment for services rendered. The options vested immediately and have a per share exercise prices of $0.75 as to 70,000 stock options and $0.94 as to 15,221 stock options. The Company recorded an aggregate total of $40,747 non-cash expenses for these options, based upon the fair value on the date of the issuance as estimated by the Black-Scholes options-pricing model.

      During the fiscal year ended July 31, 2002, the Company sold an aggregate of 2,622,122 shares of Common Stock to private investors at prices ranging from $0.35 to $0.90 per share resulting in net proceeds of $1,050,000 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 2,673,422 shares of Common Stock at per share exercise prices ranging from $0.75 to $1.50. The warrants will expire during the period commencing August 2006 and ending in June 2007.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 2002, the Company issued warrants to purchase 1,500,000 shares of Common Stock to Roan Meyers Associates L.P. for an aggregate warrant purchase price of $1,500 in connection with the engagement of Roan Meyers to render advisory services. Roan Meyers has already exercised warrants to purchase an aggregate of 226,000 shares of Common Stock as of the fiscal year ended July 31, 2003 with an exercise price of $0.50 per share, resulting in gross proceeds of $112,500 to the Company. Warrants to purchase an additional 274,000 shares were exercisable as of July 31, 2003 of which 24,000 shares have an exercise price of $0.50 per share and 250,000 have an exercise price of $1.00 per share. The remaining 1,000,000 warrants will become exercisable if Roan Meyers is successful in helping the Company raise capital. For each $1 million in capital financing raised with the assistance of Roan Meyers, 200,000 warrants will become exercisable up to 1,000,000 warrants in the aggregate. Of those 1,000,000 warrants, 400,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. The Company recorded an expense equal to the fair market value of the first 500,000 warrants in February 2002 based upon the fair value of such warrants as estimated by Black-Scholes pricing model ($153,300), less the $1,500 received from the sale of the warrants. The additional warrants vest contingent upon capital being raised and will be accounted for as part of the capital transaction. During the fiscal year ended July 31, 2003, the vesting of the 600,000 warrants was amended to vest immediately and the exercise price was amended from $1.50 to $0.50 per share, which resulted in the issuance of 600,000 shares of Common Stock upon the exercise of warrants. The Company realized gross proceeds of $300,000.

      During the fiscal year ended July 31, 2002, the Company issued an aggregate of 186,000 shares of Common Stock upon the exercise of warrants by an unrelated party, which resulted in gross proceeds of $93,000 to the Company.

      During the fiscal year ended July 31, 2002, the Company issued an aggregate of 75,000 five-year stock options to unrelated parties as an incentive for lending the Company an aggregate of $75,000, which was repaid during the quarter. The options vested immediately and have an exercise price of $1.50 per share. The total non-cash interest expense recorded for these options was $25,615, based upon the fair value of such option on the date of issuance as estimated by the Black-Scholes options-pricing model.

      During the fiscal year ended July 31, 2002, the Company issued a notes payable to an unrelated party in an aggregate amount of $300,000. The note was due thirty days bearing interest at 8% per annum. In addition, the lender received warrants to purchase 350,000 shares of Common Stock at an exercise price of $0.60 per share. The total non-cash interest expense recorded for these warrants was $40,690, based upon the fair value of such option on the date of issuance as estimated by the Black-Scholes options-pricing model. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.40 per share plus a five-year warrant for each share of the Company's Common Stock issued upon conversion at an exercise price of $1.00 per share.

      During the fiscal year ended July 31, 2003, the Company issued an aggregate of 764,000 shares of Common Stock upon the exercise of warrants and stock options by unrelated parties which resulted in gross proceeds of approximately $378,000 to the Company.

      During the fiscal year ended July 31, 2003, the Company issued an aggregate 186,208 shares of Common Stock in settlement of accounts payable in the aggregate amount of $94,223. In addition, one of the vendors was granted five-year options to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share. The Company recorded $17,581 non-cash research and development expenses for these options, based upon the fair value on the date of the issuance as estimated by the Black-Scholes options-pricing model. The settled accounts payable amount was credited to equity as the value of the Common Stock and options.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(8)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 2003, the Company issued 25,000 five-year stock options to an unrelated party as an incentive for lending the Company an aggregate of $25,000, which was fully paid as of April 30, 2003. The stock options vested immediately and have an exercise price of $0.23 per share. The total non-cash interest expense recorded for these stock options was $2,503. In addition, the Company issued 140,000 five-year stock options for services rendered. These stock options vested immediately and have exercise prices of $0.84 and $1.25 per share. The total non-cash charge relating to these options was $55,437. The total value of these options was based upon the fair value of such options on the date of issuance as estimated by the Black-Scholes options-pricing model.

      During the fiscal year ended July 31, 2003, the Company issued 8% convertible notes payable to unrelated parties with principal balances totaling an aggregate of $915,000. These notes payable are scheduled to mature on various dates from April 2004 through May 2005 and are convertible into the Company's Common Stock at exercise prices ranging from $0.20 to $0.50 per share. Additionally, with the issuance of the notes payable, the Company issued to the unrelated parties warrants to purchase an aggregate of 665,000 shares of the Company's Common Stock, expiring five years from the date of issuance at an exercise price of $0.60 per share. In addition, the Company will issue on the due date of the notes payable warrants to purchase an aggregate of 915,000 shares of the Company's Common Stock expiring five years from the date of issuance at per share exercise prices of $1.00 and $1.10. The Company valued these warrants at a total of $219,259 based on the fair value determined by using the Black-Scholes method. At the issuance dates of the notes payable, the fair market values of the Company's shares exceeded the effective conversion prices. Accordingly, the Company initially increased additional paid-in capital by $219,259 for the fair value of the warrants and reduced the carrying value of the notes payable for the same amount for the debt discount attributable to the fair value of the warrants. The Company also increased its additional paid-in capital and debt discount by $374,960 for beneficial conversion rights issued in connection with the issuances of these notes (see note 4).

      During the fiscal year ended July 31, 2003, the Company sold an aggregate of 1,315,000 shares of Common Stock to private investors at prices ranging from $0.20 to $0.73 per share resulting in net proceeds of $653,627 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 1,315,000 shares of Common Stock at per share exercise prices ranging from $1.00 to $1.50. The warrants will expire during the period commencing January 2008 and ending in October 2008.

(9)   Common Stock Warrants

      During the fiscal years 1988 and 1991, the Board of Directors granted stock purchase warrants to acquire a maximum of 400,000 shares of Common Stock at $5.00 per share which were not exercised and have since expired.

      The following table summarizes the activity of Common Stock warrants issued in connection with the Private Placements completed in fiscal years 1994 through 2003:

                                                              Warrants     Exercise Price        Expiration
                                                              --------     --------------        ----------
      Sold in March 1994 Private Placement                     800,000         $5.00          3/21/97 to 6/21/97
                                                               -------
      Outstanding at July 31, 1994                             800,000          5.00          3/21/97 to 6/21/97

      Sold in September 1994 Private Placement                 288,506          5.50         12/9/97 to 12/14/97
      Sold in October 1994 Private Placement                    40,000          5.50               1/21/98
      Sold in September 1995 Private Placement                  47,405          4.00               10/1/98
                                                               -------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(9)   Common Stock Warrants, (Continued)

                                                                         Warrants       Exercise Price             Expiration
                                                                         --------       --------------             ----------
      Outstanding and exercisable at July 31, 1995                      1,175,911         4.00 - 5.50          3/21/97 to 10/1/98

      Issued to bank in connection with an amendment
      to the Company's term loan                                           10,000             4.19                  8/31/97
      Sold in September 1995 Private Placement                              8,540             4.00                  10/1/98
      Sold in June 1996 Private Placement                                 313,800             7.50             8/29/99 to 9/10/99
                                                                       ----------

      Outstanding and exercisable at July 31, 1996                      1,508,251         4.00 - 7.50          3/21/97 to 9/10/99

      Exercised                                                          (147,450)            5.00             3/21/97 to 6/21/97
      Expired                                                            (652,550)            5.00             3/21/97 to 6/21/97
                                                                       ----------

      Outstanding and exercisable at July 31, 1997                        708,251         4.00 - 7.50          12/9/97 to 9/10/99

      Sold in February 1998 Private Placement                           1,168,575             2.50                  8/17/01
      Issued to the Placement Agent in connection with the
      February 1998 Private placement (see note 8)                        350,574         2.20 - 2.50               8/17/01
      Exercised                                                            (4,950)        2.20 - 2.50                   5/19/01
      Expired                                                            (338,506)        4.19 - 5.50          8/31/97 to 1/21/98
                                                                       ----------

      Outstanding and exercisable at July 31, 1998                      1,883,944         2.20 - 7.50          10/1/98 to 8/17/01

      Expired                                                             (55,945)            4.00                      10/1/98

      Sold in February 2000 Private Placement                             875,000         1.03 - 4.55          5/28/03 to 5/28/05
      Expired                                                            (313,800)            7.50             8/30/99 to 9/11/99
                                                                       ----------

      Outstanding and exercisable at July 31, 2000                      2,389,199         1.03 - 4.55          5/19/01 to 5/28/05

      Sold in various private placements                                  696,665         1.50 - 3.00         7/07/04 to 10/30/06
      Issued to related parties upon conversion of note payable
                                                                          330,000             1.50                  7/07/06
                                                                       ----------

      Outstanding and exercisable at July 31, 2001                      3,415,864         1.03 - 4.55         8/17/01 to 10/30/06

      Expired                                                          (1,514,199)        2.20 - 2.50               8/17/01
      Sold in various private placements                                2,673,422         0.75 - 1.50         11/03/06 to 9/10/07
      Issued to vendor upon settlement of accounts payable
                                                                           55,556             1.50                  8/15/06
      Issued to unrelated party for advisory services                   1,500,000         0.50 - 1.50                2/6/07
      Exercised                                                          (186,000)            0.50                   2/6/07
      Issued to unrelated parties upon conversion of notes payable
                                                                           72,214             1.50                  10/31/06
      Issued to unrelated parties in connection with notes payable
                                                                          300,000             0.60             11/13/06 - 7/29/07
                                                                       ----------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(9)   Common Stock Warrants, (Continued)

                                                                        Warrants          Exercise Price            Expiration
                                                                        --------          --------------            ----------
      Outstanding and exercisable at July 31, 2002                      6,316,857          0.50 - 4.55          5/28/03 to 9/10/07

      Expired                                                            (437,500)         1.03 - 3.25               5/28/03
      Sold in various private placements                                1,315,000          1.00 - 1.50         1/24/08 to 10/31/08
      Exercised                                                          (640,000)             0.50                   2/6/07
      Issued to unrelated parties in connection with
      notes payable                                                       665,000              0.60              9/6/07 - 3/14/08
                                                                       ----------

      Outstanding and exercisable at July 31, 2003                      7,219,357         $ 0.50 - 4.55        5/28/05 to 10/31/08
                                                                       ==========         =============

(10)  Stock Options

      1993 Stock Option Plan

      The Company's stockholders approved the 1993 stock option plan totaling 3,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date. Our plan will expire on November 11, 2003 except to the extent there are outstanding options.

      1997 Stock Option Plan

      The Company's stockholders approved the 1997 stock option plan totaling 2,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      The following table summarizes stock option activity for the period August 1, 1994 to July 31, 2003:

                                   Shares Available    Number of         Weighted Average
                                      for Grant         Shares       Exercise Price Per Share
                                      ---------         ------       ------------------------
 Balance August 1, 1994                1,926,841       5,935,337            $     3.76
      Granted                           (818,850)        818,850                  2.60
      Exercised                               --        (185,000)                 2.36
      Canceled                                --      (1,897,500)                 4.30
                                       ---------       ---------
 Balance July 31, 1995                 1,107,991       4,671,687                  3.39
      Granted                           (296,205)        296,205                  3.99
      Exercised                               --        (656,334)                 2.92
      Canceled                             6,500        (235,333)                 4.89
                                       ---------       ---------
 Balance July 31, 1996                   818,286       4,076,225                  3.43
      1997 Plan                        2,000,000              --                    --
      Granted                           (932,500)        932,500                  4.90
      Exercised                               --        (639,500)                 3.82
      Canceled                           484,845        (484,845)                 4.70
                                       ---------       ---------
 Balance July 31, 1997                 2,370,631       3,884,380                  3.56
      Granted                           (234,333)        234,333                  3.31
      Canceled                            91,100         (91,100)                 3.81
                                       ---------       ---------
Balance July 31, 1998                  2,227,398       4,027,613                  3.54

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(10)  Stock Options, (Continued)

                                Shares Available          Number of            Weighted Average
                                   for Grant               Shares           Exercise Price Per Share
                                   ---------               ------           ------------------------
      Granted                       (595,000)               595,000                   0.62
      Canceled                       443,934               (555,737)                  3.97
                                   ---------             ----------
Balance July 31, 1999              2,076,332              4,066,876                   3.05
      Granted                       (827,000)               827,000                   0.52
      Exercised                           --                (95,000)                  0.48
      Canceled                       638,395             (1,031,880)                  2.73
                                   ---------             ----------
 Balance July 31, 2000             1,887,727              3,766,996                   2.65
      Granted                       (447,000)               447,000                   0.85
      Exercised                           --               (165,555)                  0.51
      Canceled                       774,315             (1,018,557)                  3.42
                                   ---------             ----------
 Balance July 31, 2001             2,215,042              3,029,884                   2.24
      Granted                       (544,221)               544,221                   0.69
      Exercised                           --                     --                     --
      Canceled                       655,840               (900,081)                  2.31
                                   ---------             ----------
 Balance July 31, 2002             2,326,661              2,674,024                   1.90
      Granted                       (630,000)               630,000                   0.50
      Exercised                           --               (124,000)                  0.47
      Canceled                       485,118               (736,359)                  3.09
                                   ---------             ----------
 Balance July 31, 2003             2,181,779              2,443,665                   1.26
                                   =========             ==========                   ====

      The stock options granted in fiscal year ended July 31, 2000 included an aggregate total of 75,000 stock options issued to the Company's outside Board of Directors and an aggregate total of 350,000 stock options issued to the employees of the Company, which will vest and become exercisable upon certain milestones, or these options will terminate, and the employees must be actively employed by the Company through the date of the achievement of the milestones. Compensation expense, if any, will be determined based on the Company's stock price on the vesting date relative to the options exercise price. No compensation expense was issued in 2001 and 2002. An aggregate 50,000 options issued to the Company's outside Board of Directors were exercised during the fiscal year 2001. The 350,000 stock options issued to the employees expired during the fiscal year ended July 31, 2002. The options outstanding at July 31, 2003 will expire between August 1, 2002 and October 4, 2010.

      The weighted-average fair value per option at the date of grant for options granted during the fiscal years 2003, 2002 and 2001 were $0.21, $0.40 and $0.74, respectively. The fair value was estimated using the Black-Scholes options pricing model based on the following assumptions:

                                                      2003        2002        2001
                                                      ----        ----        ----
            Expected dividend yield                       0%         0%           0%
            Risk-free interest rate                    2.00%      5.50%        5.50%
            Expected stock price volatility           77.79%     88.71%      104.25%
            Expected term until exercise (years)       5.50       5.60         6.00

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(10)  Stock Options, (Continued)

      Pro forma net loss and loss per share reflecting approximate compensation cost for the fair value of stock options awarded using the Black-Scholes option pricing model are as follows:

                                                             2003             2002             2001
                                                             ----             ----             ----
         Net Loss:
           As reported                                   $(2,411,532)     $(2,591,162)     $(2,294,936)
           Less total stock-based employee
             compensation expense determined
             under a fair value based method for all
             awards, net of related tax effects             (152,598)        (169,708)        (227,720)
                                                         -----------      -----------      -----------
           Pro forma                                     $(2,564,130)     $(2,760,870)     $(2,522,656)
                                                         ===========      ===========      ===========
         Loss per common share:
           As reported                                   $     (0.10)     $     (0.12)     $     (0.12)
           Pro forma                                           (0.11)           (0.13)           (0.13)

      The following table summarizes information concerning options outstanding at July 31, 2003:

                      Options Outstanding                                      Options Exercisable
         ------------------------------------------------              ------------------------------------
                                         Weighted Average              Weighted                    Weighted
                                             Remaining                 Average                     Average
            Range of                        Contractual                Exercise                    Exercise
         Exercise Prices     Shares        Term (Years)                 Price         Shares         Price
         ---------------     ------        ------------                 -----         ------         -----
         $ 0.00 - 1.99     1,968,666           4.06                     $0.64        1,320,066       $0.73
           2.00 - 2.99        85,000           3.64                      2.72           65,000        2.80
           3.00 - 3.99       206,500           1.25                      3.27          206,500        3.27
           4.00 - 4.99        73,500           1.43                      4.58           73,500        4.58
           5.00 - 5.99       110,000           2.55                      5.17          110,000        5.17
           ===========     ---------           ====                     =====        ---------        ====
                           2,443,666                                                 1,775,066
                           =========                                                 =========

      Stock option activity prior to adoption of SFAS No. 123 is as follows:

      1981 Non-Qualified Stock Option Plan

      In 1981, the Board of Directors adopted a non-qualified stock option plan and had reserved 300,000 shares for issuance to key employees or consultants. Options were nontransferable and expired if not exercised within five years. Option grants of 60,000 shares expired unexercised by July 31, 1991.

      Non-Qualified Stock Options

      The Board of Directors issued non-qualified stock options which were not part of the 1981 non-qualified stock option plan or the 1989 Stock Plan as follows:

                                            Shares        Price Range
                                            ------        -----------

              Granted                     1,782,000       $ 3.00-3.87
              Exercised                    (276,989)        3.00-3.50
              Canceled                     (106,000)        3.00-3.50
              Expired                      (649,011)        3.00-3.50

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(10)  Stock Options, (Continued)

                                                                      Shares        Price Range
                                                                      ------        -----------
         Granted pursuant to conversion of certain liabilities:
           Related party                                             1,324,014             3.20
           Unrelated party                                              73,804             3.20
         Repurchased stock options                                    (102,807)            3.20
                                                                    ----------
         Balance at July 31, 1994                                    2,045,011      $ 3.20-3.87
                                                                    ==========      ===========

      In connection with certain private placements, the Board of Directors had included in the agreements, options to purchase additional shares of the Company's Common Stock as follows:

                                                                       Shares       Price Range
                                                                       ------       -----------
         Granted (42,167 options were repriced and extended)           894,887      $ 2.50-7.00
         Exercised                                                     (81,000)       3.97-6.50
         Expired                                                      (201,720)       3.97-6.50
                                                                      --------
         Balance at July 31, 1994                                      612,167      $ 2.50-7.00
                                                                      ========      ===========

            All of the above options expired as of July 31, 2001.

      1989 Stock Plan

      On February 14, 1989, the Company adopted the Alfacell Corporation 1989 Stock Plan (the "1989 Stock Plan"), pursuant to which the Board of Directors could issue awards, options and grants. The maximum number of shares of Common Stock that could have been issued pursuant to the option plan was 2,000,000.

      No more options are being granted pursuant to this plan. The per share option exercise price was determined by the Board of Directors. All options and shares issued upon exercise were nontransferable and forfeitable in the event employment was terminated within two years of the date of hire. In the event the option was exercised and said shares were forfeited, the Company would return to the optionee the lesser of the current market value of the securities or the exercise price paid.

      The stock option activity is as follows:

                                                                       Shares        Price Range
                                                                       ------        -----------
         Granted, February 14, 1989                                   3,460,000      $ 3.50-5.00
         Options issued in connection with share purchase                36,365             2.75
         Expired                                                     (1,911,365)       2.75-5.00
         Canceled                                                       (10,000)            5.00
                                                                      ---------
         Balance at July 31, 1994                                     1,575,000      $ 3.50-5.00
                                                                      =========      ===========

      As of fiscal year ended July 31, 1994, 1,703,159 options were granted under the 1993 stock option plan.

(11)  Stock Grant and Compensation Plans

      The Company had adopted a stock grant program effective September 1, 1981, and pursuant to said plan, had reserved 375,000 shares of its Common Stock for issuance to key employees. The stock grant program was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the grant plan. The following stock transactions occurred under the Company's stock grant program:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(11)  Stock Grant and Compensation Plans, (Continued)

            Year ended                       Fair         Amount of
             July 31,      Shares           Value        Compensation
             --------      ------           -----        ------------

               1983        20,000         $   5.50         $ 110,000
               1984        19,750             5.125          101,219
               1985        48,332          5.125-15.00       478,105
               1986        11,250          5.125-15.00       107,032
               1988        19,000             3.50             6,500

      On January 26, 1984, the Company adopted a stock bonus plan for directors and consultants. The plan was amended on October 6, 1986 to reserve 500,000 shares for issuance under the plan and to clarify a requirement that stock issued under the Plan could not be transferred until three years after the date of the grant. The stock bonus plan for directors and consultants was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the stock bonus plan for directors and consultants. The following stock transactions occurred under the Company's stock bonus plan:

            Year ended                       Fair         Amount of
             July 31,      Shares           Value        Compensation
             --------      ------           -----        ------------

               1984       130,250         $ 2.50-3.88      $ 385,917
               1985        99,163          3.50-15.00        879,478
               1985       (42,500)            2.50          (105,825)*
               1986        15,394          9.65-15.00        215,400
               1987         5,000            15.00            75,000

      * Shares granted in 1984 were renegotiated in 1985 and canceled as a result of the recipient's termination.

      1989 Stock Plan

      Under the 1989 Stock Plan, one million shares of the Company's Common Stock were reserved for issuance as awards to employees. The 1989 Stock Plan also provides for the granting of options to purchase Common Stock of the Company (see note 10). In addition, the 1989 Stock Plan provided for the issuance of 1,000,000 shares of the Company's Common Stock as grants. To be eligible for a grant, grantees must have made substantial contributions and shown loyal dedication to the Company.

      Awards and grants were authorized under the 1989 Stock Plan during the following fiscal years:

         Year ended                                       Amount of
          July 31,        Shares        Fair Value      Compensation
          --------        ------        ----------      ------------

            1989           30,000          $5.00          $150,000

            1990           56,000           6.00           336,000

            1991          119,000           4.00           476,000

            1992          104,000           2.75           286,000

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(11)  Stock Grant and Compensation Plans, (Continued)

              Year ended                                          Amount of
               July 31,          Shares         Fair Value       Compensation
               --------          ------         ----------       ------------

                1993             117,000           2.00             234,000

                1994               5,000           3.00              15,000

      Compensation expense is recorded for the fair value of all stock awards and grants over the vesting period. The 1994 stock award was immediately vested. There were no stock awards in fiscal 2001, 2000 or 1999.

(12)  Income Taxes

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for all years in which the temporary differences are expected to reverse.

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2003 (July 1, 2002 to June 30, 2003), the Company had $1,373,000 total available tax benefits of which $273,000 was allocated to be sold between July 1, 2002 to June 30, 2003. In December 2002, the Company received $231,000 from the sale of an aggregate of $273,000 tax benefits which was recognized as a tax benefit for the fiscal year 2003. In December 2001 and 2000, the Company received $354,000 and $451,000 from the sale of its allocated tax benefits, which was recognized as tax benefits for the fiscal years 2002 and 2001, respectively. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,100,000 between July 1, 2003 and June 30, 2004, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

      At July 31, 2003 and 2002, the tax effects of temporary differences that give rise to the deferred tax assets are as follows:

                                                                           2003              2002
                                                                           ----              ----
      Deferred tax assets:
            Excess of book over tax depreciation and amortization      $     46,605      $     71,018
            Accrued expenses                                                392,838           146,843
            Federal and state net operating loss carryforwards           14,433,485        14,787,041
            Research and experimentation and investment tax credit
               carryforwards                                              1,185,883         1,259,070
                                                                       ------------      ------------
      Total gross deferred tax assets                                    16,058,811        16,263,972
      Valuation allowance                                               (16,058,811)      (16,263,972)
                                                                       ------------      ------------
      Net deferred tax assets                                          $         --      $         --
                                                                       ============      ============

      A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to the actual benefits reflected on the statements of operations due principally to the aforementioned valuation allowance. In July 2003, 2002 and 2001 the valuation allowance decreased by $205,000, increased by $178,000 and increased by $80,000, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(12)  Income Taxes, (Continued)

      At July 31, 2003, the Company has federal net operating loss carryforwards of approximately $39,600,000 that expire in the years 2004 to 2023. The Company also has research and experimentation tax credit carryforwards of approximately $1,186,000 that expire in the years 2004 to 2023. Ultimate utilization/availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs in accordance with the provisions of the Tax Reform Act of 1986.

(13)  Other Financial Information

      Accrued expenses as of July 31, consist of the following:

                                              2003           2002
                                              ----           ----

            Payroll and payroll taxes     $  884,808     $  351,575
            Professional fees                 38,351         27,000
            Clinical trial grants            379,342        374,522
            Other                            105,477        101,181
                                          ----------     ----------
                                          $1,407,978     $  854,278
                                          ==========     ==========

         Other current assets as of July 31, consist of the following:

                                              2003           2002
                                              ----           ----

            Prepaid insurance             $    9,518     $   45,450
            Other                                585            304
                                          ----------     ----------
                                          $   10,103     $   45,754
                                          ==========     ==========

(14)  Commitments and Contingencies

      On July 23, 1991, the Board of Directors authorized the Company to pay Kuslima Shogen, the Company's CEO, an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patents. If the Company manufactures and markets its own drugs, then the Company will pay an amount equal to 5% of net sales from any products sold during the life of the patents. On April 16, 2001, this agreement was amended and clarified to provide that Ms. Shogen would receive the 15% royalty payment relating to licensees or the 5% fee relating to sales but not both, unless the Company and the licensee both market the licensed product.

      The Company has product liability insurance coverage in the amount of $3,000,000 for clinical trials in the U.S. Additionally, the Company also maintains product liability insurance in Europe in the amount of DM20,000,000. No product liability claims have been filed against the Company. If a claim arises and the Company is found liable in an amount that significantly exceeds the policy limits, it may have a material adverse effect upon the financial condition of the Company.

      Included in accrued expenses as of July 31, 2003, is $884,807 of unpaid payroll and payroll taxes (see note 18).

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(14)  Commitments and Contingencies, (Continued)

      Below is a table that presents our contractual obligations and commercial commitments as of July 31, 2003:

                                                              Payments Due by Fiscal Year
                                                         -----------------------------------
                                                                                   2006 and
                                              Total        2004        2005       Thereafter
                                              -----        ----        ----       ----------
      Research and development
      commitments                            $    -0-    $    -0-    $    -0-       $   -0-
      Operating lease                         30,600      17,500      13,100            -0-
                                             -------     -------     -------        ------
      Total contractual cash obligations     $30,600     $17,500     $13,100        $   -0-
                                             =======     =======     =======        ======

(15)  Research and Development Agreement

      In October 2002, the Company entered into a research collaboration with Wyeth Pharmaceuticals to co-develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using the Company's proprietary technology. This collaboration may result in a licensing agreement between the companies however, there is no assurance that such agreement will be reached.

      In August 1995, the Company entered into a Cooperative Research and Development Agreement ("CRADA") with the NCI. In accordance with this CRADA, the NCI performed research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in August 1999, the Company was obligated to pay approximately $5,200 per month to the NCI. In September 1999, this research and development agreement was amended to expire in August 2000 and in June 2000 the expiration was extended to expire in August 2001. Both extensions were without additional cost for the Company. Total research and development expenses under this arrangement amounted to $5,200 for the fiscal year ended July 31, 2000.

(16)  401(K) Savings Plan

      Effective October 1, 1998, the Company adopted a 401(K) Savings Plan (the "Plan"). Qualified employees may participate by contributing up to 6% of their gross earnings to the Plan subject to certain Internal Revenue Service restrictions. The Company will match an amount equal to 50% of the first 6% of each participant's contribution. The Company's contribution is subject to a vesting schedule of 0%, 25%, 50%, 75% and 100% for employment of less than one year, one year, two years, three years and four years, respectively, except for existing employees which vesting schedule was based from the date the Plan was adopted. For the fiscal years ended July 31, 2003, 2002 and 2001, the Company's contribution to the Plan amounted to $24,956, $25,717 and $23,826, respectively.

(17)  Quarterly Financial Data (Unaudited)

(In thousands, except per share amounts)

------------------------------------------------------------------------------------------------------------------------------------
                                            2003                                                      2002
                    --------------------------------------------------------  ------------------------------------------------------
                      First     Second     Third      Fourth        Totals     First      Second      Third     Fourth      Totals
                    --------------------------------------------------------  ------------------------------------------------------
Interest
   income           $     .1   $     .1   $     --   $    9.7      $    9.9   $     --   $     .1   $     .1   $    4.6    $    4.8
Other income            30.0         --         --         --          30.0         --         --         --         --          --
Operating  loss       (559.4)    (737.4)    (567.7)    (778.4)     (2,642.9)    (731.1)    (697.9)    (792.8)    (723.2)   (2,945.0)
                    --------------------------------------------------------  ------------------------------------------------------
Net loss (a)          (329.9)    (737.4)    (567.7)    (776.5)     (2,411.5)    (377.4)    (697.9)    (792.8)    (723.1)   (2,591.2)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

(17)  Quarterly Financial Data (Unaudited), (Continued)

------------------------------------------------------------------------------------------------------------------------------------
                                            2003                                                      2002
                    --------------------------------------------------------  ------------------------------------------------------
                      First     Second     Third      Fourth        Totals     First      Second      Third     Fourth      Totals
                    --------------------------------------------------------  ------------------------------------------------------
Loss per
share -
basic and            $ (0.01)   $(0.03)   $(0.02)    $(0.04)       $(0.10)    $(0.02)     $(0.03)    $(0.04)    $(0.03)     $(0.12)
   diluted
------------------------------------------------------------------------------------------------------------------------------------

(a) Included in the net loss of $329.9 and $377.4 for first quarter 2003 and 2002, are tax benefits of $231.4 and $353.7, respectively, related to the sale of certain state tax operating loss carryforwards.

(18)  Subsequent Events

      In August 2003, the Company issued an aggregate of 120,000 shares of Common Stock to private investors resulting in aggregate gross proceeds of $60,000 to the Company. In addition, the private investors were granted five-year warrants to purchase 120,000 shares of Common Stock at an exercise of price of $1.25 per share.

      From August 2003 through October 14, 2003, the Company issued to unrelated parties, an aggregate of 1,165,773 shares of Common Stock upon the exercise of warrants and stock options at per share exercise prices ranging from $0.43 to $1.00. The Company realized aggregate gross proceeds of $861,225.

      In September 2003, the Company issued 1,704,546 shares of Common Stock to an institutional investor resulting in gross proceeds of $1,500,000 to the Company. In addition, the private investors were granted five-year warrants to purchase 852,273 shares of Common Stock at an exercise price of $1.50 per share. The Company also issued 38,710 shares of restricted Common Stock to a third party as finder's fee.

      As of September 30, 2003 all payroll taxes have been fully paid (see note
      14).

      In September 2003, the terms of the Company's notes payable were amended such that (i) they are convertible into shares of Series A Preferred Stock rather than Common Stock, and (ii) the warrants to be issued upon the due date of the notes are warrants to purchase shares of Series A Preferred Stock rather than Common Stock. In the event the stockholders approve an increase in the number of shares of Common Stock authorized, the terms of the notes will revert to the original terms to the extent the notes have not been converted.

      In September 2003, the Company's Board of Directors designated 200,000 of the 1,000,000 shares of preferred stock as Series A Preferred Stock. 105,666 shares of its Series A Preferred Stock has been reserved for issuance upon the conversion of certain of its outstanding notes.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS
                       October 31, 2003 and July 31, 2003

                                                                                                     October 31,
                                                                                                         2003            July 31,
                                        ASSETS                                                       (Unaudited)          2003
                                                                                                     -----------          ----
Current assets:
    Cash and cash equivalents                                                                       $  1,369,254       $    330,137
    Income tax receivable                                                                                221,847                 --
    Other current assets                                                                                 107,397             10,103
                                                                                                    ------------       ------------
         Total current assets                                                                          1,698,498            340,240

Property and equipment, net                                                                               13,496             12,795

Loan receivable, related party                                                                           145,433            142,287
                                                                                                    ------------       ------------

         Total assets                                                                               $  1,857,427       $    495,322
                                                                                                    ============       ============

                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Current portion of long-term debt, net of debt discount of $189,304 at October 31,
       2003 and $187,121 at July 31, 2003                                                           $    735,159       $    637,080
    Accounts payable                                                                                     642,190            699,429
    Accrued expenses                                                                                     918,234          1,407,978
                                                                                                    ------------       ------------

         Total current liabilities                                                                     2,295,583          2,744,487

Long-term debt, less current portion, net of debt discount of $72,695 at October 31,
    2003 and $163,687 at July 31, 2003                                                                   231,303            242,516
                                                                                                    ------------       ------------

         Total liabilities                                                                             2,526,886          2,987,003
                                                                                                    ------------       ------------

Stockholders' deficiency:
    Preferred stock, $.001 par value;
       Authorized and unissued, 1,000,000 shares at October 31, 2003 and July 31, 2003                        --                 --
    Common stock $.001 par value;
       Authorized 40,000,000 shares at October 31, 2003 and July 31, 2003;
       Issued and outstanding, 28,248,658 shares at October 31, 2003 and 25,026,129 shares
         at July 31, 2003                                                                                 28,249             25,026
    Capital in excess of par value                                                                    64,034,710         61,457,502
    Deficit accumulated during development stage                                                     (64,732,418)       (63,974,209)
                                                                                                    ------------       ------------
         Total stockholders' deficiency                                                                 (669,459)        (2,491,681)
                                                                                                    ------------       ------------

         Total liabilities and stockholders' deficiency                                             $  1,857,427       $    495,322
                                                                                                    ============       ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                  Three months ended October 31, 2003 and 2002,
                       and the Period from August 24, 1981
                     (Date of Inception) to October 31, 2003

                                   (Unaudited)

                                                                                   August 24, 1981
                                                      Three Months Ended         (Date of Inception)
                                                          October 31,            to October 31, 2003
                                                          -----------            -------------------
                                                     2003              2002
                                                     ----              ----
Revenue:
     Sales                                       $         --     $         --        $    553,489
     Investment income                                  3,700              114           1,390,700
     Other income                                          --           30,000              90,103
                                                 ------------     ------------        ------------
     Total revenue                                      3,700           30,114           2,034,292
                                                 ------------     ------------        ------------

Costs and expenses:
     Cost of sales                                         --               --             336,495
     Research and development                         637,197          419,504          42,239,132
     General and administrative                       227,945          135,756          22,515,797
     Interest:
         Related parties                                   --               --           1,147,547
         Others                                       118,614           34,228           2,541,924
                                                 ------------     ------------        ------------
Total costs and expenses                              983,756          589,488          68,780,895
                                                 ------------     ------------        ------------

Loss before state tax benefit                        (980,056)        (559,374)        (66,746,603)

State tax benefit                                     221,847          229,459           2,014,185
                                                 ------------     ------------        ------------

Net loss                                         $   (758,209)    $   (329,915)       $(64,732,418)
                                                 ============     ============        ============

Loss per basic and diluted common share          $      (0.03)    $      (0.01)
                                                 ============     ============

Weighted average number of shares outstanding      26,911,796       22,787,272
                                                 ============     ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                  Three months ended October 31, 2003 and 2002,
                       and the Period from August 24, 1981
                     (Date of Inception) to October 31, 2003

                                   (Unaudited)

                                                                Three Months Ended          August 24, 1981
                                                                    October 31,           (Date of Inception)
                                                                    -----------                    to
                                                              2003             2002         October 31, 2003
                                                              ----             ----         ----------------
Cash flows from operating activities:
  Net loss                                                $   (758,209)    $   (329,915)      $(64,732,418)
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Gain on sale of marketable securities                           --               --            (25,963)
    Depreciation and amortization                                1,550            5,709          1,548,768
    Loss on disposal of property and equipment                      --               --             18,926
    Noncash operating expenses                                   5,235           29,049          6,122,847
    Amortization of debt discount                               88,542               --            331,953
    Amortization of deferred compensation                           --               --         11,442,000
    Amortization of organization costs                              --               --              4,590
Changes in assets and liabilities:
    Increase in income tax receivable                         (221,847)        (229,459)          (221,847)
    (Increase) decrease in other current assets                (97,294)           8,601           (167,264)
    Increase in loan receivable-related party                   (3,146)              --            (49,382)
    Increase in interest payable-related party                      --               --            744,539
    (Decrease) increase in accounts payable                    (57,239)         (15,737)         1,096,649
    Increase in accrued payroll and
       expenses, related parties                                    --               --          2,348,145
    (Decrease) increase in accrued expenses                   (489,744)         203,100          1,459,747
                                                          ------------     ------------       ------------
    Net cash used in operating activities                   (1,532,152)        (328,652)       (40,078,710)
                                                          ------------     ------------       ------------

Cash flows from investing activities:
    Purchase of marketable equity securities                        --               --           (290,420)
    Proceeds from sale of marketable equity securities              --               --            316,383
    Purchase of property and equipment                          (2,251)              --         (1,409,087)
    Patent costs                                                    --               --            (97,841)
                                                          ------------     ------------       ------------

Net cash used in investing activities                           (2,251)              --         (1,480,965)
                                                          ------------     ------------       ------------

                                                                     (continued)

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS, Continued

                  Three months ended October 31, 2003 and 2002
                       and the Period from August 24, 1981
                     (Date of Inception) to October 31, 2003

                                   (Unaudited)

                                                                           Three Months Ended         August 24, 1981
                                                                               October 31,               (Date of
                                                                               -----------             Inception) to
                                                                           2003             2002      October 31, 2003
                                                                           ----             ----      ----------------
Cash flows from financing activities:
  Proceeds from short-term borrowings                                  $         --     $     25,000     $    874,500
  Payment of short-term borrowings                                               --           (5,000)        (653,500)
  Increase in loans payable - related party, net                                 --               --        2,628,868
  Proceeds from bank debt and other long-term debt, net of
   costs                                                                         --          250,000        3,667,460
  Reduction of bank debt and long-term debt                                  (1,676)          (1,954)      (2,952,840)
  Proceeds from issuance of common stock, net                             1,527,925            7,000       31,542,263
  Proceeds from exercise of stock options and warrants, net               1,047,271            9,958        7,108,185
  Proceeds from issuance of convertible debentures, related party                --               --          297,000
  Proceeds from issuance of convertible debentures, unrelated party              --               --          416,993
                                                                       ------------     ------------     ------------
         Net cash  provided by financing activities                       2,573,520          285,004       42,928,929
                                                                       ------------     ------------     ------------
Net increase (decrease) in cash and cash equivalents                      1,039,117          (43,648)       1,369,254
Cash and cash equivalents at beginning of period                            330,137           85,843               --
                                                                       ------------     ------------     ------------
Cash and cash equivalents at end of period                             $  1,369,254     $     42,195     $  1,369,254
                                                                       ============     ============     ============
Supplemental disclosure of cash flow information - interest
   paid                                                                $     30,072     $     11,065     $  1,737,410
                                                                       ============     ============     ============
Noncash financing activities:
   Issuance of convertible subordinated debenture for loan payable
     to officer                                                        $         --     $         --     $  2,725,000
                                                                       ============     ============     ============
   Issuance of common stock upon the conversion of convertible
     subordinated debentures, related party                            $         --     $         --     $  3,242,000
                                                                       ============     ============     ============
   Conversion of short-term borrowings to common stock                 $         --     $         --     $    226,000
                                                                       ============     ============     ============
   Conversion of accrued interest, payroll and expenses by related
     parties to stock options                                          $         --     $         --     $  3,194,969
                                                                       ============     ============     ============
   Repurchase of stock options from related party                      $         --     $         --     $   (198,417)
                                                                       ============     ============     ============
   Conversion of accrued interest to stock options                     $         --     $         --     $    142,441
                                                                       ============     ============     ============
   Conversion of accounts payable to common stock                      $         --     $     10,000     $    454,549
                                                                       ============     ============     ============
   Conversion of notes payable, bank and accrued interest
     to long-term debt                                                 $         --     $         --     $  1,699,072
                                                                       ============     ============     ============
   Conversion of loans and interest payable, related party and accrued payroll and expenses, related parties to long-term
      accrued payroll and other, related party                         $         --     $         --     $  1,863,514
                                                                       ============     ============     ============
   Issuance of common stock upon the conversion of convertible
     subordinated debentures, other                                    $         --     $         --     $    191,993
                                                                       ============     ============     ============
   Issuance of common stock for services rendered                      $     60,000     $         --     $     62,460
                                                                       ============     ============     ============
   Issuance of warrants with notes payable                             $         --     $         --     $    594,219
                                                                       ============     ============     ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

1.    ORGANIZATION AND BASIS OF PRESENTATION

      In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of October 31, 2003 and its results of operations for the three month periods ended October 31, 2003 and 2002 and the period from August 24, 1981 (date of inception) to October 31, 2003. The results of operations for the three months ended October 31, 2003 are not necessarily indicative of the results to be expected for the full year.

      Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. The financial statements in this report should be read in conjunction with the financial statements and notes thereto included in the Form 10-K for the year ended July 31, 2003.

      The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business and developing new drug products. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      The Company has reported net losses since its inception. Also, the Company has limited liquid resources. The report of the Company's independent public accountants on the Company's July 31, 2003 financial statements included an explanatory paragraph which states that the Company's recurring losses, working capital deficit and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern. Through October 31, 2003, the Company continued to incur losses, had a working capital deficit and limited liquid resources which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements at October 31, 2003 and July 31, 2003 do not include any adjustments that might result from the outcome of this uncertainty.

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R), licensing of its proprietary RNase technology and its ability to realize the full potential of its technology and its drug candidates via out-licensing agreements with other companies. Such additional funds may not become available as needed or be available on acceptable terms. Through October 31, 2003, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company has raised capital through the sale of its tax benefits. Until and unless the Company's operations generate significant revenues, the Company will continue to fund its operations from cash on hand and through the sources of capital previously described. From August 1, 2003 through December 3, 2003, the Company received net proceeds of approximately $2,660,000 from the private placement of common stock and warrants and exercise of warrants and stock options. No assurances can be provided that the additional capital will be sufficient to meet the Company's needs.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   (Unaudited)

2.    EARNINGS (LOSS) PER COMMON SHARE

      "Basic" earnings (loss) per common share equals net income (loss) divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period, adjusted for the effects of potentially dilutive securities. The Company's Basic and Diluted per share amounts are the same since the Company is in a loss position and the assumed exercise of stock options and warrants would be all anti-dilutive. The number of outstanding options and warrants that could dilute earnings per share in future periods was 9,565,519 and 9,911,044 at October 31, 2003 and 2002, respectively. This excludes the potential dilution that could occur upon the conversion of (i) convertible notes into common stock and (ii) a second warrant that will be issued to an institutional investor, permitting the investment of an additional $1,500,000 to purchase the Company's common stock, assuming the stockholders affirmatively vote to increase the number of authorized shares of the Company at the annual meeting.

3.    STOCK-BASED COMPENSATION

      During the third fiscal quarter of 2003, Statement of Financial Accounting Standards No. 148 (SFAS 148), "Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123" became effective for the Company.

      The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method. As the exercise price of all options granted under these plans was equal to the fair market price of the underlying common stock on the grant date, no stock-based employee compensation cost is recognized in the condensed statements of operations.

      In accordance with SFAS 148 and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company's pro forma option expense is computed using the Black-Scholes option pricing model. This model was developed for use in estimating the value of traded options that have no vesting restrictions and are fully transferable. The Company's employee stock options have characteristics significantly different from those of traded options; therefore, in the opinion of management, the Black-Scholes option pricing model required by SFAS 148 and SFAS 123, does not necessarily provide a reliable measure of the fair value of the Company's options.

      To comply with SFAS 148, the Company is presenting the following table to illustrate the effect on the net loss and loss per share if it had applied the fair value recognition provisions of SFAS 123, as amended, to options granted under the stock-based employee compensation plans. For purposes of this pro forma disclosure, the estimated value of the options is amortized ratably to expense over the options' vesting periods.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   (Unaudited)

                                                           Three Months Ended
                                                               October 31,
                                                               -----------
                                                            2003         2002
                                                            ----         ----
Net loss applicable to common shares
       As reported                                      $(758,209)    $(329,915)
       Stock-based employee  compensation
          expense under fair value method                 (71,179)      (38,150)
                                                        ---------     ---------
       Pro forma                                        $(829,388)    $(368,065)
                                                        =========     =========
Net loss per common share
       As reported                                      $   (0.03)    $   (0.01)
       Pro forma                                            (0.03)        (0.02)

4.    LOAN RECEIVABLE, RELATED PARTY

      Amounts due from the Company's CEO totaling $145,433 as of October 31, 2003 are classified as a long-term asset as the loans have no specified due dates, and the Company does not expect repayment of these amounts within one year. These loans were made prior to July 30, 2002 and have not since been materially modified. The Company earns interest at a rate of 8% per annum.

5.    CAPITAL STOCK

      In August 2003, the Company issued an aggregate of 120,000 shares of common stock to private investors resulting in aggregate gross proceeds of $60,000 to the Company. In addition, the private investors were granted five-year warrants to purchase 120,000 shares of common stock at an exercise price of $1.25 per share.

      In August 2003, the Company issued 3,996 five-year stock options to a consultant as payment for services rendered. The options vested immediately and have a per share exercise price of $0.60. The Company recorded a total of $5,235 of non-cash expenses for these options, based upon the fair value on the date of the issuance as estimated by the Black-Scholes options pricing model.

      In September 2003, the Company issued 1,704,546 shares of common stock and warrants to purchase 852,273 shares of common stock, at an exercise price of $1.50 per share, to an institutional investor resulting in gross proceeds of $1,500,000 to the Company. In addition, the Company agreed to grant the institutional investor a second warrant to invest an additional $1,500,000 to purchase the Company's common stock in the event the stockholder approval to increase the authorized shares of common stock of the Company was obtained at the annual meeting of stockholders to be held on January 14, 2004. The Company also issued 38,710 shares of restricted common stock to a third party as finder's fee.

      In September 2003, the terms of the Company's convertible notes payable were amended such that (i) they are convertible into 105,666 shares of Series A Preferred Stock rather than common stock, and (ii) the warrants to be issued upon the due date of the notes are warrants to purchase shares of Series A Preferred Stock rather than common stock. In the event the stockholders approve an increase in the number of shares of common stock authorized at the annual meeting, the terms of the notes related to the conversion and exercise will revert to the original terms to the extent the notes have not been converted.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   (Unaudited)

5.    CAPITAL STOCK, Continued

      In September 2003, the Company's Board of Directors designated 200,000 of the 1,000,000 authorized and unissued shares of preferred stock as Series A Preferred Stock. 105,666 shares of the Company's Series A Preferred Stock have been reserved for issuance upon the conversion of its convertible notes. As of October 31, 2003, there were no shares of Preferred Stock outstanding. The Series A Preferred Stock ranks pari passu to all of the Company's common stock, both as to payment of dividends and as to distribution of assets upon the liquidation, dissolution or winding up of the Company. The holder of each share of Series A Preferred Stock is entitled to receive a dividend or distribution equal to the product of (i) one hundred (100), multiplied by (ii) the dividend or distribution to be received by each share of common stock. Each holder of Series A Preferred Stock is entitled to one hundred (100) votes-per-share, at any annual or special meeting of the stockholders at which the holders of Common Stock are entitled to vote or pursuant to any written consent of the holders of common stock. The holders of shares of Series A Preferred Stock shall vote together as one class with the holders of common stock, on all matters submitted to a vote of the stockholders of the Company.

      During the quarter ended October 31, 2003, the Company issued an aggregate of 1,359,273 shares of common stock upon the exercise of warrants by unrelated parties and stock options by employees at per share exercise prices ranging from $0.43 to $3.12. The Company realized aggregate gross proceeds of $1,047,271.

      During the three months ended October 31, 2003, the Company incurred an aggregate of $32,075 of costs relating to various private placements.

6.    SALE OF NET OPERATING LOSSES

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2004 (July 1, 2003 to June 30, 2004), the Company has approximately $1,378,000 of total available tax benefits, of which approximately $261,000 was allocated to be sold between July 1, 2003 and June 30, 2004. Based on an agreement entered into by the Company, the Company will receive approximately $222,000 from the sale of its allocated tax benefits in December 2003, which was recognized as a tax benefit for the quarter ended October 31, 2003. In December 2002, the Company received approximately $229,000 from the sale of its allocated tax benefits, which was recognized as a tax benefit for the quarter ended October 31, 2002. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,117,000 between July 1, 2004 and June 30, 2005, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

7.    SUBSEQUENT EVENTS

      From November 2003 through December 3, 2003, the Company issued to unrelated parties and employees, an aggregate of 153,721 shares of common stock upon the exercise of stock options at per share exercise prices ranging from $0.26 to $0.94. The Company realized aggregate gross proceeds of $85,273.

                                     PART II

Item 13.  Expenses of Issuance and Distribution

      The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement.

       SEC registration fee                           $ 2,197
       Blue Sky                                       $ 7,000
       Legal fees and expenses                        $40,000
       Accounting fees and expenses                   $20,000
       Printing expenses                              $20,000
       Miscellaneous                                  $ 8,000
                                                      -------
                Total                                 $97,197
                                                      =======

Item 14.  Indemnification of Directors and Officers

      Under the General Corporation Law of Delaware a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Our certificate of incorporation is consistent with the Delaware GCL and our by-laws provide that each of our directors, officers, employees and agents shall be indemnified to the extent permitted by the Delaware GCL.

      We have entered into indemnification agreements with each of our directors. The indemnity agreements are consistent with our by-laws and our policy to indemnify directors to the fullest extent permitted by law. The indemnity agreements provide for indemnification of directors for liabilities arising out of claims against such persons acting as our directors (or any entity controlling, controlled by or under common control with us) due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by such directors, except as prohibited by law. The indemnity agreements also provide for the advancement of costs and expenses, including attorneys' fees, reasonably incurred by directors in defending or investigating any action, suit, proceeding or claim, subject to an undertaking by such directors to repay such amounts if it is ultimately determined that such directors are not entitled to indemnification. The indemnity agreements cover future acts and omissions of directors for which actions may be brought.

      The indemnity agreements also provide that directors, officers, employees and agents are entitled to indemnification against all expenses (including attorneys' fees) reasonably incurred in seeking to collect an indemnity claim or to obtain advancement of expenses from us. The rights of directors under the indemnity agreements are not exclusive of any other rights directors may have under Delaware GCL, any liability insurance policies that may be obtained, our by-laws or otherwise. We would not be required to indemnify a director for any claim based upon the director gaining in fact a personal profit or advantage to which such director was not legally entitled, any claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934 or a similar state or common law provision or any claim brought about or contributed to by the dishonesty of the director.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

      The following is a summary of transactions involving our securities during the last three years. Each of the following was exempt from registrations under
Section 4(2) of the Securities Act of 1933, as amended, based upon the fact that each issuance was to an accredited investor. The net proceeds from these transactions was used for general corporate purposes, including the funding of research and development.

      In September 2000 and January 2001, we issued 80,000 shares of Common Stock upon the exercise of stock options by Mr. Donald R. Conklin and Mr. Martin
F. Stadler. We received an aggregate $37,900 from such exercise.

      In April 2001, we completed a private placement resulting in the issuance of 222,222 shares of restricted Common Stock and 222,222 three-year warrants to purchase an aggregate of 222,222 shares of Common Stock at an exercise price of $2.50 per share. To conform with other private placements, on October 31, 2001, the Board of Directors approved a change in the exercise price of these warrants from $2.50 per share to $1.50 per share and changed the expiration date from July 7, 2004 to July 7, 2006. We received an aggregate $200,000 from such private placements.

      In April 2001, we issued convertible notes to certain related and unrelated parties in the aggregate amount of $366,993. The notes were due within ninety days unless the lenders elect to exercise an option to convert their note into Common Stock at the conversion price of $0.90 per share. The related parties elected to convert an aggregate $297,000 notes payable into an aggregate 330,000 shares of Common Stock. In addition, upon conversion, they received warrants to purchase an aggregate 330,000 shares of

Common Stock at an exercise price of $2.50 per share and with an expiration date of July 7, 2004. An aggregate balance of the notes to unrelated parties in the amount of $69,993 was renewed for 120 days for the same conversion price of $0.90 per share. In October 2001, the remaining noteholders elected to convert an aggregate $64,993 notes payable into an aggregate 72,214 shares of Common Stock. In addition, upon conversion, they received five-year warrants to purchase an aggregate 72,214 shares of Common Stock at an exercise price of $1.50 per share. To conform with other private placements, on October 31, 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties upon conversion of the notes from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006.

      In July 2001, we completed a private placement resulting in the issuance of 307,777 shares of restricted Common Stock and 307,777 five-year warrants to purchase an aggregate 307,777 shares of Common Stock at an exercise price of $1.50 per share. We received an aggregate $277,000 from such private placement.

      In August 2001, we completed a private placement resulting in the issuance of 115,000 shares of restricted Common Stock and 115,000 five-year warrants to purchase an aggregate of 115,000 shares of Common Stock at per share exercise price of $1.50 per share. We received an aggregate $103,500 from such private placement.

      In August 2001, we converted $50,000 of our accounts payable owed to DZS Computer Solutions, Inc., into 55,556 shares of Common Stock. In addition we issued to DZS Computer Solutions, Inc. 55,556 five-year warrants to purchase 55,556 shares of Common Stock at an exercise price of $1.50 per share.

      In September 2001, we completed a private placement resulting in the issuance of 200,000 shares of restricted Common Stock and 200,000 five-year warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share. We received an aggregate $100,000 from such private placement.

      In October 2001, we completed a private placement resulting in the issuance of 125,000 shares of restricted Common Stock and 125,000 five-year warrants to purchase an aggregate 125,000 shares of Common Stock at an exercise price of $1.50 per share. We received an aggregate $62,500 from such private placement.

      In November 2001, we completed a private placement resulting in the issuance of 209,070 shares of restricted Common Stock and 259,070 five-year warrants to purchase our aggregate 259,070 shares of Common Stock at an exercise price of $1.50 per share. We received an aggregate $104,535 from such private placement.

      In January 2002, we completed a private placement resulting in the issuance of 150,000 shares of restricted Common Stock and 150,000 five-year warrants to purchase an aggregate 150,000 shares of Common Stock at an exercise price of $1.50 per share. We received an aggregate $75,000 from such private placement.

      In February 2002, we completed a private placement resulting in the issuance of 1,500,000 five-year warrants to purchase 1,500,000 shares of Common Stock. Of such warrants, 1,100,000 were exercised at $0.50 per share from March 2002 to September 2003. The remaining 400,000 warrants were exercised from September 2003 to October 2003 at an exercise price of $1.00 per share. We received $1,500 from such private placement.

      In March 2002, we completed a private placement resulting in the issuance of 200,000 shares of restricted Common Stock and 200,000 five-year warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $0.75 per share. We received an aggregate $100,000 from such private placement.

      In April 2002, we completed a private placement resulting in the issuance of 838,638 shares of restricted Common Stock and 838,638 five-year warrants to purchase an aggregate of 838,638 shares of Common Stock at an exercise price of $0.75 per share. We received an aggregate $375,000 from such private placement.

      In April 2002, we issued warrants to purchase an aggregate 100,000 shares of Common Stock in connection with notes payable to unrelated parties in an aggregate amount of $100,000. The notes were due thirty days from the date of issuance bearing interest at 8% per annum. The warrants to purchase shares of Common Stock have an exercise price of $0.60 per share. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.40 per share plus a five-year warrant for each share of Common Stock issued upon conversion at an exercise price of $1.00 per share.

      On May 13, 2002, we completed a private placement resulting in the issuance of 500,000 shares of restricted Common Stock and 500,000 five-year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $1.00 per share. We received an aggregate $200,000 from such private placement.

      In June 2002, we completed a private placement resulting in the issuance of 285,714 shares of restricted Common Stock and 285,714 five-year warrants to purchase an aggregate of 285,714 shares of Common Stock at per share exercise price of $1.00. We received an aggregate $100,000 from such private placement.

      In June 2002, we issued warrants to purchase an aggregate 100,000 shares of Common Stock in connection with notes payable to unrelated parties in an aggregate amount of $100,000. The notes were due thirty days from the date of issuance bearing interest at 8% per annum. The warrants to purchase shares of Common Stock have an exercise price of $0.60 per share. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.35 per share plus a five-year warrant for each share of Common Stock issued upon conversion at an exercise price of $1.00 per share.

      In July and September 2002, we issued warrants to purchase an aggregate 150,000 shares of Common Stock in connection with notes payable to unrelated parties in an aggregate amount of $150,000. The notes were due thirty days from the date of issuance bearing interest at 8% per annum. The warrants to purchase shares of Common Stock have an exercise price of $0.60 per share. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.30 per share plus a five-year warrant for each share of Common Stock issued upon conversion at an exercise price of $1.00 per share.

      In September and November 2002, we issued warrants to purchase an aggregate 400,000 shares of Common Stock in connection with notes payable to unrelated parties in an aggregate amount of $400,000. The notes were due thirty days from the date of issuance bearing interest at 8% per annum. The warrants to purchase shares of Common Stock have an exercise price of $0.60 per share. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.20 per share plus a five-year warrant for each share of Common Stock issued upon conversion at an exercise price of $1.00 per share.

      In September 2002, we issued 40,000 shares of Common Stock upon the exercise of warrants by an unrelated party, which resulted in net proceeds of $10,000.

      In October 2002, we issued 37,037 shares of Common Stock in settlement of accounts payable in the amount of $10,000. The settled accounts payable amount was credited to equity as the value of the Common Stock.

      In October 2002, we completed a private placement resulting in the issuance of 35,000 shares of restricted Common Stock and 35,000 five-year warrants to purchase 35,000 shares of Common Stock at an exercise price of $1.00 per share. We received an aggregate of $7,000 from such private placement.

      In December 2002, we issued warrants to purchase an aggregate 65,000 shares of Common Stock in connection with notes payable to unrelated parties in an aggregate amount of $65,000. The notes were due thirty days from the date of issuance bearing interest at 8% per annum. The warrants to purchase shares of Common Stock have an exercise price of $0.60 per share. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.35 per share plus a five-year warrant for each share of Common Stock issued upon conversion at an exercise price of $1.00 per share.

      In February 2003, we completed a private placement resulting in the issuance of an aggregate of 110,000 shares of restricted Common Stock and five-year warrants to purchase 110,000 shares of Common Stock at an exercise price of $1.25 per share. We received $55,000 from such private placement.

      In March 2003, we issued a $100,000 8% note payable to an unrelated party, which will become due in September 2004. In consideration for the loan, we issued warrants to purchase 100,000 shares of Common Stock expiring five years from the date of issuance at an exercise price of $0.60 per share. In addition, we will issue on the due date of the note warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, expiring five years from the date of issuance. Additionally, the unrelated party can convert the note into shares of our Common Stock at a conversion rate of $0.35 per share.

      In April 2003, we completed several private placements resulting in the issuance of an aggregate of 440,000 shares of restricted Common Stock and five-year warrants to purchase 440,000 shares of Common Stock at an exercise price of $1.25 per share. We received an aggregate of $220,000 from such private placements.

      In May 2003, we issued a $100,000 8% note payable to an unrelated party, which will become due in November 2004. The unrelated party can convert the note into shares of our Common Stock at a conversion rate of $0.50 per share. In addition, upon conversion of the note, we will issue warrants to purchase an equal number of shares of Common Stock at an exercise price of $1.00 per share, expiring five years from the date of issuance.

      From May 2003 to July 2003, we settled $84,223 of our accounts payable by issuing 149,171 shares of restricted Common Stock.

      From May 2003 to July 2003, we issued to private investors an aggregate 730,000 shares of restricted Common Stock and five-year warrants to purchase an aggregate 730,000 shares of Common Stock at exercise prices ranging from $1.25 to $1.50 per share. We received an aggregate of $411,000 from such private placements.

      From May 2003 to July 2003, we issued an aggregate of 724,000 shares of Common Stock upon the exercise of warrants and options by unrelated parties, which resulted in aggregate gross proceeds of $358,000 to us.

      In August 2003, we issued an aggregate of 120,000 shares of Common Stock to private investors resulting in aggregate gross proceeds of $60,000 to us. In addition, the private investors were granted five-year warrants to purchase 120,000 shares of Common Stock at an exercise of price of $1.25 per share.

      From August 2003 through October __, 2003, we issued an aggregate of 1,229,273 shares of Common Stock upon the exercise of warrants by unrelated parties at per share exercise prices ranging from $0.50 to $1.00. We realized aggregate gross proceeds of $953,455.

      In September 2003, we issued 1,704,546 shares of Common Stock to an institutional investor resulting in gross proceeds of $1,500,000 to us. In addition, the institutional investor was granted five-year warrants to purchase 852,273 shares of Common Stock at an exercise price of $1.50 per share. We also issued 38,710 shares of restricted Common Stock to a third party in conection with the private placement as finder's fee.

      In September 2003, the terms of our notes payable were amended such that
(i) they are convertible into shares of Series A Preferred Stock rather than Common Stock, and (ii) the warrants to be issued upon the due date of the notes are warrants to purchase shares of Series A Preferred Stock rather than Common Stock. In the event the stockholders approve an increase in the number of shares of Common Stock authorized, the terms of the notes related to the conversion and exercise will revert to the original terms to the extent the notes have not been converted.

      In September 2003, our Board of Directors designated 200,000 of the 1,000,000 shares of preferred stock as Series A Preferred Stock. 105,666 shares of its Series A Preferred Stock has been reserved for issuance upon the conversion of our convertible notes.

Item 16.  Exhibits, Financial Statement Schedules

                                                                                                        Exhibit No. or
Exhibit                                                                                                 Incorporation
  No.         Item Title                                                                                by Reference
-------       ----------                                                                                ------------
3.1           Certificate of Incorporation                                                              /
3.2           Amendment to Certificate of Incorporation, dated February 1994                            /
3.3           Amendment to Certificate of Incorporation, dated December 26, 1997                        /
3.4           By-Laws                                                                                   /
3.5           Certificate of Designation for Series A Preferred Stock                                   +++
4.1           Securities Purchase Agreement and Warrant Agreement used in September 2003 private
              placement                                                                                 +++
4.2           Registration Rights Agreement used in September 2003 private placement                    +++
4.3           Form of Amended Notes Payable which amends the November 2001, April 2002, June
              2002, July 2002, September 2002, November 2002 December 2002,
              January 2003, March 2003 and May 2003 notes payable                                       +++
5.1           Opinion of Dorsey & Whitney LLP                                                           5.1
10.1          1993 Stock Option Plan and Form of Option Agreement                                       *
10.2          1997 Stock Option Plan                                                                    /
10.3          Form of Subscription Agreement and Warrant Agreement used in Private Placements
              completed in February 2000                                                                +
10.4          Form of Subscription Agreement and Warrant Agreement used in the August and
              September 2000 Private Placements                                                         ++
10.5          Form of Subscription Agreement and Warrant Agreement used in the April 2001
              Private Placements                                                                        ^
10.6          Form of Convertible Note entered into in April 2001                                       ^
10.7          Form of Subscription Agreement and Warrant Agreement used in the July 2001 Private
              Placements                                                                                ^
10.8          Form of Subscription Agreement and Warrant Agreement used in the August and
              October 2001 private placement                                                            ^
10.9          Form of Subscription Agreement and Warrant Agreement used in the September 2001,
              November 2001 and January 2002 private placements                                         ^
10.10         Warrant issued in the February 2002 private placement                                     ^

                                                                                                        Exhibit No. or
Exhibit                                                                                                 Incorporation
  No.         Item Title                                                                                by Reference
-------       ----------                                                                                ------------
10.11         Form of Subscription Agreement and Warrant Agreement used in the March 2002, April
              2002 and May 2002 private placements                                                      ^^
10.12         Form of Subscription Agreement and Warrant Agreement used in the June 2002 and
              October 2002 private placements                                                           ^^^
10.13         Form of Note Payable and Warrant Certificate entered into April, June, July,
              September, November and December 2002                                                     ^^^
10.14         Form of Note Payable and Warrant Certificate entered into November 2001, January,
              March and May 2003                                                                        +++
10.15         Form of Subscription Agreement and Warrant Agreement used in the February 2003 and
              April through August 2003 private placements                                              +++
21.1          Subsidiaries of Registrant                                                                /
23.1          Consent of J.H. Cohn LLP                                                                  23.1
23.2          Consent of KPMG LLP                                                                       23.2
23.3          Consent of Dorsey & Whitney LLP                                                           (Included in Exhibit 5.1)

* Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-76950) and incorporated by reference thereto.

^ Previously filed as exhibits to the Company's Registration Statement on Form S-1 (File No. 333-38136) and incorporated herein by reference thereto.

^^ Previously filed as exhibits to the Company's Registration Statement on Form S-1 (File No. 333-89166) and incorporated herein by reference thereto.

^^^ Previously filed as exhibits to the Post-Effective Amendment to Company's Registration Statement on Form S-1 (File No. 333-38136) and incorporated herein by reference thereto.

+ Previously filed as exhibits to the Company's Annual Report on Form 10-K for the year ended July 31, 2000 and incorporated herein by reference thereto.

++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000 and incorporated herein by reference thereto.

+++ Previously filed as exhibits to the Company's Annual Report on Form 10-K for the year ended July 31, 2003 and incorporated herein by reference thereto.

/ Previously filed on December 11, 2003 as exhibits to this Registration Statement.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  ALFACELL CORPORATION
                                  Dated: January 7, 2004


                                  By: /s/ KUSLIMA SHOGEN
                                      ------------------
                                  Kuslima Shogen, Chief Executive Officer,
                                  Acting Chief Financial Officer and Chairman of the Board.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on January 7, 2004.


/s/ KUSLIMA SHOGEN
----------------------------------------
Kuslima Shogen, Chief Executive Officer,
Acting Chief Financial Officer
Principal Executive Officer,
Principal Accounting Officer
and Chairman of the Board


          *
----------------------------------
Stephen K. Carter, M.D., Director


          *
----------------------------------
Donald R. Conklin, Director


          *
----------------------------------
Martin F. Stadler, Director


          *
----------------------------------
Paul M. Weiss, Ph.D. M.B.A.,
Director

* The undersigned by signing her name hereto, does hereby sign this Registration Statement or amendment thereto on behalf of the above indicated directors and officers of Alfacell Corporation pursuant to the power of attorney executed on behalf of each such director.

/s/ KUSLIMA SHOGEN
------------------
Kuslima Shogen, Chief Executive Officer,
Acting Chief Financial Officer and Chairman of
the Board.

                                  Exhibit Index

5.1           Opinion of Dorsey & Whitney LLP         5.1
23.1          Consent of J.H. Cohn LLP                23.1
23.2          Consent of KPMG LLP                     23.2
23.3          Consent of Dorsey & Whitney LLP         (Included in Exhibit 5.1)